FS Investment Corporation 8-K

Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO SENIOR
SECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) with respect to the Senior Secured Revolving Credit Agreement, dated as of April 3, 2014 (as amended by that certain Amendment No. 1 and Waiver to Senior Secured Revolving Credit Agreement, dated as of May 6, 2016, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), is made as of March 16, 2017, among FS INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and, solely for purposes of Section 2.8, IC AMERICAN ENERGY INVESTMENTS, INC., a Delaware corporation (“IC American Energy”), FSIC INVESTMENTS, INC., a Delaware corporation (“FSIC Investments”), IC Altus Investments, LLC, a Delaware limited liability company (“IC Altus Investments”), IC Arches Investments, LLC, a Delaware limited liability company (“IC Arches Investments”), RACE STREET FUNDING LLC, a Delaware limited liability company (“Race Street Funding”), and IC NORTHERN INVESTMENTS LLC, a Delaware limited liability company (“IC Northern Investments” and, together with IC American Energy, FSIC Investments, IC Altus Investments, IC Arches Investments and Race Street Funding, the “Subsidiary Guarantors”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment;

WHEREAS, the Borrower wishes to prepay in full the pro rata portion of the Loans and other obligations owing to certain lenders under the Credit Agreement identified in writing by the Administrative Agent to the Borrower (each an “Exiting Lender”) with a corresponding termination of each such Exiting Lender’s Commitment (the “Prepayment”); and

WHEREAS, concurrently with the Prepayment, each person identified as an “Increasing Lender” on the signature pages hereto (each an “Increasing Lender”) wishes to increase the aggregate amount of their commitments under the Credit Agreement, and each person identified as a “New Lender” on the signature pages hereto (each a “New Lender”) wishes to become a Lender under the Credit Agreement.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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SECTION I AMENDMENT TO CREDIT AGREEMENT

Effective as of the Effective Date (as defined below), and subject to the terms and conditions set forth below, the Credit Agreement is hereby amended as follows:

(a)   The Credit Agreement is hereby amended as described in the marked version attached hereto as Exhibit A.

(b)   The Schedules to the Credit Agreement are hereby amended by deleting Schedules 1.01(a), 1.01(b), 1.01(c), 1.01(d), 3.11(a), 3.11(b), 3.12(a), 3.12(b) and 6.08 and replacing them with Schedules 1.01(a), 1.01(b), 1.01(c), 1.01(d), 3.11(a), 3.11(b), 3.12(a), 3.12(b) and 6.08 attached hereto as Exhibit B.

SECTION II MISCELLANEOUS

2.1.     Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent have been satisfied (unless a condition shall have been waived in accordance with Section 9.02 of the Credit Agreement):

(a)   Documents. The Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(1)   Executed Counterparts. From each of the Lenders, the Administrative Agent and the Obligors, either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(2)   Guarantee and Security Agreement. The Amendment No. 1 (“Amendment No. 1 to Guarantee and Security Agreement”), dated as of the date hereof, with respect to the Guarantee, Pledge and Security Agreement, dated as of April 3, 2014 (the “Security Agreement”), among the Borrower, the Subsidiary Guarantors, the Administrative Agent, each holder (or a representative, agent or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, if any, and the Collateral Agent, duly executed and delivered by each of the parties thereto.

(3)   Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent and covering this Amendment and such other matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

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(4)   Corporate Documents. (v) Copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing this Amendment and the other Loan Documents to which it is a party, (x) resolutions of the board of directors or similar governing body of each Obligor approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(5)   Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a), (b), (c) and (d) of the Credit Agreement and Sections 2.1(i) and (j) of this Amendment.

(b)   Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under Section 6.02 of the Credit Agreement or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent. Subject to Section 5.08(c)(ii) of the Credit Agreement, all UCC financing statements, control agreements and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code and as required by Section 5.08(c)(i) of the Credit Agreement and the Guarantee and Security Agreement) shall have been properly filed or executed and delivered in each jurisdiction required.

(c)   Financial Statements. The Administrative Agent and the Lenders shall have received prior to the Effective Date the audited consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of the Borrower and its Subsidiaries as of the end of and for the fiscal year ended December 31, 2016. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall reasonably request. The Administrative Agent and each Lender as of the Effective Date acknowledge having received the financial statements referred to above.

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(d)   Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with this Amendment, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding this Amendment or any transaction being financed with the proceeds of the Loans shall be ongoing.

(e)   No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or, to the knowledge of a Financial Officer of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that relates to this Amendment or that could have a Material Adverse Effect.

(f)   Solvency Certificate. On Effective Date, the Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to the Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to this Amendment, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

(g)   Due Diligence. No information shall have become available which the Administrative Agent believes has had, or could reasonably be expected to have, a Material Adverse Effect.

(h)   Fees, Expenses and Interest. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees, expenses and interest owing related to this Amendment and the Credit Agreement owing on the Effective Date, including any up-front fee due to any Lender on the Effective Date (provided that such fees, expenses and interest may be paid, at the Administrative Agent’s discretion, out of the Loans made on the Effective Date).

(i)   Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement, immediately before and after giving effect to this Amendment, any incurrence of Indebtedness under the Credit Agreement and the use of the proceeds thereof on a pro forma basis.

(j)   Financial Covenants. The Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07 of the Credit Agreement (as amended hereby) at the time of the Effective Date.

(k)   Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

(l)   Patriot Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Administrative Agent and each such Lender.

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The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Amendment effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

2.2.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Effective Date and after giving effect to this Amendment:

(a)    This Amendment has been duly authorized, executed and delivered by the Borrower and the Subsidiary Guarantors, and constitutes a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantors enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)   The representations and warranties set forth in Article 3 of the Credit Agreement and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Effective Date, or, as to any such representations and warranties that refer to a specific date, as of such specific date.

(c)   No Default or Event of Default has occurred or is continuing under the Credit Agreement.

2.3.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

2.4.     Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent (but excluding, for the avoidance of doubt, the allocated costs of internal counsel), in each case solely to the extent the Borrower is otherwise required to do so pursuant to Section 9.03 of the Credit Agreement.

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2.5.     GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.6.     Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference mutatis mutandis as if fully set forth herein.

2.7.     Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrower or the Subsidiary Guarantors under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

2.8.         Consent and Affirmation.

(a)   Without limiting the generality of the foregoing, by its execution hereof, each of the Borrower and the Subsidiary Guarantors hereby, to the extent applicable, as of the Effective Date (i) consents to this Amendment and the transactions contemplated hereby (including the Prepayment to each Exiting Lender as described in Section 2.9, each New Lender becoming a Lender under the Credit Agreement as described in Section 2.11 and each Increasing Lender increasing its Commitment under the Credit Agreement as described in Section 2.11), (ii) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (iii) confirms its guarantee (solely in the case of Subsidiary Guarantors) and affirms its obligations under the Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Guarantee and Security Agreement), and (iv) acknowledges and affirms that such guarantee and/or grant, as applicable, is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in the Guarantee and Security Agreement).

(b)   Without limiting the generality of the foregoing, by its execution hereof, each Lender hereby consents to the Amendment No. 1 to Guarantee and Security Agreement in the form attached hereto as Exhibit C and to the non-pro-rata commitment reductions and/or payments provided for herein notwithstanding Section 2.16 of the Credit Agreement.

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2.9.     Prepayment of Exiting Lenders. On the Effective Date, (i) the Commitment of each Exiting Lender shall be terminated and (ii) the Borrower shall prepay to each Exiting Lender such Exiting Lender’s pro rata portion of the Loans, including (A) all accrued but unpaid commitment fees relating to such Loans as of such date, (B) all accrued but unpaid interest relating to such Loans as of such date (in each case, calculated at the rate set forth in the Credit Agreement without giving effect to this Amendment), and (C) all other amounts, if any, payable under Section 2.14 of the Credit Agreement (without giving effect to this Amendment) as a result of, and solely in connection with, the Prepayment. Upon the receipt of the Prepayment, each Exiting Lender shall cease to be a “Lender” under the Credit Agreement, but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03 of the Credit Agreement (without giving effect to this Amendment) with respect to facts and circumstances occurring prior to the Effective Date.

2.10.          Reallocation of Loans. On the Effective Date, immediately following or substantially contemporaneously with the Prepayment described in Section 2.9 hereof, the Borrower shall (A) prepay the Loans (if any) that are outstanding immediately prior to the Effective Date in full (other than any Loans that have already been prepaid pursuant to Section 2.9) and (B) simultaneously borrow new Loans under the Credit Agreement in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any Lender may, at the discretion of the Administrative Agent, be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the Lenders shall make and receive payments among themselves, as administered by and in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (as set forth in Schedule 1.01(c) of the Credit Agreement). Each of the Lenders agrees to waive repayment of the amounts, if any, payable under Section 2.14 of the Credit Agreement as a result of, and solely in connection with, any such prepayment. Concurrently therewith, the Lenders shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit so that such interests are held ratably in accordance with their commitments as so revised.

2.11.          Increasing Lenders and New Lenders.

(a)   On the Effective Date, substantially contemporaneously with the reallocation described in Section 2.10, each Increasing Lender and each New Lender shall make a payment to the Administrative Agent, for the account of the other Lenders, in an amount calculated by the Administrative Agent in accordance with such section, so that after giving effect to such payment and to the distribution thereof to other Lenders, the Loans are held ratably by the Lenders in accordance with Schedule 1.01(c). For the avoidance of doubt, no Lender is required to become an Increasing Lender.

(b)   As of the Effective Date, each New Lender shall become a Lender under the Credit Agreement and shall have all the rights and obligations of a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto.

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(c)   Each New Lender (a) represents and warrants that (i) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, and (ii) it has received a copy of the Credit Agreement, together with copies of the audited consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of the Borrower and its Subsidiaries as of the end of and for the fiscal year ended December 31, 2016, delivered pursuant to Section 5.01(a) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to make such Loans on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.12.          No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement, the Security Agreement or the other Loan Documents or an accord and satisfaction in regard thereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

FS INVESTMENT CORPORATION, as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: President

[Amendment No. 2 to Revolving Credit Agreement]

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IC AMERICAN ENERGY INVESTMENTS, INC., as Subsidiary Guarantor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Amendment No. 2 to Revolving Credit Agreement]

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FSIC INVESTMENTS, INC., as Subsidiary Guarantor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Amendment No. 2 to Revolving Credit Agreement]

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IC ALTUS INVESTMENTS, LLC, as Subsidiary Guarantor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: President

[Amendment No. 2 to Revolving Credit Agreement]

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IC ARCHES INVESTMENTS, LLC, as Subsidiary Guarantor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: President

[Amendment No. 2 to Revolving Credit Agreement]

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RACE STREET FUNDING LLC, as Subsidiary Guarantor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: President

[Amendment No. 2 to Revolving Credit Agreement]

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IC NORTHERN INVESTMENTS LLC, as Subsidiary Guarantor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: President

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ING CAPITAL LLC, as Administrative Agent and a Lender

By:	/s/Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By:	/s/ Pim Rothweiler
Name: Pim Rothweiler
Title: Managing Director

[Amendment No. 2 to Revolving Credit Agreement]

Exhibit A

SENIOR SECURED
REVOLVING CREDIT AGREEMENT

dated as of

April 3, 2014

and

as amended by Amendment No. 1 and Waiver to Senior Secured Revolving Credit Agreement dated as of May 6, 2016 and as amended by Amendment No. 2 to Senior Secured Revolving Credit Agreement dated as of March 16, 2017 among

FS INVESTMENT CORPORATION,

as Borrower

The LENDERS Party Hereto

and

ING CAPITAL LLC,
as Administrative Agent,

Arranger and Bookrunner

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~35~~39
SECTION 1.03.	Terms Generally	~~36~~39
SECTION 1.04.	Accounting Terms; GAAP	~~36~~40
SECTION 1.05.	Currencies Generally	~~36~~40
SECTION 1.06.	Special Provisions Relating to Euro	~~37~~41

ARTICLE II

THE CREDITS

SECTION 2.01.	The Commitments	~~38~~42
SECTION 2.02.	Loans and Borrowings	~~38~~42
SECTION 2.03.	Requests for Borrowings	~~39~~43
SECTION 2.04.	Letters of Credit	~~41~~44
SECTION 2.05.	Funding of Borrowings	~~45~~49
SECTION 2.06.	Interest Elections	~~46~~49
SECTION 2.07.	Termination, Reduction or Increase of the Commitments	~~47~~51
SECTION 2.08.	Repayment of Loans; Evidence of Debt	~~50~~54
SECTION 2.09.	Prepayment of Loans	~~52~~55
SECTION 2.10.	Fees	~~56~~60
SECTION 2.11.	Interest	~~58~~61
SECTION 2.12.	Eurocurrency Borrowing Provisions	~~58~~62
SECTION 2.13.	Increased Costs	~~60~~63
SECTION 2.14.	Break Funding Payments	~~61~~64
SECTION 2.15.	Taxes	~~62~~65
SECTION 2.16.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~66~~69
SECTION 2.17.	Defaulting Lenders	~~68~~71
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~70~~73
SECTION 2.19.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	74

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	~~71~~75
SECTION 3.02.	Authorization; Enforceability	~~72~~75
SECTION 3.03.	Governmental Approvals; No Conflicts	~~72~~75

(i)

SECTION 3.04.	Financial Condition; No Material Adverse Effect	~~72~~75
SECTION 3.05.	Litigation	~~72~~76
SECTION 3.06.	Compliance with Laws and Agreements	~~72~~76
SECTION 3.07.	Taxes	~~73~~76
SECTION 3.08.	ERISA	~~73~~76
SECTION 3.09.	Disclosure	~~73~~77
SECTION 3.10.	Investment Company Act; Margin Regulations.	~~74~~77
SECTION 3.11.	Material Agreements and Liens	~~74~~78
SECTION 3.12.	Subsidiaries and Investments	~~75~~78
SECTION 3.13.	Properties	~~75~~78
SECTION 3.14.	Solvency	~~75~~79
SECTION 3.15.	Affiliate Agreements	~~75~~79
SECTION 3.16.	Structured Subsidiaries	~~75~~79
SECTION 3.17.	Compliance with ~~OFAC 76~~Sanctions	79
SECTION 3.18.	Anti-Money Laundering Program	80
SECTION 3.19.	Foreign Corrupt Practices Act	80
SECTION 3.20.	EEA Financial Institutions	80

ARTICLE IV

CONDITIONS

SECTION 4.01.	Effective Date	~~76~~80
SECTION 4.02.	Each Credit Event	~~79~~83

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements and Other Information	~~80~~84
SECTION 5.02.	Notices of Material Events	~~83~~87
SECTION 5.03.	Existence; Conduct of Business	~~83~~88
SECTION 5.04.	Payment of Obligations	~~83~~88
SECTION 5.05.	Maintenance of Properties; Insurance	~~84~~88
SECTION 5.06.	Books and Records; Inspection and Audit Rights	~~84~~88
SECTION 5.07.	Compliance with Laws and Agreements	~~85~~89
SECTION 5.08.	Certain Obligations Respecting Subsidiaries; Further Assurances	~~85~~89
SECTION 5.09.	Use of Proceeds	~~88~~92
SECTION 5.10.	Status of RIC and BDC	~~89~~93
SECTION 5.11.	Investment Policies	~~89~~93
SECTION 5.12.	Portfolio Valuation and Diversification Etc.	~~89~~93
SECTION 5.13.	Calculation of Borrowing Base	~~95~~99

(ii)

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01.	Indebtedness	~~103~~107
SECTION 6.02.	Liens	~~105~~109
SECTION 6.03.	Fundamental Changes	~~106~~110
SECTION 6.04.	Investments	~~107~~112
SECTION 6.05.	Restricted Payments	~~108~~113
SECTION 6.06.	Certain Restrictions on Subsidiaries	~~109~~114
SECTION 6.07.	Certain Financial Covenants	~~110~~114
SECTION 6.08.	Transactions with Affiliates	~~110~~115
SECTION 6.09.	Lines of Business	~~111~~115
SECTION 6.10.	No Further Negative Pledge	~~111~~116
SECTION 6.11.	Modifications of Indebtedness and Affiliate Agreements	~~111~~116
SECTION 6.12.	Payments of Longer-Term Indebtedness	~~112~~117
SECTION 6.13.	Modification of Investment Policies	~~112~~117
SECTION 6.14.	SBIC Guarantee	~~112~~117
SECTION 6.15.	Sanctions	~~112~~117

ARTICLE VII

EVENTS OF DEFAULT

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.	Appointment of the Administrative Agent	~~117~~122
SECTION 8.02.	Capacity as Lender	~~117~~122
SECTION 8.03.	Limitation of Duties; Exculpation	~~117~~122
SECTION 8.04.	Reliance	~~118~~123
SECTION 8.05.	Sub-Agents	~~118~~123
SECTION 8.06.	Resignation; Successor Administrative Agent	~~118~~123
SECTION 8.07.	Reliance by Lenders	~~119~~124
SECTION 8.08.	Modifications to Loan Documents	~~119~~124

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.	Notices; Electronic Communications	~~120~~125
SECTION 9.02.	Waivers; Amendments	~~122~~127
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~125~~130
SECTION 9.04.	Successors and Assigns	~~127~~132
SECTION 9.05.	Survival	~~132~~136
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~132~~137
SECTION 9.07.	Severability	~~132~~137
SECTION 9.08.	Right of Setoff	~~133~~137
SECTION 9.09.	Governing Law; Jurisdiction; Etc.	~~133~~138
SECTION 9.10.	WAIVER OF JURY TRIAL	~~134~~138

(iii)

SECTION 9.11.	Judgment Currency	~~134~~139
SECTION 9.12.	Headings	~~135~~139
SECTION 9.13.	Treatment of Certain Information; Confidentiality	~~135~~139
SECTION 9.14.	USA PATRIOT Act	~~136~~140
SECTION 9.15.	Termination	~~136~~141

SCHEDULE 1.01(a) -	Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b)	- Industry Classification Groups
SCHEDULE 1.01(~~b~~c)	- Commitments
SCHEDULE 1.01(d) -	Eligibility Criteria
SCHEDULE 3.11(a) -	Material Agreements
SCHEDULE 3.11(b) -	Liens
SCHEDULE 3.12(a) -	Subsidiaries
SCHEDULE 3.12(b) -	Investments
SCHEDULE 6.08 -	Certain Affiliate Transactions

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Promissory Note
EXHIBIT D	-	Form of Borrowing Request

(iv)

SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of April 3, 2014 (this “Agreement”), among FS INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the LENDERS party hereto, and ING CAPITAL LLC, as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders (as defined herein) extend credit to the Borrower from time to time pursuant to the commitments as set forth herein and the Lenders have agreed to extend such credit upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms have the meanings specified below ~~and the terms defined in Section 5.13 have the meanings assigned thereto in such section~~:

“2019 Notes” means the Borrower’s 4.00% unsecured notes due 2019.

“2020 Notes” means the Borrower’s 4.25% unsecured notes due 2020.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Borrowing Base” means the Borrowing Base minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Borrowing Base (excluding any cash held by the Administrative Agent pursuant to Section 2.04(k)).

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing denominated in a LIBO Quoted Currency, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means ING, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned to such term in Section 5.13.

“Advisory Fees” means all base management fees and incentive fees due and owing by the Borrower or any other Obligor to the Investment Advisor and/or the Sub-Advisor, whether such fees are on account of any such Obligor or any other Subsidiary (including any Financing Subsidiary); provided that the term “Advisory Fees” shall not include any incentive fee on unrealized gains unless and until such gain is realized or otherwise required to be paid pursuant to the terms of the applicable investment advisory agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Affiliate Agreements” means (~~a) prior to the effectiveness of the Listing, that certain Investment Advisory and Administrative Services Agreement, dated as of February 12, 2008, by and between the Borrower and FB Income Advisor, LLC (as amended by First Amendment to the Investment Advisory and Administrative Services Agreement, dated as of August 5, 2008, by and between the Borrower and FB Income Advisor, LLC) and (b) after the effectiveness of the Listing, (~~i) the Administration Agreement dated as of April 16, 2014, by and between the Borrower and FB Income Advisor, LLC and (ii) the Amended and Restated Investment Advisory Agreement dated as of July 17, 2014, by and between the Borrower and FB Income Advisor, LLC~~, in each case in substantially the form disclosed to the Administrative Agent prior to the Effective Date~~.

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(v).

“Agreed Foreign Currency” means, at any time, any of Canadian Dollars, Euros and Pounds Sterling and, with the prior consent of each Multicurrency Lender, any other Foreign Currency, so long as, in respect of any such Foreign Currency, at such time (a) such Foreign Currency is dealt with in the London interbank deposit market, (b) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Multicurrency Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% ~~and~~, (c) the LIBO Rate for deposits in Dollars for a period of three (3) months plus 1% and (d) zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or such LIBO Rate, as the case may be.

“Amendment No. 2 Effective Date” means March 16, 2017.

“Applicable Commitment Fee Rate” means, (a) with respect to any day during the period commencing on the Effective Date and ending on the earlier of the date the Commitments are terminated and the ~~Revolving~~Revolver Termination Date, a rate per annum equal to (x) 1.00%, if the used portion of the aggregate Dollar Commitments or Multicurrency Commitments, as applicable, as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is less than or equal to an amount equal to thirty-five percent (35%) of the aggregate Dollar Commitments or Multicurrency Commitments, as applicable, and (y) 0.375%, if the used portion of the aggregate Dollar Commitments or Multicurrency Commitments, as applicable, as of the close of business on such day (after giving effect to Borrowings, prepayments and Commitment reductions on such day) is greater than an amount equal to thirty-five percent (35%) of the aggregate Dollar or Multicurrency Commitments, as applicable. For purposes of determining the Applicable Commitment Fee Rate, the Commitments shall be deemed to be used to the extent of the outstanding Loans in the respective Class and, in the case of Multicurrency Commitments, LC Exposure of all Lenders.

“Applicable Dollar Percentage” means, with respect to any Dollar Lender, the percentage of the total Dollar Commitments represented by such Dollar Lender’s Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentage shall be determined based upon the outstanding Dollar Loans then outstanding, giving effect to any assignments pursuant to Section 9.04(b).

“Applicable External Borrowing Base Value” shall mean with respect to any Unquoted Investment, the most recent Borrower External Unquoted Borrowing Base Value determined with respect to such Unquoted Investment; provided, however, if an IVP External Unquoted Borrowing Base Value with respect to such Unquoted Investment is more recent than such Borrower External Unquoted Borrowing Base Value, then the term “Applicable External Borrowing Base Value” shall mean the most recent IVP External Unquoted Borrowing Base Value obtained with respect to such Unquoted Investment. Notwithstanding the foregoing, with respect to any Unquoted Investment included in the Borrowing Base until the Borrower External Unquoted Borrowing Base Value is delivered for the quarter ended March 31, 2014, the Applicable External Borrowing Base Value with respect to such Unquoted Investment shall be as specified in the valuation report of Valuation Research Corporation as of December 31, 2013.

“Applicable Margin” means (a) with respect to any ABR Loan, ~~1.50~~1.25% per annum; and (b) with respect to any Eurocurrency Loan, ~~2.50~~2.25% per annum.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, the percentage of the total Multicurrency Commitments represented by such Multicurrency Lender’s Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentage shall be determined based upon the outstanding Multicurrency Loans then outstanding, giving effect to any assignments pursuant to Section 9.04(b).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04(b).

“Approved Dealer” means (a) in the case of any Eligible Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof as set forth on Schedule 1.01(a), (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities as set forth on Schedule 1.01(a), (c) in the case of any foreign Portfolio Investment, any foreign broker-dealer of internationally recognized standing as set forth on Schedule 1.01(a) or any Affiliate thereof or (d) any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule 1.01(a) or any other pricing or quotation service (a) approved by the Board of Directors (or appropriate committee thereof with the necessary delegated authority) of the Borrower, (b) designated in writing to the Administrative Agent by the Borrower (which designation shall be accompanied by a copy of a resolution of the Board of Directors (or appropriate committee thereof with the necessary delegated authority) of the Borrower that such pricing or quotation service has been approved by the Borrower), and (c) acceptable to the Administrative Agent in its reasonable determination.

“Approved Third-Party Appraiser” means any of Houlihan Lokey, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Partners Advisors LLC and Valuation Research Corporation, in each case only so long as such firm has been approved by a resolution of the Board of Directors (or appropriate committee thereof with the necessary delegated authority) of the Borrower to assist the Board of Directors (or any such committee) of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of this Agreement, or any other Independent nationally recognized third-party appraisal firm approved by the Board of Directors (or appropriate committee thereof with the necessary delegated authority) and engaged for that purpose and acceptable to the Administrative Agent in its reasonable discretion, provided that, in each case to the extent such Approved Third-Party Appraiser requests or requires a non-reliance letter, confidentiality agreement or similar agreement prior to allowing the Administrative Agent to review the written valuation report of the Approved Third-Party Appraiser referred to in the first sentence of Section 5.12(b)(ii)(B)(y), such Administrative Agent and such Approved Third-Party Appraiser shall have entered into a letter or agreement.

“Asset Coverage Ratio” means, on a consolidated basis for Borrower and its Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder). For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the ~~Securities and Exchange Commission~~SEC under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee. For the avoidance of doubt, the outstanding utilized notional amount of any total return swap ~~less all of the cash collateral supporting such total return swap~~ and the notional amount of any Credit Default Swap where an Obligor is a protection seller, in each case less the value of the margin posted by the Borrower or any of its Subsidiaries thereunder at such time shall be treated as a Senior Security for the purposes of calculating the Asset Coverage Ratio.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Obligor’s assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired; provided, however, the term “Asset Sale” as used in this Agreement shall not include the disposition of Portfolio Investments originated by the Borrower and promptly transferred to a Financing Subsidiary pursuant to the terms of Sections 6.03(f) and (g) hereof.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent as provided in Section 9.04, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.07(f).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolver Termination Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Loans” has the meaning assigned to such term in Section 5.13.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

“Basel III” means the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower External Unquoted Borrowing Base Value” has the meaning assigned to such term in Section 5.12(b)(ii).

“Borrower Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii).

“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date, (b) all Eurocurrency Loans of the same Class denominated in the same Currency that have the same Interest Period and/or (c) a Pro-Rata Borrowing, as applicable.

“Borrowing Base” has the meaning assigned to such term in Section 5.13.

“Borrowing Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B and appropriately completed.

“Borrowing Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Borrowing Base as of such date.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit D hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing denominated in U.S. Dollars, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market and (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, any Borrowing denominated in any Foreign Currency, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment of Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article VII.

“CAM Exchange Date” means the first date on which there shall occur (a) an event referred to in paragraph (h) or (i) of Article VII or (b) an acceleration of Loans pursuant to Article VII.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent amount of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.

“Canadian Dollar” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, solely with respect to any change in GAAP after the Effective Date with respect to the accounting for leases as either operating leases or capital leases, any lease that is not (or would not be) a capital lease under GAAP as in effect on Effective Date shall not be treated as a capital lease, and any lease that would be treated as a capital lease under GAAP as in effect on the Effective Date shall continue to be treated as a capital lease, hereunder and under the other Loan Documents, notwithstanding such change in GAAP after the Effective Date, and all determinations of Capital Lease Obligations shall be made consistently therewith (i.e., ignoring any such changes in GAAP after the Effective Date).

“Capital Stock” has the meaning assigned to such term in Section 5.13.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)       Short-Term U.S. Government Securities (as defined in Section 5.13);

(b)       investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c)       investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof, Canada or any province thereof, the United Kingdom or, if consented to by the Administrative Agent in its sole discretion, the jurisdiction or any constituent jurisdiction thereof of any Agreed Foreign Currency; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d)       fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; and

(e)       investments in money market funds and mutual funds which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (d) above;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“Cash Pay” has the meaning assigned to such term in Section 5.13.

“CDOR Rate” means the rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar Bankers’ acceptances at or about 10:00 a.m. (Toronto, Ontario time) on the day that is two Business Days prior to the first day of the Interest Period as reported on the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as may be designated by the Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period).

“CFC” means an entity that is a “controlled foreign corporation” of any Obligor within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Investment Advisor, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the board of directors of the Borrower nor (ii) appointed by a majority of the directors so nominated or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Investment Advisor.

“Change in Law” means (a) the adoption of any law, rule or regulation or treaty after the Effective Date, (b) any change in any law, rule or regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee On Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Dollar Loans or Multicurrency Loans; when used in reference to any Lender, refers to whether such Lender is a Dollar Lender or a Multicurrency Lender; and when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or a Multicurrency Commitment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“COF Rate” has the meaning assigned to such term in Section 2.12(a).

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Agent” means ING ~~Capital LLC~~ in its capacity as Collateral Agent under the Guarantee and Security Agreement, and includes any successor Collateral Agent thereunder.

“Commitments” means, collectively, the Dollar Commitments and the Multicurrency Commitments.

“Commitment Increase” has the meaning assigned to such term in Section 2.07(f).

“Commitment Increase Date” has the meaning assigned to such term in Section 2.07(f).

“Competitor” means any Person that is primarily engaged in the business of private direct lending as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct competition with the Borrower; provided that notwithstanding the foregoing, in no event shall any commercial bank, investment bank or insurance company be deemed a Competitor hereunder. For the avoidance of doubt, the term “Competitor” shall not include any affiliate of any Competitor unless such affiliate independently meets the criteria set forth above.

“Conduit Financing Arrangement” has the meaning assigned to such term in Section 2.15(i).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Covenant-Lite Loan” has the meaning assigned to such term in Section 5.13.

“Covered Debt Amount” means, on any date, the sum of (x) all of the Revolving Credit Exposures of all Lenders on such date plus (y) the aggregate principal amount (including any increase in the aggregate principal amount resulting from payable-in-kind interest) of Other Covered Indebtedness outstanding on such date minus (z) LC Exposure that has been cash collateralized or LC Exposure that has been backstopped in a manner reasonably satisfactory to the Administrative Agent.

“Covered Taxes” means (i) Taxes other than Excluded Taxes ~~and~~, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) Other Taxes.

“Credit Default Swap” means any credit default swap entered into as a means to (i) invest in bonds, notes, loans, debentures or securities on a leveraged basis or (ii) hedge the default risk of bonds, notes, loans, debentures or securities.

“Currency” means Dollars or any Foreign Currency.

“Currency Valuation Notice” has the meaning assigned to such term in Section 2.09(b).

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

~~“Currency” means Dollars or any Foreign Currency.~~

~~“Currency Valuation Notice” has the meaning assigned to such term in Section 2.09(b).~~

“Custodian Account” means an account subject to a Custodian Agreement.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance reasonably acceptable to the Collateral Agent.

“Debt Eligible Portfolio Investment” has the meaning assigned to such term in Section 5.13.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulted Obligation” has the meaning assigned to such term in Section 5.13.

“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent, (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loans, such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, either (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent ~~or~~, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it or (iii) become the subject of a Bail-In Action or has a parent company that has become the subject of a Bail-In Action (unless in the case of any Lender referred to in this clause (e) the Borrower, the Administrative Agent and the Issuing Bank shall be satisfied in the exercise of their respective reasonable discretion that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

~~“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.~~

“Designated Obligations” means all obligations of the Borrower with respect to (a) principal of and interest on the Loans and L/C Exposure (other than LC Exposure that has been cash collateralized or LC Exposure that has been backstopped in a manner reasonably satisfactory to the Issuing Bank and the Administrative Agent) and (b) accrued and unpaid fees under the Loan Commitments.

“DIP Loan” has the meaning assigned to such term in Section 5.13.

“Dollar Commitment” means, with respect to each Dollar Lender, the commitment of such Dollar Lender to make Loans denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Dollar Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.07 or reduced from time to time pursuant to Section 2.09 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Dollar Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 1.01(~~b~~c), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Dollar Commitments as of the Amendment No. 2 Effective Date is $~~40,000,000~~20,000,000.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or other foreign currency broker reasonably acceptable to the Administrative Agent) offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

“Dollar Lender” means the Persons listed on Schedule 1.01(~~b~~c) as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Dollar Commitment or to acquire Revolving Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Dollar Loan” means a Loan denominated in Dollars made by a Dollar Lender.

“Dollars” or “$” refers to lawful money of the United States.

“EBITDA” has the meaning assigned to such term in Section 5.13.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means April 3, 2014.

“Eligible Liens” means, any right of offset, banker’s lien, security interest or other like rights against the Portfolio Investments held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account; provided that such rights are subordinated, pursuant to the terms of the Custodian Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein.

“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor (and solely for purposes of determining the Borrowing Base, Cash and Cash Equivalents held by any Obligor) that, in each case, meets all of the criteria set forth on Schedule 1.01(d) hereto; provided, that no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Borrowing Base if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement). Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Financing Subsidiary, or held by any Financing Subsidiary, or which secure obligations of any Financing Subsidiary, shall not be treated as Eligible Portfolio Investments until distributed, sold or otherwise transferred to the Borrower free and clear of all Liens (other than Permitted Liens). Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provide that, for purposes of this Agreement, all determinations of whether an Investment is to be included as an Eligible Portfolio Investment shall be determined on a ~~settlement-date basis (meaning that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled)~~Settlement-Date Basis; provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standards set forth in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(~~d~~c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or ~~Plans or~~ to appoint a trustee to administer any Plan under Section 4041(c) or Section 4042 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of ~~any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan~~Withdrawal Liability; (g) the occurrence of any ~~nonexempt~~non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA which would result in liability to ~~an~~a Lender; (h) the failure to make any required contribution to a Multiemployer Plan or ~~failure to make by its due date any required contribution to any Plan~~to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 412 or 430 of the Code or Section 302, 303 or 4068 of ERISA; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice~~, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice,~~ concerning ~~the imposition of Withdrawal Liability on the Borrower or any of its Subsidiaries or~~ a determination that a Multiemployer Plan is~~, or is expected to be,~~ insolvent or in reorganization, as defined in Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. For clarity, a Loan or Borrowing bearing interest by reference to clause (c) of the definition of the Alternate Base Rate shall not be a Eurocurrency Loan or Eurocurrency Borrowing.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to or for the account of such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a), (c) Taxes attributable to a Lender’s failure to comply with Section 2.15(f) and (d) any Taxes imposed under FATCA.

“Exemptive Order” has the meaning set forth in Section 6.08(vii).

“External Quoted Value” has the meaning set forth in Section 5.12(b)(ii).

“External Unquoted Borrowing Base Value” means (i) with respect to Borrower Tested Assets, the Borrower External Unquoted Borrowing Base Value and (ii) with respect to IVP Tested Assets, the IVP External Unquoted Borrowing Base Value.

“FATCA” means sections 1471 through 1474 of the Code, as of the Effective Date (or any amendment or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” has the meaning assigned to such term in Section 3.19.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate is less than zero, such rate shall be zero for purposes of this Agreement.

“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“First Lien Bank Loan” has the meaning assigned to such term in Section 5.13.

“Fitch” means Fitch, Inc., and any successor thereto.

“Foreign Currency” means at any time any currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars ~~to be converted into a Foreign Currency~~, the amount of ~~such~~any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Eligible Portfolio Investments” means any Eligible Portfolio Investment with respect to which the requirements of paragraph 10 of Schedule 1.01(d) hereto are met by reference to any Permitted Foreign Jurisdiction.

“Foreign Lender” means any Lender or Issuing Bank or any other recipient of payments hereunder from the Borrower that, in each case, is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof) or (c) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee and Security Agreement” means the Guarantee, Pledge and Security Agreement, dated as of the Effective Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, each holder (or a representative, agent or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent, as the same shall be amended, restated, modified and supplemented from time to time.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; provided that in no event shall any Credit Default Swap where an Obligor is a protection seller be treated as a Hedging Agreement hereunder.

“Hedging Agreement Obligations” has the meaning specified in the Guarantee and Security Agreement as in effect on the Amendment No. 2 Effective Date.

“High Yield Securities” has the meaning assigned to such term in Section 5.13.

“Immaterial Subsidiaries” means those Subsidiaries of the Borrower that are “designated” as “Immaterial Subsidiaries” by the Borrower from time to time (it being understood that the Borrower may at any time change any such designation); provided that such designated Immaterial Subsidiaries shall collectively meet all of the following criteria at all times: (a) such Subsidiaries and their Subsidiaries do not hold any Eligible Portfolio Investment; (b) the aggregate assets of all such Subsidiaries and their Subsidiaries (on a consolidated basis) do not exceed an amount equal to 3% of the consolidated assets of the Borrower and its Subsidiaries; and (c) the aggregate revenues of all such Subsidiaries and their Subsidiaries (on a consolidated basis) for the most recent period of four consecutive fiscal quarters of such Subsidiaries and their Subsidiaries for which financial statements required to be delivered pursuant to Section 5.01 do not exceed an amount equal to 3% of the consolidated revenues of the Borrower and its Subsidiaries on a pro forma basis for such period; provided, further that if the aggregate assets or revenues of all Subsidiaries designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated) shall as at any such time exceed the limits set forth in clauses (a), (b) and (c) above, then all such Subsidiaries shall be deemed not to be Immaterial Subsidiaries unless and until the Borrower shall redesignate one or more as not Immaterial Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the aggregate assets and revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits.

“Increasing Lender” has the meaning assigned to such term in Section 2.07(f).

“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits, loans or advances of any kind that are required to be accounted for under GAAP as a liability on the financial statements of an Obligor (other than deposits received in connection with a Portfolio Investment in the ordinary course of the Obligor’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty ~~and~~, (i) the net amount such ~~person~~Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at that time ~~and~~, (j) all obligations of such Person under any Credit Default Swap where an Obligor is a protection seller (it being understood that, for purposes of this definition, the amount of any such Indebtedness under a Credit Default Swap shall be the excess of the notional amount of such Credit Default Swap over the value of the margin posted by the Borrower or any of its Subsidiaries thereunder) and (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw or unfunded portion of any existing Portfolio Investment.

“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment adviser or any Affiliate thereof) other than ownership of publicly traded stock of the Borrower or any such Subsidiary or Affiliate with a market value not to exceed $1,000,000 and (b) is not an officer, employee, promoter, underwriter, trustee, partner, director or a Person performing similar functions of the Borrower or of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof).

“Independent Valuation Provider” means any of Duff & Phelps LLC, Murray, Devine and Company, Lincoln Partners Advisors LLC, Houlihan Lokey and Valuation Research Corporation, or any other Independent nationally recognized third-party appraisal firm selected by the Administrative Agent, and reasonably acceptable to the Borrower.

“Industry Classification Group” means any of the ~~industry group~~classification groups set forth in Schedule 1.01(b) hereto, together with any such classification groups that ~~are currently in effect by Moody’s or~~ may be subsequently established by Moody’s ~~and provided by the Borrower to the Lenders~~.

“ING” means ING Capital LLC.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter or, with respect to such portion of any Loan or Borrowing that is scheduled to be repaid on the Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Maturity Date, as specified in the applicable Borrowing Request or Interest Election Request; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period (other than an Interest Period that ends on the Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Internal Value” has the meaning set forth in Section 5.12(b)(ii)(E)(z)(2).

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements and Credit Default Swaps.

“Investment Advisor” means FB Income Advisor, LLC, a Delaware limited liability company, or an Affiliate thereof.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means the ~~written statement of the~~ Borrower’s investment objectives, policies, restrictions and limitations ~~delivered on the Effective Date pursuant to Section 4.01(g)~~as described in its Form 10-K report filed with the SEC on March 1, 2017, as may be amended or modified from time to time ~~by a Permitted Policy Amendment~~in accordance with the terms hereof.

“Issuing Bank” means ING Capital LLC, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).

“IVP External Unquoted Borrowing Base Value” has the meaning assigned to such term in Section 5.12(b)(ii).

“IVP Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

“IVP Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii).

“IVP Testing Date” has the meaning assigned to such term in Section 5.12(b)(ii).

“Last Out Loan” has the meaning assigned to such term in Section 5.13.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (including any Letter of Credit for which a draft has been presented but not yet honored by the Issuing Bank) plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Multicurrency Percentage of the total LC Exposure at such time.

“Lenders” means, collectively, the Dollar Lenders and the Multicurrency Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Collateral Account” has the meaning assigned to such term in Section 2.04(k).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“LIBO Quoted Currency” means each of the following currencies: Dollars; Euro; and English Pounds Sterling; in each case so long as there is a published LIBO rate with respect thereto.

“LIBO Rate” means, for any Interest Period:

(a)        for any Eurocurrency Borrowing denominated in a LIBO Quoted Currency, the Intercontinental Exchange Benchmark Administration Ltd. LIBOR Rate (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making such rates available) per annum for deposits in such Currency for a period equal to the Interest Period appearing on the display designated as Reuters Screen LIBOR01 Page (or such other page on that service or such other service designated by the Intercontinental Exchange Benchmark Administration Ltd. LIBOR Rate (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making such rates available) for the display of such ~~Association’s~~Administration’s Interest Settlement Rates for deposits in such Currency) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Period (or if such Reuters Screen LIBOR01 Page is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time); provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBO Rate for purposes of this definition shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in such Currency are offered to the Administrative Agent two (2) business days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Eurocurrency Borrowing; provided, further, that if the LIBO Rate is less than zero, such rate shall be zero for purposes of this Agreement;

(b)       in the case of any Eurocurrency Borrowings denominated in Canadian Dollars, the CDOR Rate per annum; and

(c)       for all Non-LIBO Quoted Currencies (other than Canadian Dollars), the calculation of the applicable reference rate shall be determined in accordance with market practice.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value so long as in the case of any Portfolio Investment, the Value used in determining the Borrowing Base is not greater than the purchase or call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien” and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

~~“Listing” has the meaning assigned to such term in the definition of Tender Offer.~~

“Loan Documents” means, collectively, this Agreement, any promissory notes delivered pursuant to Section 2.08(f) and the Security Documents.

“Loans” means the revolving loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Long-Term U.S. Government Securities” has the meaning assigned to such term in Section 5.13.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries (other than the Financing Subsidiaries), taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (a) Indebtedness (other than the Loans, Letters of Credit, Hedging Agreements, Credit Default Swaps where an Obligor is a protection seller and total return swaps), of any one or more of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding $25,000,000, (b) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $25,000,000 and (c) obligations in respect of any total return swap under which the outstanding utilized notional amount less ~~all of the cash collateral supporting such total return swap~~the value of the margin posted by the Borrower or any of its Subsidiaries thereunder at such time would exceed $25,000,000.

“Maturity Date” means the date that is the one (1) year anniversary of the Revolver Termination Date.

“Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

~~“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.~~

“Multicurrency Commitments” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to make Loans, and to acquire participations in Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.07 or reduced from time to time pursuant to Section 2.09 or as otherwise provided in this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of each Lender’s Multicurrency Commitment as of the Amendment No. 2 Effective Date is set forth on Schedule 1.01(~~b~~c), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Multicurrency Commitments as of the Amendment No. 2 Effective Date is $~~260,000,000~~307,500,000.

“Multicurrency Lender” means the Persons listed on Schedule 1.01(~~b~~c) as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to assume a Multicurrency Commitment or to acquire Revolving Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Loan” means a Loan denominated in Dollars or in an Agreed Foreign Currency ~~under~~made pursuant to the Multicurrency Commitments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to, or is required to be contributed to, by the Borrower.

“National Currency” means the currency, other than the Euro, of a Participating Member State.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to (a) the sum of Cash payments and Cash Equivalents received by the Obligors from such Asset Sale (including any Cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), minus (b) any costs, fees, commissions, premiums and expenses incurred by any Obligor directly incidental to such Asset Sale, including reasonable legal fees and expenses, minus (c) all taxes paid or reasonably estimated to be payable as a result of such Asset Sale (after taking into account any available tax credits or deductions) and (d) reserves for indemnification, purchase price adjustments or analogous arrangements reasonably estimated by the Borrower or the relevant Subsidiary in connection with such Asset Sale; provided that, (i) such reserved amount shall not be included in the Borrowing Base and (ii) if the amount of any estimated reserves pursuant to this clause (d) exceeds the amount actually required to be paid in cash in respect of indemnification, purchase price adjustments or analogous arrangements for such Asset Sale, the aggregate amount of such excess shall constitute Net Asset Sale Proceeds (as of the date the Borrower determines such excess exists).

“Net Extraordinary Receipts” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by or paid to any Obligor on account of any foreign, United States, state or local tax refunds (other than for the avoidance of doubt, amounts received by the Borrower pursuant to Section 2.15(h)), pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments received not in the ordinary course of business, purchase price adjustments received not in the ordinary course of business in connection with any purchase agreement and proceeds of insurance, minus (b) any costs, fees, commissions, premiums and expenses incurred by any Obligor directly incidental to such Cash receipts, including reasonable legal fees and expenses, minus (c) all taxes paid or reasonably estimated to be payable as a result of such Cash receipts (after taking into account any available tax credits or deductions); provided, however, that Net Extraordinary Receipts shall not include (i) proceeds of any issuance of Equity Interests or issuances of Indebtedness by any Obligor, (ii) amounts that any Obligor receives from the Administrative Agent or any Lender in connection with the Loan Documents, (iii) Cash receipts to the extent received from proceeds of any casualty insurance or condemnation awards (or payments in lieu thereof) to the extent that such proceeds are used within 90 days to repair or replace the assets giving rise to such proceeds, (iv) proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings, or (v) indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such payments are received by any Person in respect of any unaffiliated third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto.

“Net Return of Capital” means an amount equal to (a) any Cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of the outstanding principal of any Portfolio Investment (whether at stated maturity, by acceleration or otherwise), plus (b) without duplication of amounts received under clause (a), any Cash proceeds (including Cash proceeds of any non-Cash consideration) received by any Obligor at any time from the sale of any property or assets pledged as collateral in respect of any Portfolio Investment to the extent such Cash proceeds are less than or equal to the outstanding principal balance of such Portfolio Investment, plus (c) any cash amount (and Cash proceeds of any non-Cash amount) received by any Obligor at any time in respect of any Portfolio Investment that is an Equity Interest (x) upon the liquidation or dissolution of the Portfolio Company of such Portfolio Investment, (y) as a distribution of capital made on or in respect of such Portfolio Investment (other than, in the case of a Portfolio Investment that is Capital Stock, any distribution on account of actual taxes paid or reasonably estimated to be payable), or (z) pursuant to the recapitalization or reclassification of the capital of the Portfolio Company of such Portfolio Investment or pursuant to the reorganization of such Portfolio Company plus (d) any similar return of capital received by any Obligor in Cash (and Cash proceeds of any non-Cash amount) in respect of any Portfolio Investment, minus (e) (i) any costs, fees, commissions, premiums and expenses incurred by any Obligor directly incidental to such Cash receipts, including reasonable legal fees and expenses and (ii) any amounts necessary to meet tax obligations from associated gain.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Core Investments” has the meaning assigned to such term in Section 5.13.

“Non-LIBO Quoted Currency” means any currency other than a LIBO Quoted Currency.

“~~Obligors” means, collectively, the Borrower and the Subsidiary Guarantors~~Noteless Assigned Loan” has the meaning assigned to such term in Section 5.13.

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Obligors’ Net Worth” means, at any date, the Stockholders’ Equity at such date, minus the net asset value held by any Obligor in any non-Obligor Subsidiary.

“OFAC” has the meaning assigned to such term in Section 3.17.

“Other Connection Taxes” means, with respect to any recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Covered Indebtedness” means, collectively, (i) Secured Longer-Term Indebtedness, (ii) Unsecured Shorter-Term Indebtedness and (iii) the net amount that any Obligor would be obligated to pay under any Hedging Agreement as a result of the termination of such Hedging Agreement as of any date of determination.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b) of the Agreement).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Participating Member State” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“Patriot Act” means USA Patriot Act Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the U.S. Pension Benefit Guaranty Corporation as referred to and defined in ERISA ~~and any successor entity performing similar functions~~.

“Performing” has the meaning assigned to such term in Section 5.13.

“Performing Capital Stock” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay Covenant-Lite Loans” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay First Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay High Yield Securities” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay Last Out Loans” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Performing Cash Pay Second Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing Covenant-Lite Loans” has the meaning assigned to such term in Section 5.13.

“Performing DIP Loans” has the meaning assigned to such term in Section 5.13.

“Performing First Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing High Yield Securities” has the meaning assigned to such term in Section 5.13.

“Performing Last Out Loans” has the meaning assigned to such term in Section 5.13.

“Performing Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Performing Non-Cash Pay Bank Loans” has the meaning assigned to such term in Section 5.13.

“Performing Non-Cash Pay Covenant-Lite Loans” has the meaning assigned to such term in Section 5.13.

“Performing Non-Cash Pay High Yield Securities” has the meaning assigned to such term in Section 5.13.

“Performing Non-Cash Pay Mezzanine Investments” has the meaning assigned to such term in Section 5.13.

“Performing Non-Cash Pay Investments” has the meaning assigned to such term in Section 5.13.

“Performing Second Lien Bank Loans” has the meaning assigned to such term in Section 5.13.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock at any time prior to the first anniversary of the later of the Maturity Date (as in effect from time to time) and the Termination Date.

“Permitted Foreign Jurisdiction” means Australia, Canada, the Cayman Islands, France, Germany, Ireland, Italy, Luxembourg, New Zealand, Sweden, Switzerland, the Netherlands and the ~~UK~~United Kingdom.

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges (i) not yet due or (ii) that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (j) purchase money Liens on specific equipment and fixtures provided that (i) such Liens only attach to such equipment and fixtures, (ii) the Indebtedness secured thereby is incurred in the ordinary course of business and does not exceed $2,000,000 in the aggregate at any time outstanding and (iii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such equipment and fixtures at the time of the acquisition thereof; (k) deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business; (l) Eligible Liens; ~~and~~ (m) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code covering assets sold or contributed to any Person in a transaction not prohibited hereunder; and (n) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement (to the extent that the acquisition or disposition with respect thereto is otherwise permitted hereunder).

“Permitted Policy Amendment” is an amendment, modification, termination or restatement of the Investment Policies, that is either (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law or Governmental Authority, or (c) could not reasonably be expected to have a material adverse effect on the Lenders.

“Permitted Prior Working Capital Lien” has the meaning assigned to such term in Section 5.13.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of SBA Indebtedness of an SBIC Subsidiary on SBA’s then applicable form; provided that the recourse to the Obligors thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (r) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

~~“Portfolio Company Data” means historic and pro-forma quarterly financial information and market data associated with a Portfolio Company which has been delivered by such Portfolio Company to the Borrower (without independent substantive verification by the Borrower) (provided that such financial information shall be updated by the Borrower within 30 days of receipt by the Borrower of such financial information from such Portfolio Company), which may include pro-forma financial information in connection with, among other things, (a) an Investment that was originated by the Borrower within the preceding twelve month period, (b) a Portfolio Company that has, within the preceding twelve month period, been the acquirer of substantially all of the business assets or stock of another Person, (c) a Portfolio Company that has, within the preceding twelve month period, been the target of an acquisition of substantially all of its business assets or stock, and/or (d) a Portfolio Company that does not have an entire fiscal year under its current capital structure.~~

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio.

“Pounds Sterling” means the lawful currency of England.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Pro-Rata Borrowing” has the meaning set forth in Section 2.03(a).

“Pro-Rata Dollar Portion” means, in connection with any Pro-Rata Borrowing, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Dollar Commitments of all Dollar Lenders at such time divided by (iii) the aggregate Commitments of all Lenders at such time.

“Pro-Rata Multicurrency Portion” means, in connection with any Pro-Rata Borrowing in Dollars, an amount equal to (i) the aggregate amount of such Pro-Rata Borrowing multiplied by (ii) the aggregate Multicurrency Commitments of all Multicurrency Lenders at such time divided by (iii) the aggregate Commitments of all Lenders at such time.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on June 30, 2014.

“Quoted Investments” has the meaning set forth in Section 5.12(b)(ii).

“Register” has the meaning set forth in Section 9.04.

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, subject to Section 2.17(b), Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time. The “Required Lenders” of a Class (which shall include the term “Required Multicurrency Lenders”) means Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Class.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower (other than any equity awards granted to employees, officers, directors and consultants of the Borrower and its Affiliates); provided, for clarity, neither the conversion of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock (other than interest or expenses, which may be payable in cash) shall be a Restricted Payment hereunder.

“Restructured Investment” has the meaning assigned to such term in Section 5.13.

“Revolver Termination Date” means the date that is the three (3) year anniversary of the Amendment No. 2 Effective Date, unless extended with the consent of each Lender in its sole and absolute discretion.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Dollar Credit Exposure and Revolving Multicurrency Credit Exposure at such time.

“Revolving Dollar Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time made or incurred under the Dollar Commitments.

“Revolving Multicurrency Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time made or incurred under the Multicurrency Commitments, and its LC Exposure.

“Revolving Percentage” means, as of any date of determination, the result, expressed as a percentage, of the aggregate Revolving Credit Exposure on such date divided by the aggregate outstanding Covered Debt Amount on such date.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

~~“Sanction” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.~~

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, the subject or target of any Sanctions.

“Sanctions” has the meaning assigned to such term in Section 3.17.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means any Subsidiary of the Borrower (or such Subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, or (ii) any wholly-owned, directly or indirectly, Subsidiary of an entity referred to in clause (x)(i) of this definition, and (y) designated by the Borrower (as provided below) as an SBIC Subsidiary, so long as:

(a)       other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Borrower make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of SBA Indebtedness (provided that such contribution is permitted by Sections 6.03(f) and (g) and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) to the satisfaction thereof;

(b)       other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary;

(c)       neither the Borrower nor any of its Subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(d)       such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors.

Any designation by the Borrower under clause (y) above shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

“Second Lien Bank Loan” has the meaning assigned to such term in Section 5.13.

“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness for borrowed money (other than Indebtedness hereunder) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that:

(a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses (which may be payable in cash)) shall not constitute “amortization”, “redemption”, “repurchase” or “repayment” for the purposes of this definition) and (ii) any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, in this clause (ii), the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12));

(b) is incurred pursuant to documentation containing (i) financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally) that are no more restrictive upon the Borrower and its Subsidiaries than those set forth in this Agreement (provided that, upon the Borrower’s written request in connection with the incurrence of any Secured Longer-Term Indebtedness that otherwise would not meet the requirements of this clause (b)(i), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants, covenants governing the borrowing base, if any, portfolio valuations and events of default, as applicable, in this Agreement shall be as restrictive as such covenants in the Secured Longer-Term Indebtedness) and (ii) other terms (other than interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, prior to the Termination Date, than those set forth in this Agreement (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition); and

(c) ranks pari passu with the obligations under this Agreement and is not secured by any assets of any Person other than any assets of any Obligor pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders, have agreed to either (x) be bound by the provisions of the Security Documents by executing the joinder attached as Exhibit E to the Guarantee and Security Agreement or (y) be bound by the provisions of the Security Documents in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent. For the avoidance of doubt, Secured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Secured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

“Securities” has the meaning assigned to such term in Section 5.13.

“Securities Act” has the meaning assigned to such term in Section 5.13.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Custodian Agreement and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder).

“Settlement-Date Basis” means that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled.

“Short-Term U.S. Government Securities” has the meaning assigned to such term in Section 5.13.

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (a) (i) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Effective Date, and (iii) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer or issuer’s affiliates of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“SPV Equity Value” means, as of any date of determination, the sum of the net asset value of each Financing Subsidiary; provided that if the net asset value of any Financing Subsidiary is negative, it shall be excluded from such calculation.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse).

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity for the Borrower and its Subsidiaries at such date.

“Structured Finance Obligations” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgaged-backed securities. For the avoidance of doubt, if an obligation satisfies the definition of “Structured Finance Obligation”, such obligation shall (a) not qualify as any other category of Portfolio Investment and (b) not be included in the Borrowing Base.

“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower which is formed in connection with third-party financings (including prior to the Effective Date) and which engages in no material activities other than in connection with the purchase and financing of assets from the Obligors or any other Person, and which is designated by the Borrower (as provided below) as a Structured Subsidiary, so long as:

(a)       no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold or otherwise transferred to such Subsidiary in accordance with the terms Sections 6.03(f) and (g)), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(b)       no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing loan assets; and

(c)       no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Except as provided in the next sentence, any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions. Each of ~~Arch Street Funding LLC, Broad Street Funding LLC,~~ Locust Street Funding LLC~~, Race~~ and Hamilton Street Funding ~~LLC and Walnut Street Funding~~ LLC is, and shall be deemed, a Structured Subsidiary as of the Amendment No. 2 Effective Date; provided that any such Subsidiary (and any other Subsidiary designated by the Borrower from time to time as a “Structured Subsidiary” pursuant hereto) shall not be deemed a Structured Subsidiary if it does not comply with the foregoing conditions. Each Subsidiary of a Structured Subsidiary shall be deemed to be a Structured Subsidiary and shall comply with the foregoing requirements of this definition.

“Sub-Advisor” means GSO/Blackstone Debt Funds Management LLC (f/k/a GSO Debt Funds Management, LLC), a Delaware limited liability company, or an Affiliate thereof.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), no CFC, Transparent Subsidiary or Financing Subsidiary shall be required to be a Subsidiary Guarantor as long as it remains a CFC, Transparent Subsidiary or Financing Subsidiary, as applicable, each as defined and described herein.

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

~~“Tender Offer” means the all-cash tender offer by the Borrower for its shares of common stock that is proposed to be commenced in connection with the initial listing (the “Listing”) of the Borrower’s shares of common stock on the New York Stock Exchange LLC (or other national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended), which shall be for an amount not to exceed $250,000,000.~~

“Termination Date” means the date on which the Commitments have expired or been terminated and the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder by the Borrower or any other Obligor shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted obligations) and all Letters of Credit shall have (v) expired, (w) terminated, (x) been cash collateralized or (y) otherwise backstopped in a manner reasonably acceptable to the Issuing Bank and the Administrative Agent and all LC Disbursements then outstanding have been reimbursed.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transferable” has the meaning set forth on Schedule 1.01(d).

“Transparent Subsidiary” means an entity classified as a partnership or as a disregarded entity for U.S. federal income taxes directly or indirectly owned by an Obligor that has no material assets other than Equity Interests (held directly or indirectly through other Transparent Subsidiaries) in one or more CFCs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

“Unquoted Investments” has the meaning set forth in Section 5.12(b)(ii).

“USA PATRIOT Act” has the meaning assigned to such term in Section 3.18.

“Unsecured Longer-Term Indebtedness” means any Indebtedness of the Borrower for borrowed money that:

(a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests, except in the case of interest or expenses (which may be payable in cash)) shall not constitute “amortization”, “redemption”, “repurchase” or “repayment” for the purposes of this definition and (ii) any mandatory amortization, redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, in this clause (ii), the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12));

(b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by Borrower (other than financial covenants and events of default (other than events of default in customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be no more restrictive upon the Borrower and its Subsidiaries, prior to the Termination Date, than those set forth in this Agreement; provided that, upon the Borrower’s written request in connection with the incurrence of any Unsecured Longer-Term Indebtedness that otherwise would not meet the requirements set forth in this parenthetical of this clause (b), this Agreement will be deemed automatically amended (and, upon the request of the Administrative Agent or the Required Lenders, the Borrower shall promptly enter into a written amendment evidencing such amendment), mutatis mutandis, solely to the extent necessary such that the financial covenants and events of default, as applicable, in this Agreement shall be as restrictive as such provisions in the Unsecured Longer-Term Indebtedness) (it being understood that put rights or repurchase or redemption obligations (x) in the case of convertible securities, in connection with the suspension or delisting of the Capital Stock of the Borrower or the failure of the Borrower to satisfy a continued listing rule with respect to its Capital Stock or (y) arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition); and

(c) is not secured by any assets of any Person. For the avoidance of doubt, Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

Notwithstanding the foregoing, the 2019 Notes and the 2020 Notes shall continue to be deemed Unsecured Longer-Term Indebtedness in all respects despite the fact that the Maturity Date of such notes is prior to the Maturity Date so long as the 2019 Notes and the 2020 Notes continue to comply with all other requirements of this definition; provided that (x) from and after the date that is 9 months prior to the scheduled maturity of the 2019 Notes, the 2019 Notes shall be reclassified as Unsecured Shorter-Term Indebtedness and (y) from and after the date that is 9 months prior to the scheduled maturity of the 2020 Notes, the 2020 Notes shall be reclassified as Unsecured Shorter-Term Indebtedness.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any of its Subsidiaries for borrowed money that is not secured by any assets of any Person and that does not constitute Unsecured Longer-Term Indebtedness (including (x) the 2019 Notes from and after the date that is 9 months prior to the scheduled maturity of such 2019 Notes and (y) the 2020 Notes from and after the date that is 9 months prior to the scheduled maturity of such 2020 Notes) and (b) any Indebtedness of the Borrower or any of its Subsidiaries that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a). For the avoidance of doubt, Unsecured Shorter-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Shorter-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of clause (a).

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“Value” has the meaning assigned to such term in Section 5.13.

“Withholding Agent” means any Obligor and the Administrative Agent.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as defined in Part I of Subtitle E of Title IV of ERISA.

“wholly owned Subsidiary” of any person shall mean a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person and/or one or more wholly owned Subsidiaries of such person. Unless the context otherwise requires, “wholly owned Subsidiary Guarantor” shall mean a wholly owned Subsidiary that is a Subsidiary Guarantor.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Loan” or a “Multicurrency Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Multicurrency Eurocurrency Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Borrowing” or a “Multicurrency Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Multicurrency Eurocurrency Borrowing”). Loans and Borrowings may also be identified by Currency.

SECTION 1.03.      Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of the Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standard Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standard Codification 825.

SECTION 1.05.      Currencies Generally. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.09(b) and the last sentence of Section 2.16(a), for purposes of determining (i) whether the amount of any Borrowing under the Multicurrency Commitments, together with all other Borrowings under the Multicurrency Commitments then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Multicurrency Commitments, (ii) the aggregate unutilized amount of the Multicurrency Commitments, (iii) the Revolving Credit Exposure, (iv) the Covered Debt Amount and (v) the Borrowing Base or the Value or the fair market value of any Portfolio Investment, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency or the Value or the fair market value of any Portfolio Investment that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing or Portfolio Investment, as the case may be, determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term “Interest Period”) or the date of valuation of such Portfolio Investment, as the case may be; provided that in connection with the delivery of any Borrowing Base Certificate pursuant to Section 5.01(d) or (e), such amounts shall be determined as of the date of the delivery of such Borrowing Base Certificate. Where any amount is denominated in Dollars under this Agreement but requires for its determination an amount which is denominated in a Foreign Currency, such amounts shall be converted to the Foreign Currency Equivalent on the date of determination. Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded to the nearest 1,000 units of such Foreign Currency). Without limiting the generality of the foregoing, for purposes of determining compliance with any basket in Sections 2.09(d), 5.02(e), 5.08(c)(ii), 6.01(e), 6.03(h) or 6.04(i) of this Agreement, in no event shall the Borrower or any Obligor be deemed to not be in compliance with any such basket solely as a result of a change in exchange rates.

SECTION 1.06.      Special Provisions Relating to Euro. Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in Euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in Euros or such National Currency, such party shall be entitled to pay or repay such amount either in Euros or in such National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.

Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time, in consultation with the Borrower, reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the Effective Date; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

ARTICLE II

THE CREDITS

SECTION 2.01.      The Commitments.

(a)       Subject to the terms and conditions set forth herein, each Dollar Lender agrees to make Dollar Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Dollar Credit Exposure exceeding such Lender’s Dollar Commitment, (b) the aggregate Revolving Dollar Credit Exposure of all of the Lenders exceeding the aggregate Dollar Commitments, or (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect; and

(b)       Subject to the terms and conditions set forth herein, each Multicurrency Lender agrees to make Multicurrency Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Multicurrency Credit Exposure exceeding such Lender’s Multicurrency Commitment, (b) the aggregate Revolving Multicurrency Credit Exposure of all the Lenders exceeding the aggregate Multicurrency Commitments or (c) the total Covered Debt Amount exceeding the Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02.      Loans and Borrowings.

(a)       Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Currency and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)       Type of Loans. Subject to Section 2.12, each Borrowing of a Class shall be constituted entirely of ABR Loans or of Eurocurrency Loans of such Class denominated in a single Currency as the Borrower may request in accordance herewith. Each Pro-Rata Borrowing denominated in Dollars shall be constituted entirely of ABR Loans or of Eurocurrency Loans. Each Borrowing denominated in an Agreed Foreign Currency shall be constituted entirely of Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.13 shall apply).

(c)       Minimum Amounts. Each Borrowing (whether Eurocurrency or ABR) shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, with respect to any Agreed Foreign Currency, such smaller minimum amount as may be agreed to by the Administrative Agent; provided that a Borrowing of a Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement of such Class as contemplated by Section 2.04(f). Borrowings of more than one Class, Currency and Type may be outstanding at the same time.

(d)       Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue) any Borrowing if the Interest Period requested therefor would end after the Maturity Date.

SECTION 2.03.      Requests for Borrowings.

(a)       Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by telephone (followed promptly by delivery of a signed Borrowing Request) (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Eurocurrency Borrowing denominated in an Agreed Foreign Currency, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, or (iii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such request for a Borrowing shall be irrevocable. Notwithstanding the other provisions of this Agreement, in the case of any Borrowing denominated in Dollars, the Borrower may request that such Borrowing be split into a Dollar Loan in an aggregate principal amount equal to the Pro-Rata Dollar Portion and a Multicurrency Loan in an aggregate amount equal to the Pro-Rata Multicurrency Portion (any such Borrowing, a “Pro-Rata Borrowing”). Except as set forth in this Agreement, a Pro-Rata Borrowing shall be treated as being comprised of two separate Borrowings, a Dollar Borrowing under the Dollar Commitments and a Multicurrency Borrowing under the Multicurrency Commitments.

(b)       Content of Borrowing Requests. Each request for a Borrowing (whether a written Borrowing Request or a telephonic request) shall specify the following information in compliance with Section 2.02:

(i)       whether such Borrowing is to be made under the Dollar Commitments, the Multicurrency Commitments or is a Pro-Rata Borrowing;

(ii)      if such Borrowing is a Pro-Rata Borrowing, the Pro-Rata Dollar Portion and the Pro-Rata Multicurrency Portion;

(iii)     the aggregate amount and Currency of the requested Borrowing;

(iv)     the date of such Borrowing, which shall be a Business Day;

(v)      in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(vi)     in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vii)    the location and number of the Borrower’s account (or such other account(s) as the Borrower may designate in a written Borrowing Request accompanied by information reasonably satisfactory to the Administrative Agent as to the identity and purpose of such other account(s)) to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

(c)       Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d)       Failure to Elect. If no election as to the Class of a Borrowing is specified, then the requested Borrowing shall be denominated in Dollars and shall be a Pro-Rata Borrowing. If no election as to the Currency of a Borrowing is specified then the requested Borrowing shall be denominated in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one (1) month and, if an Agreed Foreign Currency has been specified, the requested Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency and having an Interest Period of one (1) month. If a Eurocurrency Borrowing is requested but no Interest Period is specified, (i) if the Currency specified for such Borrowing is Dollars (or if no Currency has been so specified), the requested Borrowing shall be a Eurocurrency Borrowing denominated in Dollars having an Interest Period of one month’s duration, and (ii) if the Currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

SECTION 2.04.      Letters of Credit.

(a)       General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Bank to issue, at any time and from time to time during the Availability Period and under the Multicurrency Commitments, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account or for the account of its designee (provided the Obligors shall remain primarily liable to the Lenders hereunder for payment and reimbursement of all amounts payable in respect of such Letter of Credit hereunder) for the purposes set forth in Section 5.09 in such form as is acceptable to the Issuing Bank in its reasonable determination and for the benefit of such named beneficiary or beneficiaries as are specified by the Borrower. Letters of Credit issued hereunder shall constitute utilization of the Multicurrency Commitments up to the aggregate amount then available to be drawn thereunder.

(b)       Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and Currency of such Letter of Credit, stating that such Letter of Credit is to be issued under the Multicurrency Commitments, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent will promptly notify the Multicurrency Lenders following the issuance of any Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)       Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Bank (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $25,000,000, (ii) the total Revolving Multicurrency Credit Exposures shall not exceed the aggregate Multicurrency Commitments and (iii) the total Covered Debt Amount shall not exceed the Borrowing Base then in effect.

(d)       Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods; provided, further, that (x) in no event shall any Letter of Credit have an expiration date that is later than the Revolver Termination Date unless the Borrower (1) deposits, on or prior to the Revolver Termination Date, into the Letter of Credit Collateral Account Cash, in an amount equal to 102% of the undrawn face amount of all Letters of Credit that remain outstanding as of the close of business on the Revolver Termination Date and (2) pays in full, on or prior to the Revolver Termination Date, all commissions required to be paid with respect to any such Letter of Credit through the then-current expiration date of such Letter of Credit and (y) no Letter of Credit shall have an expiry date after the Maturity Date.

(e)       Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank, and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Multicurrency Lender, and each Multicurrency Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Multicurrency Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Multicurrency Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, provided that no Multicurrency Lender shall be required to purchase a participation in a Letter of Credit pursuant to this Section 2.04(e) if (x) the conditions set forth in Section 4.02 would not be satisfied in respect of a Borrowing at the time such Letter of Credit was issued and (y) the Required Multicurrency Lenders shall have so notified the Issuing Bank in writing and shall not have subsequently determined that the circumstances giving rise to such conditions not being satisfied no longer exist.

In consideration and in furtherance of the foregoing, each Multicurrency Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Bank, such Lender’s Applicable Multicurrency Percentage of each LC Disbursement made by the Issuing Bank in respect of Letters of Credit promptly upon the request of the Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Multicurrency Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Multicurrency Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Multicurrency Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)       Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing of either Class (or a Pro-Rata Borrowing) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Multicurrency Percentage thereof.

(g)       Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

(i)       the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)      the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)     this sentence shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)       Disbursement Procedures. The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(i)       Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement within two Business Days following the date when due pursuant to paragraph (f) of this Section, then the provisions of Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for account of such Lender to the extent of such payment.

(j)       Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. In addition to the foregoing, if a Lender becomes, and during the period in which it remains, a Defaulting Lender, and any Default has arisen from a failure of the Borrower to comply with Section 2.17(c), then the Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank, effective at the close of business New York City time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice). On or after the effective date of any such resignation, the Borrower and the Administrative Agent may, by written agreement, appoint a successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement under any of the foregoing circumstances shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)       Cash Collateralization. If the Borrower shall be required or shall elect, as the case may be, to provide cover for LC Exposure pursuant to Section 2.04(d), Section 2.08(a), Section 2.09(b), 2.17(c)(ii) or the third to last paragraph of Article VII, the Borrower shall immediately deposit into a segregated collateral account or accounts (herein, collectively, the “Letter of Credit Collateral Account”) in the name and under the dominion and control of the Administrative Agent Cash denominated in the Currency of the Letter of Credit under which such LC Exposure arises in an amount equal to the amount required under the applicable section. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Guarantee and Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Letter of Credit Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

SECTION 2.05.      Funding of Borrowings.

(a)       Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account(s) designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)       Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.06.      Interest Elections.

(a)       Elections by the Borrower for Borrowings. Subject to Section 2.03(d), the Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, subject to Section 2.06(e), the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided, however, that (i) a Borrowing of a Class may only be continued or converted into a Borrowing of the same Class, (ii) a Borrowing denominated in one Currency may not be continued as, or converted to, a Borrowing in a different Currency, (iii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Multicurrency Credit Exposures would exceed the aggregate Multicurrency Commitments, and (iv) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted into a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders of the respective Class holding the Loans constituting such Borrowing (except as provided under Section 2.12(b)), and the Loans constituting each such portion shall be considered a separate Borrowing.

(b)       Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request in a form approved by the Administrative Agent or by telephone (followed promptly, but no later than the close of business on the date of such request, by a signed Interest Election Request in a form approved by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic and written notice of election shall be irrevocable.

(c)       Content of Interest Election Requests. Each telephonic and written notice of election pursuant to Section 2.06(b) shall specify the following information in compliance with Section 2.02:

(i)       the Borrowing (including the Class) to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)       the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)       whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)       if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); provided that there shall be no more than ten (10) separate Borrowings outstanding at any one time.

(d)       Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing of the same Class having an Interest Period of one month, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Eurocurrency Borrowing denominated in Dollars shall, at the end of the applicable Interest Period for such Eurocurrency Borrowing, be automatically converted to an ABR Borrowing, (ii) the Borrower shall not be entitled to elect to convert any Borrowing into a Eurocurrency Borrowing and (iii) any Eurocurrency Borrowing denominated in a Foreign Currency shall not have an Interest Period of more than one (1) month’s duration.

SECTION 2.07.     Termination, Reduction or Increase of the Commitments.

(a)       Scheduled Termination. Unless previously terminated in accordance with the terms of this Agreement, on the Revolver Termination Date the Commitments of each Class shall automatically be reduced to an amount equal to the aggregate principal amount of the Loans and LC Exposure of all Lenders of such Class outstanding on the Revolver Termination Date and thereafter to an amount equal to the aggregate principal amount of the Loans and LC Exposure outstanding after giving effect to each payment of principal and each expiration or termination of a Letter of Credit thereunder; provided that, for clarity, no Lender shall have any obligation to make new Loans or to issue, amend or renew an existing Letter of Credit on or after the Revolver Termination Date, and any Loans outstanding on the ~~Revolving~~Revolver Termination Date shall be due and payable on the Maturity Date in accordance with Section 2.08.

(b)       Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments ratably among each Class; provided that (i) each reduction of the Commitments pursuant to this Section 2.07(b) shall be in an amount that is $5,000,000 or a whole multiple of $100,000 in excess thereof and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans of any Class in accordance with Section 2.09, the total Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.

(c)       Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of a Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)       Effect of Termination or Reduction. Any termination or reduction of the Commitments of a Class shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the Lenders of such Class in accordance with their respective Commitments.

(e)           [Intentionally Omitted].

(f)           Increase of the Commitments.

(i)          Requests for Increase by Borrower. The Borrower shall have the right, at any time prior to the Revolver Termination Date, to propose that the Commitments hereunder of a Class be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three (3) Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and thirty (30) days prior to the Revolver Termination Date; provided that each Lender may determine in its sole discretion whether or not it chooses to participate in a Commitment Increase; provided, further that:

(A)       the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in each case, in such other amounts as agreed by the Administrative Agent),

(B)       immediately after giving effect to such Commitment Increase, the sum of the total Commitments of all of the Lenders hereunder shall not exceed $~~400,000,000~~600,000,000;

(C)       each Assuming Lender shall be consented to by the Administrative Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed);

(D)       no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

(E)       the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)          Effectiveness of Commitment Increase by Borrower. On the Commitment Increase Date for any Commitment Increase, each Assuming Lender part of such Commitment Increase, if any, shall become a Lender hereunder as of such Commitment Increase Date with Commitment in the amount set forth in the agreement referred to in Section 2.07(f)(ii)(y) and the Commitment of the respective Class of any Increasing Lender part of such Commitment Increase shall be increased as of such Commitment Increase Date to the amount set forth in the agreement referred to in Section 2.07(f)(ii)(y); provided that:

(x)          the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y)          each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment in each case of the respective Class, as applicable, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders of such Class (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii)       Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(iv)        Adjustments of Borrowings upon Effectiveness of Increase. On each Commitment Increase Date, the Borrower shall (A) prepay the outstanding Loans (if any) of such Class in full, (B) simultaneously borrow new Loans of such Class hereunder in an amount equal to such prepayment; provided that with respect to subclauses (A) and (B), (x) the prepayment to, and Borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans of such Class are held ratably by the Lenders of such Class in accordance with the respective Commitments of such Lenders of such Class (after giving effect to such Commitment Increase) and (C) pay to the Lenders of such Class the amounts, if any, payable under Section 2.14 as a result of any such prepayment. Concurrently therewith, the Lenders of such Class shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit of such Class so that such Interests are held ratably in accordance with their Commitments of such Class as so increased. Notwithstanding the foregoing, unless otherwise consented in writing by the Borrower, no Commitment Increase Date shall occur on any day other than the last day of an Interest Period. Immediately prior to the effectiveness of the new Commitments on the Commitment Increase Date, the Administrative Agent shall amend Schedule 1.01(~~b~~c) to reflect the aggregate amount of each Lender’s Commitments (including Increasing Lenders and Assuming Lenders). Each reference to Schedule 1.01(~~b~~c) in this Agreement shall be to Schedule 1.01(~~b~~c) as amended pursuant to this Section.

SECTION 2.08.     Repayment of Loans; Evidence of Debt.

(a)          Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders of each Class the outstanding principal amount of the Loans of such Class and all other amounts due and owing hereunder and under the other Loan Documents on the Maturity Date.

In addition, on the Maturity Date, to the extent any Letter of Credit is outstanding (notwithstanding the requirement of Section 2.04(f)), the Borrower shall deposit into the Letter of Credit Collateral Account Cash in an amount equal to 102% of the undrawn face amount of all Letters of Credit outstanding on the close of business on the Maturity Date, such deposit to be held by the Administrative Agent as collateral security for the LC Exposure under this Agreement in respect of the undrawn portion of such Letters of Credit.

(b)          Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of such Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than the time set forth in Section 2.09(f) prior to the scheduled date of such repayment; provided that each repayment of Borrowings of a Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings pro rata between any outstanding Dollar ABR Borrowings and outstanding Multicurrency ABR Borrowings, second, if no Class is specified, to any Pro-Rata Borrowings in the order of the remaining duration of their respective Interest Periods (the Pro-Rata Borrowing with the shortest remaining Interest Period to be repaid first) and, third, within each Class, to any remaining Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Pro-Rata Borrowing shall be applied ratably between the Dollar Loans and Multicurrency Loans included in such Pro-Rata Borrowing. Each payment of a Borrowing of a Class shall be applied ratably to the Loans of such Class included in such Borrowing (except as otherwise provided in Section 2.12(b)).

(c)          Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and Currency of principal and interest payable and paid to such Lender from time to time hereunder.

(d)          Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and Currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender of such Class hereunder and (iii) the amount and Currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e)          Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f)           Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

SECTION 2.09.     Prepayment of Loans.

(a)          Optional Prepayments. The Borrower shall have the right at any time and from time to time (but subject to Sections 2.09(e) and (f)) to prepay any Borrowing in whole or in part, without premium or fee (but subject to Section 2.14), subject to the requirements of this Section. Each prepayment in part under this Section 2.09(a) shall be in a minimum amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

(b)          Mandatory Prepayments due to Changes in Exchange Rates.

(i)          Determination of Amount Outstanding. On each Quarterly Date and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Multicurrency Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Multicurrency Lenders and the Borrower thereof.

(ii)         Prepayment. If on the date of such determination the aggregate Revolving Multicurrency Credit Exposure exceeds 105% of the aggregate amount of the Multicurrency Commitments as then in effect, the Borrower shall prepay the Multicurrency Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)) within 15 Business Days of such date of determination such amounts as shall be necessary so that after giving effect thereto the aggregate Revolving Multicurrency Credit Exposure does not exceed the Multicurrency Commitments.

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Multicurrency Lenders to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Multicurrency Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

Any prepayment pursuant to this paragraph shall be applied, first, to Multicurrency Loans outstanding and second, as cover for LC Exposure.

(c)          Mandatory Prepayments due to Excess Revolving Credit Exposure and Borrowing Base Deficiency. In the event that the amount of total Revolving Credit Exposure exceeds the total Commitments, the Borrower shall prepay (but subject to Sections 2.09(e) and (f)) Loans (and/or provide cash in such amounts as shall be necessary so that the amount of total Revolving Credit Exposure does not exceed the total Commitments). In the event that the amount of total Revolving Dollar Credit Exposure exceeds the total Dollar Commitments, the Borrower shall prepay (but subject to Sections 2.09(e) and (f)) Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in such amounts as shall be necessary so that the amount of total Revolving Dollar Credit Exposure does not exceed the total Dollar Commitments. In the event that the amount of total Revolving Multicurrency Credit Exposure exceeds the total Multicurrency Commitments (other than as a result of a change in exchange rates pursuant to under Section 2.09(b)), the Borrower shall prepay (but subject to Sections 2.09(e) and (f)) Loans (and/or provide cover for Letters of Credit as contemplated by Section 2.04(k)) in such amounts as shall be necessary so that the amount of total Revolving Multicurrency Credit Exposure does not exceed the total Multicurrency Commitments. In the event that at any time any Borrowing Base Deficiency shall exist, promptly (but in no event later than 5 Business Days), the Borrower shall (subject to Sections 2.09(e) and (f)) either prepay (x) the Loans (or provide cover for Letters of Credit as contemplated by Section 2.04(k)) so that the Borrowing Base Deficiency is promptly cured or (y) the Loans and the Other Covered Indebtedness in such amounts as shall be necessary so that such Borrowing Base Deficiency is promptly cured (and, as among the Loans (and Letters of Credit) and the Other Covered Indebtedness, at least ratably (based on the outstanding principal amount of such indebtedness) as to payments of Loans in relation to Other Covered Indebtedness); provided, that if within such 5 Business Day period, the Borrower shall present to the Administrative Agent a reasonably feasible plan that is reasonably acceptable to the Administrative Agent that will enable any such Borrowing Base Deficiency to be cured within 30 Business Days of the occurrence of such Borrowing Base Deficiency (which 30-Business Day period shall include the 5 Business Days permitted for delivery of such plan) , then such prepayment or reduction shall be effected in accordance with such plan (subject, for the avoidance of doubt, to the limitations as to the allocation of such prepayments set forth above in this Section 2.09(c)). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.11(c) for so long as the Covered Debt Amount exceeds the Borrowing Base during such 30-Business Day Period. For clarity, in the event that the Borrowing Base Deficiency is not cured prior to the end of such 5 Business Day period (or, if applicable, such 30- Business Day period), it shall constitute an Event of Default under clause (a) of Article VII.

(d)          Mandatory Prepayments due to Certain Events Following Availability Period. Subject to the last paragraph of this Section 2.09(d), and Sections 2.09(e), (f) and (g) below:

(i)          Asset Sales. In the event that any Obligor shall receive any Net Asset Sale Proceeds at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Asset Sale Proceeds, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to such Net Asset Sale Proceeds (and the Commitments shall be permanently reduced by such amount); provided that with respect to Asset Sales of assets that are not Portfolio Investments, the Borrower shall not be required to prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) unless and until (and to the extent that) the aggregate Net Asset Sale Proceeds relating to all such Asset Sales are greater than $2,000,000.

(ii)         Extraordinary Receipts. In the event (but only to the extent) that the aggregate Net Extraordinary Receipts received by the Obligors at any time after the Availability Period exceed $2,000,000, the Borrower shall, no later than the third Business Day following the receipt of such excess Net Extraordinary Receipts, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to such excess Net Extraordinary Receipts (and the Commitments shall be permanently reduced by such amount).

(iii)        Return of Capital. In the event that any Obligor shall receive any Net Return of Capital at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Net Return of Capital, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to 100% of such Net Return of Capital (and the Commitments shall be permanently reduced by such amount).

(iv)       Equity Issuances. In the event that the Borrower shall receive any Cash proceeds from the issuance of Equity Interests of the Borrower at any time after the Availability Period, the Borrower shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to seventy-five percent (75%) of such Cash proceeds, net of underwriting discounts and commissions or other similar payments and other costs, fees, premiums and expenses directly associated therewith, including reasonable legal fees and expenses (and the Commitments shall be permanently reduced by such amount).

(v)        Indebtedness. In the event that any Obligor shall receive any Cash proceeds from the issuance by such Obligor of Indebtedness (excluding Hedging Agreements permitted by Section 6.01 and other Indebtedness permitted by Section 6.01(f), (g), (h) and (i)) at any time after the Availability Period, such Obligor shall, no later than the third Business Day following the receipt of such Cash proceeds, prepay the Loans (and/or provide cover for Letters of Credit as contemplated by 2.04(k)) in an amount equal to such Cash proceeds, net of underwriting discounts and commissions or other similar payments and other costs, fees, commissions, premiums and expenses directly associated therewith, including, without limitation, reasonable legal fees and expenses (and the Commitments shall be permanently reduced by such amount).

(vi)       Mandatory Prepayment of Eurocurrency Loans. If the Loans to be prepaid pursuant to Sections 2.09(d)(i), (ii) and (iii) are Eurocurrency Loans, the Borrower may defer such prepayment (and permanent Commitment reduction) until the last day of the Interest Period applicable to such Loans, so long as the Borrower deposits an amount equal to an amount required to be prepaid, no later than the third Business Day following the receipt of such amount, into a segregated collateral account in the name and under the dominion and control (within the meaning of Section 9-104 of the Uniform Commercial Code) of the Administrative Agent pending application of such amount to the prepayment of the Loans (and permanent reduction of the Commitments) on the last day of such Interest Period.

(e)          Payments following the Revolver Termination Date or During an Event of Default. Notwithstanding any provision to the contrary in Section 2.08 or this Section 2.09 (but subject to Section 2.09(f)(ii)), following the Revolver Termination Date or if an Event of Default shall have occurred and be continuing:

(i)         No optional prepayment of the Loans of any Class shall be permitted unless at such time, the Borrower also prepays the Loans of the other Class or, to the extent no Loans of the other Class are outstanding, provides cash collateral as contemplated by Section 2.04(k) for outstanding Letters of Credit of such Class, which prepayment (and cash collateral) shall be made on a pro-rata basis (based on the outstanding principal amounts of such Indebtedness) between each outstanding Class of Revolving Credit Exposure;

(ii)        Any prepayment of Loans required to be made pursuant to clause (c) above shall be applied to prepay Loans (and provide cover for Letters of Credit as contemplated by 2.04(k)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure.

(iii)       Any prepayment of Loans in Dollars required to be made in connection with any of the events specified in Section 2.09(d) shall be applied ratably (based on the outstanding principal amounts of such indebtedness) between the Dollar Lenders and the Multicurrency Lenders based on the then outstanding Loans and Letters of Credit denominated in Dollars. So long as no Event of Default has occurred and is continuing, each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably among just the Multicurrency Lenders and, if after such payment, the balance of the Loans denominated in such currency is zero, then if there are any remaining proceeds, the Borrower shall prepay the Loans (or provide cover for outstanding Letters of Credit as contemplated by 2.04(k)) on a pro-rata basis between each outstanding Class of Revolving Credit Exposure; provided that, if an Event of Default has occurred and is continuing, then each prepayment in an Agreed Foreign Currency shall be made ratably (based on the aggregate Dollar Equivalents of the outstanding principal amounts of such indebtedness) between Dollar Loans and Multicurrency Loans and Letters of Credit.

(f)          Notices, Etc.

(i)          The Borrower shall notify the Administrative Agent in writing or by telephone (followed promptly by written confirmation) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing denominated in Dollars under Section 2.09(a), not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of a prepayment of a Eurocurrency Borrowing denominated in Foreign Currency under Section 2.09(a), not later than 11:00 a.m., London Time, three Business Days before the date of prepayment, or (iii) in the case of prepayment of an ABR Borrowing, or any prepayment under Section 2.09(b), (c) or (d), not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07 and any such notices given in connection with any of the events specified in Section 2.09(d) may be conditioned upon (x) the consummation of the Asset Sale or the issuance of Equity Interests or Indebtedness (as applicable) or (y) the receipt of net cash proceeds from Net Extraordinary Receipts or Net Return of Capital. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Subject to clauses (b), (c) and (e) above and to the proviso of Section 2.16(c), each prepayment in Dollars shall be applied ratably (based on the outstanding principal amounts of such indebtedness) between the Dollar Lenders and the Multicurrency Lenders based on the then outstanding Loans denominated in Dollars and each prepayment in an Agreed Foreign Currency (including as a result of the Borrower’s receipt of proceeds from a prepayment event in such Agreed Foreign Currency) shall be applied ratably among the Multicurrency Lenders.

(ii)         In the event the Borrower is required to make any concurrent payments under both paragraph (b) and also another paragraph of this Section 2.09, any such prepayment shall be applied toward a prepayment pursuant to paragraph (b) before any prepayment pursuant to any other paragraph of this Section 2.09.

(iii)       Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b).

(g)          RIC Tax Distributions. Notwithstanding anything herein to the contrary, Net Asset Sale Proceeds, Net Extraordinary Receipts and Net Return of Capital required to be applied to the prepayment of the Loans pursuant to Section 2.09(d) shall exclude the amounts estimated in good faith by the Borrower to be necessary for the Borrower to make distributions sufficient in amount to achieve the objectives set forth in (i), (ii) and (iii) of Section 6.05(b) hereof.

SECTION 2.10.     Fees.

(a)          Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the unused amount of the Dollar Commitment and Multicurrency Commitment of such Lender, as applicable, on each day during the period from and including the Effective Date to the earlier of the date the Commitments terminate and the Revolver Termination Date. Accrued commitment fees shall be payable (x) within one Business Day after each Quarterly Date and (y) on the earlier of the date the Commitments terminate and the Revolver Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Commitments of any Class of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Class of such Lender.

(b)          Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Multicurrency Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Multicurrency Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of one half of one percent (0.5%) per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees with respect to the Letters of Credit shall be payable on the date on which the Multicurrency Commitments terminate (the “termination date”), the Borrower shall pay any such fees that have accrued and that are unpaid on the termination date and, in the event any Letters of Credit shall be outstanding that have expiration dates after the termination date, the Borrower shall prepay on the termination date the full amount of the participation and fronting fees that will accrue on such Letters of Credit subsequent to the termination date through but not including the date such outstanding Letters of Credit are scheduled to expire (and in that connection, the Multicurrency Lenders agree not later than the date two Business Days after the date upon which the last such Letter of Credit shall expire or be terminated to rebate to the Borrower the excess, if any, of the aggregate participation and fronting fees that have been prepaid by the Borrower over the amount of such fees that ultimately accrue through the date of such expiration or termination). Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)          Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)          Payment of Fees and Expenses. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error. Any fees representing the Borrower’s reimbursement obligations of expenses, to the extent requirements of invoice not otherwise specified in this Agreement, shall be due (subject to the other terms and conditions contained herein) within ten Business Days of the date that the Borrower receives from the Administrative Agent a reasonably detailed invoice for such reimbursement obligations.

SECTION 2.11.     Interest.

(a)          ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)          Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

(c)          Default Interest. Notwithstanding the foregoing, if any Event of Default described in clause (a), (b), (d) (only with respect to Section 6.07), (h), (i) or (j) of Article VII has occurred and is continuing, or on demand of the Administrative Agent or the Required Lenders if any Event of Default described in any other clause of Article VII has occurred and is continuing, or if the Covered Debt Amount exceeds the Borrowing Base during the 30-Business Day period referred to in Section 2.09(c), the interest applicable to Loans shall accrue, and any fee or other amount not paid when due by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)          Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated and upon termination in full of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)          Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (a) Eurocurrency Borrowings in Canadian Dollars shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (b) Eurocurrency Borrowings in Pounds Sterling and ABR Borrowings, at times when the Alternate Base Rate is based on the Prime Rate, shall be computed on the basis of a year of 365 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

SECTION 2.12.     Eurocurrency Borrowing Provisions.

(a)          Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing of a Class (the Currency of such Borrowing herein called the “Affected Currency”):

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

(ii)         the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Eurocurrency Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders in writing or by telephone (promptly confirmed in writing) or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Eurocurrency Borrowing to, or the continuation of any Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if such Borrowing is requested in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if such Borrowing is requested in any Agreed Foreign Currency, then the Eurocurrency Rate for such Eurocurrency Borrowing shall be at the rate equal to the cost to each Lender to fund its pro rata share of such Eurocurrency Borrowing (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion) (such rate, the “COF Rate”); provided, further that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)          Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any LIBO Quoted Currency in the London interbank market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Borrowings or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Eurocurrency Borrowings the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) (A) all Eurocurrency Borrowings in Dollars of such Lender shall automatically convert to ABR Borrowings (the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate) and (B) all Eurocurrency Borrowings in an Agreed Foreign Currency of such Lender shall accrue interest at the COF Rate, in each case either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Borrowings (in which event Borrower shall not be required to pay any yield maintenance, breakage or similar fees) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. To the extent any Eurocurrency Borrowing so converted is in an Agreed Foreign Currency, such Eurocurrency Borrowing shall be converted to Dollars based on the Dollar Equivalent of such Borrowing at the time of such conversion.

SECTION 2.13.     Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)         impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes, which shall be governed by Section 2.15 hereof) affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Eurocurrency Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) with respect to such Lender’s Eurocurrency Loans, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender or the Issuing Bank, then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)          Certificates from Lenders. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the basis for and calculation of the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be promptly delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that no Obligor shall be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions.

SECTION 2.14.     Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(f) and is revoked in accordance herewith), (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor or (e) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of the occurrence of a CAM Exchange, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

(i)          the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan referred to in clauses (a) through (e) of this Section 2.14 denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Eurocurrency Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Currency for such Interest Period, over

(ii)         the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such Currency from other banks in the Eurocurrency market (or, in the case of any Non-LIBO Quoted Currency, in the relevant market for such Non-LIBO Quoted Currency) at the commencement of such period.

Payments under this Section shall be made upon written request of a Lender delivered to the Borrower not later than 30 Business Days following a payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section, accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15.     Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from such payments, then (i) the Withholding Agent shall make such deductions or withholdings, (ii) the Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is a Covered Tax, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings in respect of Covered Taxes been made.

(b)          Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Indemnification by the Obligors. The Obligors shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank for and, within 10 Business Days after written demand therefor, pay the full amount of any Covered Taxes or Other Taxes (including Covered Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15(c)) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Covered Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Covered Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(e)          Evidence of Payments. As soon as practicable after any payment of Covered Taxes or Other Taxes by any Obligor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Covered Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of such failure (without duplication of amounts indemnified under Section 2.15(c)).

(f)          Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate.

In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower is resident for U.S. federal income tax purposes in the United States, (A) any Lender that is a “United States person” as defined in section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and (B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but, in any event, only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)         duly completed executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)        duly completed executed originals of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form) certifying that the Foreign Lender is not a United States Person, or

(iv)       any other form including Internal Revenue Service Form W-8IMY, as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(g)          If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this Section 2.15(g), “FATCA” shall include any amendment made to FATCA after the Effective Date.

(h)          Each Lender shall update the forms, certifications and documentation described in Sections 2.15(f) and (g) promptly upon the expiration or invalidity of any form, certificate or documentation previously delivered by such Lender; provided it is legally able to do so at the time. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time that it becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form, certificate or documentation to the Borrower (or any other form, certification or documentation adopted by the U.S. or other taxing authorities for such purpose).

(i)          Conduit Financing Arrangements. Each Lender represents that as of the ~~date hereof~~Amendment No. 2 Effective Date (or, in the case of an assignee pursuant to Section 9.04(b)(i), as of the date of assignment) it is not participating in a conduit financing arrangement as defined in Treasury Regulations Section 1.881-3 (regardless of whether such arrangement is pursuant to the use of an SPC as defined in Section 9.04(e)) in connection with its participation in any of the Loan Documents (a “Conduit Financing Arrangement”). Notwithstanding anything to the contrary in this Section 2.15, if the Internal Revenue Service determines that any SPC (as defined in Section 9.04(e)) is a conduit entity participating in a Conduit Financing Arrangement with respect to any Loan Document and the Borrower was not a participant to such arrangement (other than as a Borrower under this Agreement), then (i) the Borrower shall have no obligation to pay additional amounts or indemnify the SPC for any Taxes with respect to any payments hereunder to the extent that the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such SPC shall indemnify the Borrowers in full for any and all taxes for which the Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement; provided that such Borrower (A) promptly forward to the indemnitor an official receipt of such documentation satisfactorily evidencing such payment, (B) contest such tax upon the reasonable request of the indemnitor and at such indemnitor’s cost, and (C) pay such indemnitor within thirty (30) days any refund of such taxes (including interest thereon).

(j)          Treatment of Certain Refunds. If the Administrative Agent, any Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund or credit of any Covered Taxes or Other Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 2.15, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by any Obligor with respect to the Covered Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that the Borrower, upon the request of the Administrative Agent, any Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, any Lender or the Issuing Bank in the event the Administrative Agent, any Lender or the Issuing Bank is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent, any Lender or the Issuing Bank be required to pay any amount to the Borrower pursuant to this paragraph (h) the payment of which would place the Administrative Agent, such Lender or the Issuing Bank in a less favorable net position after-Taxes than the Administrative Agent, such Lender or the Issuing Bank would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.16.     Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Bank as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including commitment fees, payments required under Sections 2.13, 2.14 and 2.15 relating to any Loan denominated in Dollars, but not including principal of and interest on any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15 or any reimbursement or cash collateralization of any LC Exposure denominated in any Foreign Currency, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan or LC Disbursement when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan or LC Disbursement shall, if such Loan or LC Disbursement is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b)          Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees of a Class then due hereunder, such funds shall be applied (i) first, to pay interest and fees of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees of such Class then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements of such Class then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements of such Class when due to such parties.

(c)          Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing of a Class shall be made from the Lenders of such Class, each payment of commitment fee under Section 2.10 shall be made for account of the Lenders of the applicable Class, and each termination or reduction of the amount of the Commitments of a Class under Section 2.07, Section 2.09 or otherwise shall be applied to the respective Commitments of the Lenders of such Class, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of a Class shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans of a Class by the Borrower shall be made for account of the Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them (and, with respect to the pro rata treatment of prepayments between Classes, any such prepayments shall be made in accordance with the provisions of the last paragraph of Section 2.09(d) and Sections 2.09(e) and (f)); and (iv) each payment of interest on Loans of a Class by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders; provided however that, notwithstanding anything to the contrary contained herein, in the event that the Borrower wishes to make a Multicurrency Borrowing in an Agreed Foreign Currency and the Multicurrency Commitments are fully utilized, the Borrower may make a Borrowing under the Dollar Commitments (if otherwise permitted hereunder) and may use the proceeds of such Borrowing to prepay the Multicurrency Loans (without making a ratable prepayment to the Dollar Loans) solely to the extent that the Borrower concurrently utilizes any Multicurrency Commitments made available as a result of such prepayment to make a Multicurrency Borrowing in an Agreed Foreign Currency.

(d)          Sharing of Payments by Lenders. If any Lender of a Class shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements within its Class, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements, and accrued interest thereon then due than the proportion received by any other Lender of such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)          Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders and the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

(f)          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a) or (b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.17.     Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          commitment fees pursuant to Section 2.10(a) shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such commitment fee that otherwise would have accrued and been required to have been paid to such Defaulting Lender to the extent and during the period such Lender is a Defaulting Lender);

(b)         the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 9.02, except for any amendment or waiver described in Section 9.02(b)(i), (ii) or (iii)); provided that any waiver, amendment or modification requiring the consent of a number of Lenders greater than Required Lenders or of each Lender affected thereby and which waiver, amendment or modification materially and adversely affects such Defaulting Lender differently than the other Lenders shall require the consent of such Defaulting Lender.

In the event that the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on the date of such agreement, such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for the Lenders to hold the Loans in accordance with their Applicable Percentage;

(c)          if any LC Exposure exists at the time a Multicurrency Lender becomes a Defaulting Lender then:

(i)           all or any part of such LC Exposure shall be reallocated among the non-Defaulting Multicurrency Lenders in accordance with their respective Applicable Multicurrency Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Multicurrency Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Multicurrency Commitments, (y) no non-Defaulting Lender’s Revolving Multicurrency Credit Exposure will exceed such Lender’s Multicurrency Commitment, and (z) the conditions set forth in Section 4.02 are satisfied at such time (and unless the Borrower has notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time);

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three Business Days following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(k) for so long as such LC Exposure is outstanding;

(iii)         if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)        if the LC Exposure of the non-Defaulting Multicurrency Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.10(a) and Section 2.10(b) shall be adjusted in accordance with such non-Defaulting Multicurrency Lenders’ Applicable Multicurrency Percentages;

(v)          if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.17(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(vi)         subject to Section 2.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(d)         so long as any Multicurrency Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Multicurrency Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.17(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender that is a Multicurrency Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall no longer be deemed a Defaulting Lender, the Borrower shall no longer be required to cash collateralize any portion of such Lender’s LC Exposure cash collateralized pursuant to Section 2.17(c)(ii) above and the LC Exposure of the Multicurrency Lenders shall be readjusted to reflect the inclusion of such Lender’s Multicurrency Commitment and on such date such Lender shall purchase at par such of the Loans of the other Multicurrency Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Multicurrency Percentage.

SECTION 2.18.     Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.12(b) or requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.12(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender exercises its rights under Section 2.12(b) or requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank) which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)          Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.     Organization; Powers. Each of the Borrower and its Subsidiaries, as applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.     Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03.     Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

SECTION 3.04.     Financial Condition; No Material Adverse Effect.

(a)          Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower pursuant to Section 4.01(c) and 5.01(a) and (b) present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b)          No Material Adverse Effect. Since December 31, ~~2013~~2016, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.     Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Financial Officer of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

SECTION 3.06.     Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07.     Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state and local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and has paid all material Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than any Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are adequate. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax lien (other than Liens permitted pursuant to clause (a) of the definition of Permitted Liens) has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for any such assessment.

SECTION 3.08.     ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09.     Disclosure.

(a)          All written reports, financial statements, certificates and other written information (other than projected financial information, other forward-looking information, information relating to third parties, and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole (and after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) not misleading in light of the circumstances under which such statements were made; and

(b)          All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

SECTION 3.10.     Investment Company Act; Margin Regulation.

(a)          Status as Business Development Company. The Borrower is a “closed end fund” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and has qualified as a RIC for all taxable years ending on or after December 31, 2008.

(b)          Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries do not result in a violation or breach of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)          Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies.

(d)          Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of law. On the Effective Date, neither the Borrower nor any of its Subsidiaries own any Margin Stock.

SECTION 3.11.     Material Agreements and Liens.

(a)          Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangements (to the extent that such other arrangements exceed an aggregate outstanding principal amount of $10,000,000) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Amendment No. 2 Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement, in each case on the Amendment No. 2 Effective Date, is correctly described in Schedule 3.11(a).

(b)          Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Amendment No. 2 Effective Date covering any property of the Borrower or any of its Subsidiaries, and the aggregate amount of such Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Amendment No. 2 Effective Date is correctly described in Schedule 3.11(b).

SECTION 3.12.     Subsidiaries and Investments.

(a)          Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the Amendment No. 2 Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 3.12(a), as of the Amendment No. 2 Effective Date, (x) the Borrower owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a), and (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable.

(b)          Investments. Set forth in Schedule 3.12(b) is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c), (d), (e) and (g) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the Amendment No. 2 Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 3.12(b), as of the Amendment No. 2 Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02), all such Investments.

SECTION 3.13.     Properties.

(a)          Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)          Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.14.     Solvency. On the Amendment No. 2 Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made, (a) the Borrower will be Solvent on ~~a~~an unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

SECTION 3.15.     Affiliate Agreements. As of the Amendment No. 2 Effective Date, the Borrower has heretofore delivered to each of the Lenders true and complete copies of each of the Affiliate Agreements as in effect on the ~~Closing~~Amendment No. 2 Effective Date (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the Amendment No. 2 Effective Date, each of the Affiliate Agreements is in full force and effect.

SECTION 3.16.     Structured Subsidiaries.`

(a)          There are no agreements or other documents relating to any Structured Subsidiary binding upon the Borrower or any of its Subsidiaries (other than such Structured Subsidiary) other than as permitted under the definition thereof.

(b)          The Borrower has not Guaranteed the Indebtedness or other obligations in respect of any credit facility relating to the Structured Subsidiaries, other than pursuant to Standard Securitization Undertakings.

SECTION 3.17.     Compliance with ~~OFAC~~Sanctions.~~. To the extent applicable,~~ Neither the Borrower ~~and each other Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act. None of the Borrower or any Subsidiary~~nor any of its Subsidiaries, nor any executive officer or director thereof, nor, to the knowledge of the Borrower, any ~~director, officer, agent, employee or~~employee, agent or advisor thereof, any Affiliate of the Borrower or any ~~other Subsidiary, is currently subject to any U.S.~~ executive officer or director, employee, agent or advisor of any such Affiliate, (i) is the subject of sanctions administered by ~~OFAC, nor is the Borrower or any Subsidiary located,~~ the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the European Union, Her Majesty’s Treasury, the United Nations Security Council or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) is located, has a place of business or is organized or resident in a ~~Designated Jurisdiction. No~~country, territory or region that is, or whose government is, the subject of Sanctions. Furthermore, no part of the proceeds of ~~the Loans or Letter of Credit~~a Loan will be used, directly or indirectly, ~~or otherwise made available (A) for any payments to any officer or employee of a Governmental Authority, or any Person controlled by a Governmental Authority, or any political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or (B) to any Person for the purpose of financing the activities of any Person currently subject to any Sanction.~~by the Borrower or any Affiliate of the Borrower to finance or facilitate a transaction with a person that is the subject of Sanctions, to the extent such activity would be in violation of applicable Sanctions. Each of the Borrower and its Subsidiaries have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with the foregoing.

SECTION 3.18.     Anti-Money Laundering Program. The Borrower has implemented an anti-money laundering program to the extent required by the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism, as amended (the “USA PATRIOT Act”), and the rules and regulations thereunder.

SECTION 3.19.     Foreign Corrupt Practices Act. Neither the Borrower nor any of its Subsidiaries, nor any executive officer or director thereof, nor, to the knowledge of the Borrower, any employee, agent or advisor thereof, any Affiliate of the Borrower or any executive officer or director, employee, agent or advisor of any such Affiliate or any other person associated with or acting on behalf of the Borrower or any Subsidiary of the Borrower has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and each of the Borrower and its Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance therewith. Furthermore, no part of the proceeds of a Loan will be used, directly or indirectly, by the Borrower or any Affiliate of the Borrower, or by any of their respective officers, directors, agents or employees, to finance or facilitate a transaction in violation of the FCPA.

SECTION 3.20.     EEA Financial Institutions. No Obligor is an EEA Financial Institution.

ARTICLE IV

CONDITIONS

SECTION 4.01.     Effective Date. This Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a)          Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i)          Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or a PDF of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)         Guarantee and Security Agreement. The Guarantee and Security Agreement, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.

(iii)       Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(iv)       Corporate Documents. (v) Copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (x) resolutions of the board of directors or similar governing body of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(v)        Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a), (b) and (d).

(vi)       Custodian Agreement. A duly executed and delivered Custodian Agreement among the Borrower, the Collateral Agent and the Custodian and all other control arrangements required at the time under this Agreement with respect to the Obligors’ other deposit accounts and securities accounts.

(b)          Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent. Subject to Section 5.08(c)(ii), all UCC financing statements, control agreements and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a first priority perfected (subject to Eligible Liens) security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code and as required by Section 5.08(c)(i) and the Guarantee and Security Agreement) shall have been properly filed or executed and delivered in each jurisdiction required.

(c)          Financial Statements. The Administrative Agent and the Lenders shall have received prior to the execution of this Agreement the audited consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2013. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall reasonably request. The Administrative Agent and Lenders acknowledge having received the financial statements referred to above.

(d)          Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with the Transactions, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing.

(e)          No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Transactions or that could have a Material Adverse Effect.

(f)          Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

(g)          Investment Policies. The Administrative Agent and the Lenders shall have received the Investment Policies as in effect on the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

(h)          Due Diligence. No information shall have become available which the Administrative Agent believes has had, or could reasonably be expected to have, a Material Adverse Effect.

(i)           Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Agreement owing on the Effective Date, including any up-front fee due to any Lender on the Effective Date.

(j)           Default. No Default shall have occurred and be continuing under this Agreement immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof on a pro forma basis.

(k)          Evidence of Insurance. The Administrative Agent shall have received a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to the Loan Documents is in full force and effect.

(l)           [Reserved].

(m)         Patriot Act. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Administrative Agent.

(n)          Structured Subsidiaries. The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower, certifying that each Subsidiary that is designated a “Structured Subsidiary” as of the Effective Date complies with the conditions set forth in the definition of “Structured Subsidiaries”.

(o)          Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Agreement effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above. Each Lender on the Effective Date acknowledges receipt of, and satisfaction with, each of the documents set forth above.

SECTION 4.02.     Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, including in each case any such extension of credit on the Effective Date, is additionally subject to the satisfaction of the following conditions:

(a)          the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)          at the time of such Loan, no Default shall have occurred and be continuing or would result from such Loan after giving effect thereto;

(c)          either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base reflected on the Borrowing Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Borrowing Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Borrowing Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments by the Borrower or payment of outstanding Loans or Other Covered Indebtedness;

(d)          after giving effect to such extension of credit, the Borrower shall be in pro forma compliance with each of the covenants set forth in Sections 6.07; and

(e)          the proposed date of such extension of credit shall take place during the Availability Period~~;~~.

~~(f)          in the case of the first Borrowing, the Administrative Agent shall have received a Borrowing Base Certificate dated as of the date of the Borrowing Request, showing a calculation of the Borrowing Base as of the date thereof in form and substance reasonably satisfactory to the Administrative Agent; and~~

~~(g)          in the case of the first Borrowing, the Administrative Agent shall have received delivery of the most recent quarterly third party valuation report attesting the value of each unquoted Eligible Portfolio Investment included in the Borrowing Base at the date of such Borrowing; provided that no attested value may be older than three months and forty-five days at the date of first drawing; provided, further that the foregoing shall not apply to any unquoted Eligible Portfolio Investment acquired after the end of the most recent calendar quarter (which unquoted Investment shall have a value equal to the lower of its cost, internal value or the par or face value thereof).~~

Each Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.     Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)          within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by ~~McGladrey~~RSM US LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern); provided that the requirements set forth in this clause (a) may be fulfilled if such financial statements are furnished in the Borrower’s annual report filed by the Borrower with the SEC on Form 10-K for the applicable fiscal year, and such report ~~is~~shall be deemed to have been provided to the Administrative Agent ~~for distribution to each Lender~~and the Lenders once publicly available on the SEC’s website;

(b)          within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheets, statements of operations, statement of changes in net assets, statements of cash flows and schedules of investments of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled if such financial statements are furnished in the Borrower’s quarterly report filed by the Borrower with the SEC on Form 10-Q for the applicable quarterly period, and such report ~~is~~shall be deemed to have been provided to the Administrative Agent ~~for distribution to each Lender~~and the Lenders once publicly available on the SEC’s website;

(c)         concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) to the extent the requirements in clause (a) and (b) are not fulfilled by the Borrower delivering the applicable report delivered to (or filed with) the SEC, certifying that such statements are consistent with the financial statements filed by the Borrower with the SEC, (ii) certifying as to whether the Borrower has knowledge that a Default has occurred during the most recent period covered by such financial statements (or has occurred and is continuing from a prior period) and, if a Default has occurred during such period (or has occurred and is continuing from a prior period), specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01(b), (c) and (e), 6.04(i), 6.05(b) and 6.07, (iv) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate and (v) attaching a list of Subsidiaries and Immaterial Subsidiaries as of the date of delivery of such certificate or a confirmation that there is no change in such information since the date of the last such list;

(d)          as soon as available and in any event not later than twenty (20) calendar days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, (i) a Borrowing Base Certificate as of the last day of such accounting period ~~and~~, (ii) a report certified by a ~~financial officer~~Financial Officer of the Borrower identifying the aggregate amount of net cash proceeds received by the Borrower from Equity Interests issued by the Borrower in the immediately prior monthly accounting period~~;~~ and (iii) a schedule showing all Portfolio Investments contributed or transferred to the Financing Subsidiaries, or distributed or dividended by the Financing Subsidiaries to the Borrower, during such monthly period together with a certificate (which may be included in the Borrowing Base Certificate) of a Financial Officer providing that at the time of such distribution or transfer of each such Portfolio Investment the conditions referred to in Section 6.03(f)(i) had been satisfied;

(e)          promptly but no later than two Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Borrowing Base Deficiency or knowledge that the Borrowing Base has declined by more than 15% from such value as of the end of the most recently ended calendar month (other than in connection with an asset sale or return of capital the proceeds of which are used to prepay the Loans), a Borrowing Base Certificate as at the date such Financial Officer has knowledge of such Borrowing Base Deficiency or decline indicating the amount of the Borrowing Base Deficiency or decline as at the date such Financial Officer obtained knowledge of such deficiency or decline and the amount of the Borrowing Base Deficiency or decline as of the date not earlier than three Business Days prior to the date the Borrowing Base Certificate is delivered pursuant to this paragraph;

(f)          promptly upon receipt thereof copies of all significant and non-routine written reports submitted to the management or board of directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of directors of the Borrower (other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the ~~Borrower’s~~ audit committee of the Borrower’s board of directors);

(g)          ~~promptly after the same become publicly available,~~ copies of all periodic and other reports, proxy statements and other materials sent to all stockholders filed by the Borrower or any of its Subsidiaries with the SEC or with any national securities exchange, as the case may be~~;~~, which such periodic and other reports, proxy statements and other materials shall be deemed to have been provided to the Administrative Agent once publicly available on the website of the SEC or any national securities exchange, as the case may be;

(h)          within 45 days after the end of each fiscal quarter of the Borrower, all final internal and external valuation reports relating to the Eligible Portfolio Investments (excluding all valuation reports prepared by any Independent Valuation Provider pursuant to Sections 5.12(b)(ii)(B)(x) and 5.12(b)(iii), but including all valuation reports delivered by ~~the~~an Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments in accordance with Section 5.12(b)(ii)(B)) and the underwriting memoranda for all Eligible Portfolio Investments included in such valuation reports, and any other information relating to the Eligible Portfolio Investments as reasonably requested by the Administrative Agent or any Lender; provided that the underwriting memoranda for a particular Eligible Portfolio Investment of an Obligor shall only be required to be delivered within 30 days of the initial closing of such Eligible Portfolio Investment and at no other time;

(i)           to the extent not otherwise provided by the Custodian, within thirty (30) days after the end of each month, updated copies of custody reports (including, to the extent available, an itemized list of each Portfolio Investment held in any Custodian Account owned by the Borrower or any of its Subsidiaries) with respect to any custodian account owned by the Borrower or any of the Subsidiary Guarantors;

(j)           within 45 days after the end of each of the first three fiscal quarters of the Borrower and 90 days after the end of each fiscal year of the Borrower, a certificate of a Financial Officer of the Borrower certifying that attached thereto is a complete and correct description of all Portfolio Investments as of the date thereof, including, with respect to each such Portfolio Investment, the name of the Borrower or Subsidiary holding such Portfolio Investment and the name of the Portfolio Company of such Portfolio Investment; and

(k)          promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request~~.~~, including such documents and information requested by the Administrative Agent or any Lender that are reasonably required in order to comply with “know-your-customer” and other anti-terrorism, anti-money layndering and similar rules and regulations and related policies.

SECTION 5.02.     Notices of Material Events. Upon the Borrower becoming aware of any of the following, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)          the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder);

(b)          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d)          any other development (excluding matters of a general economic, financial or political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.     Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04.     Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.     Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations.

SECTION 5.06.     Books and Records; Inspection and Audit Rights.

(a)          Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, to (i) visit and inspect its properties, to examine and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records or meeting with its independent accountants; provided, further, that the Administrative Agent and the Lenders shall not conduct more than ~~two (2)~~one such ~~visits~~visit and inspection in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

(b)          Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base (including, for clarity, audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable, documented and out-of-pocket fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year; provided, further, that in relation to any fees or expenses required to be paid by the Borrower in connection with any appraisal under this Section 5.06(b) (but, for the avoidance of doubt, other than valuation reports produced pursuant to Section 5.12(b)(ii)(B)(x)), unless an Event of Default has occurred and is continuing such fees and expenses shall be subject to the IVP Supplemental Cap. The Borrower also agrees to modify or adjust the computation of the Borrowing Base and/or the assets included in the Borrowing Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement; provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Borrowing Base.

SECTION 5.07.     Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including orders issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.     Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)          Subsidiary Guarantors.

(i)         In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary, a CFC or a Transparent Subsidiary), or that any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a Financing Subsidiary, a CFC or a Transparent Subsidiary); (2) any Structured Subsidiary shall no longer constitute a “Structured Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08); ~~or~~ (3) any SBIC Subsidiary shall no longer constitute a “SBIC Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08)~~,~~; (4) any CFC shall no longer constitute a “CFC” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08)~~,~~; or (5) any Transparent Subsidiary shall no longer constitute a “Transparent Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) following such Person becoming a Subsidiary or such Financing Subsidiary, CFC or Transparent Subsidiary, as the case may be, no longer qualifying as such, cause such new Subsidiary or former Financing Subsidiary, former CFC or former Transparent Subsidiary, as the case may be, to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

(ii)         The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Structured Subsidiary as an Obligor only for so long as such Person qualifies as a “Structured Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Structured Subsidiary” for any purpose of this Agreement or any other Loan Document.

(iii)       The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each SBIC Subsidiary as an Obligor only for so long as such Person qualifies as an “SBIC Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute an “SBIC Subsidiary” for any purpose of this Agreement or any other Loan Document.

(b)          Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Sections 6.03 or 6.04, so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a wholly owned Subsidiary.

(c)          Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i)          take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) and the holders of any Secured Longer-Term Indebtedness, pursuant to the Security Documents, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

(ii)         with respect to each deposit account or securities account of the Obligors (other than (A) any such accounts that are maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment~~,~~ and (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000; provided that in the case of each of the foregoing clauses (A) through (E), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code)), cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in that connection, the Borrower agrees, subject to Sections 5.08(c)(iv) and (v) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including with any money or financial assets of the Borrower in its capacity as “servicer” for a Structured Subsidiary, or any money or financial assets of a Structured Subsidiary, or any money or financial assets of the Borrower in its capacity as an agent or administrative agent for any other Bank Loans (as defined in Section 5.13) subject to Section 5.08(c)(v) below);

(iii)       cause the Financing Subsidiaries to execute and deliver to the Administrative Agent such certificates and agreements, in form and substance reasonably satisfactory to the Administrative Agent, as it shall determine are necessary to confirm that such Financing Subsidiary qualifies or continues to qualify as a “Structured Subsidiary” or an “SBIC Subsidiary”, as applicable, pursuant to the definitions thereof;

(iv)       in the case of any Portfolio Investment consisting of a Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and a Financing Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x)(1) cause the interest owned by such Financing Subsidiary to be evidenced by separate execution of relevant loan documentation by, or assignment documentation in the name of, such Financing Subsidiary and, if such interest is evidenced by notes, cause such interest to be evidenced by a separate note or notes, which note or notes are either (A) in the name of such Financing Subsidiary or (B) in the name of the Borrower, endorsed in blank and delivered to the applicable Financing Subsidiary and beneficially owned by the Financing Subsidiary and (2) not permit such Financing Subsidiary to have a participation acquired from an Obligor in such underlying loan documents and the extensions of credit thereunder or any other indirect interest therein acquired from an Obligor; provided that such participation shall be permitted for a period of not more than ~~sixty~~ninety (90) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), as a bridge to an assignment of such interest to such Financing Subsidiary in accordance with (x)(1) above; and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to any Obligor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to the Custodian Account and no other amounts owing by such underlying borrower or obligated party are remitted to the Custodian Account;

(v)       in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any note purchase agreements with respect to any Mezzanine Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or note purchase agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent are segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Mezzanine Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any commingled account other than the Agency Account); and within one (1) Business Day after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to the Custodian Account (provided that if any distribution referred to in this clause (c) is not permitted by applicable bankruptcy law to be made as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so);

(vi)       cause the documentation relating to each Investment in Indebtedness described in paragraph 1 of Schedule 1.01(d) to be delivered to the Custodian as provided therein; and

(vii)       in the case of any Portfolio Investment held by any Financing Subsidiary, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Custodian Account, or any other account of any Obligor.

Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then the Borrower shall have up to 20 Business Days from the date when the Borrower has knowledge of such loss or destruction (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) to deliver to the Custodian a replacement instrument or document.

SECTION 5.09.     Use of Proceeds. The Borrower will use the proceeds of the Loans and the issuances of Letters of Credit ~~solely for~~ (a) in connection with any transaction permitted under Section 6.03 or (b) for other general corporate purposes of the Borrower and its Subsidiaries (other than the Financing Subsidiaries, except to the extent permitted by Section 6.03(f)) in the ordinary course of business, including ~~purchasing shares of common stock of the Borrower in connection with the Tender Offer and making other~~making distributions, in each case to the extent not prohibited by this Agreement, and the acquisition and funding (either directly or through one or more wholly-owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock, Hedging Agreements, Credit Default Swaps and other Portfolio Investments, in each case to the extent otherwise permitted hereunder; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock~~, other than in connection with the Tender Offer~~. On the first day (if any) an Obligor acquires any Margin Stock ~~(other than in connection with the Tender Offer)~~ or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. ~~Other than in connection with the Tender Offer,~~ Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower.

SECTION 5.10.     Status of RIC and BDC. The Borrower shall at all times maintain its status as a RIC under the Code and as a “business development company” under the Investment Company Act.

SECTION 5.11.     Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies.

SECTION 5.12.     Portfolio Valuation and Diversification Etc.

(a)          Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Eligible Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower. To the extent that the Borrower reasonably determines that any Eligible Portfolio Investment is not adequately correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Eligible Portfolio Investment.

(b)          Portfolio Valuation Etc.

(i)          ~~Settlement Date~~Settlement-Date Basis. For purposes of this Agreement and the other Loan Documents, all determinations of whether a Portfolio Investment is an Eligible Portfolio Investment shall be determined on a ~~settlement-date basis (meaning that any Portfolio Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled)~~Settlement-Date Basis; provided that no such investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

(ii)         Determination of Values. For purposes of the Loan Documents, the Eligible Portfolio Investments shall be valued as follows:

(A)       Quoted Investments External Review. With respect to Eligible Portfolio Investments (including Cash Equivalents) for which market quotations are readily available and are reflective of an actual trade executed within a reasonable period of such quotation (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies as selected by the Borrower (each such value, an “External Quoted Value”):

(w)       in the case of public and 144A securities, the average of the bid prices as determined by two Approved Dealers selected by the Borrower,

(x)       in the case of Bank Loans, the average of the bid prices as determined by two Approved Dealers selected by the Borrower or an Approved Pricing Service which makes reference to at least two Approved Dealers with respect to such Bank Loans,

(y)       in the case of any Quoted Investment traded on an exchange, the closing price for such Eligible Portfolio Investment most recently posted on such exchange, and

(z)       in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B)         Unquoted Investments External Review. With respect to Eligible Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”):

(x)        Commencing on April 30th, 2014, and for each July 31st, October 31st , January 31st and April 30th thereafter (or such other dates as are reasonably agreed by the Borrower and the Administrative Agent (provided that such testing dates shall occur not less than quarterly), each an “IVP Testing Date”), the Administrative Agent through an Independent Valuation Provider will, solely for purposes of determining the Borrowing Base, test the values as of such IVP Testing Date of those Unquoted Investments that are Portfolio Investments included in the Borrowing Base selected by the Administrative Agent (such selected assets, the “IVP Tested Assets” and such value, the “IVP External Unquoted Borrowing Base Value”); provided that the fair value of such Portfolio Investments tested by the Independent Valuation Provider as of any IVP Testing Date shall be approximately 25% of the aggregate value of the Unquoted Investments in the Borrowing Base (the determination of fair value for such 25% threshold shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 5.12 and, for the avoidance of doubt, in the case of any Unquoted Investments acquired during the calendar quarter, the value shall be as determined pursuant to clause (E)(z)(2) below). Each such valuation report shall also include the information required to comply with paragraph 20 of Schedule 1.01(d) for an IVP Tested Asset (to the extent such provisions are applicable.)

(y)          With respect to not less than 75% (the determination of fair value for such 75% threshold shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 5.12 and, for the avoidance of doubt, in the case of any Unquoted Investments acquired during the calendar quarter, the value shall be as determined pursuant to clause (E)(z)(2) below) of the Unquoted Investments (the “Borrower Tested Assets”), the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Unquoted Investments, as of the last day of each fiscal quarter of the Borrower (such value, the “Borrower External Unquoted Borrowing Base Value”), and to provide the Board of Directors with a written valuation report as part of that assistance each quarter. Each such valuation report shall also include the information required to comply with paragraph 20 of Schedule 1.01(d).

(C)          Internal Review. The Borrower shall conduct internal reviews to determine the value of all Eligible Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affects the value of any Eligible Portfolio Investment (each such value, an “Internal Value”).

(D)          Credit Agreement Value of Quoted Investments. Subject to clauses (G) of this Section 5.12(b)(ii), the “Value” of each Quoted Investment for all purposes of this Agreement shall be the lowest of (i) the Internal Value of such Quoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (ii) the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(A), and (iii) the par or face value of such Quoted Investment.

(E)          Credit Agreement Value of Unquoted Investments. Subject to clauses (G) of this Section 5.12(b)(ii) and, as applicable, Section 5.12(b)(iii),

(x)           if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls below the range of the Applicable External Borrowing Base Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

(y)           (i) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls above the range of the Borrower External Unquoted Borrowing Base Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) (and the Applicable External Borrowing Base Value of such Unquoted Investment is such Borrower External Unquoted Borrowing Base Value), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the Borrower External Unquoted Borrowing Base Value as most recently determined pursuant to Section 5.12(b)(ii)(B)(y) and (ii) the par or face value of such Unquoted Investment;

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(ii)           if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls more than 5% above the midpoint of the range of the IVP External Unquoted Borrowing Base Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) (and the Applicable External Borrowing Base Value of such Unquoted Investment is such IVP External Unquoted Borrowing Base Value), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the IVP External Unquoted Borrowing Base Value as most recently determined pursuant to Section 5.12(b)(ii)(B)(x) and (ii) the par or face value of such Unquoted Investment; and

(z)            if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) is within the range of (1) the Borrower External Unquoted Borrowing Base Value of such Unquoted Investment (and the Applicable External Borrowing Base Value of such Unquoted Investment is such Borrower External Unquoted Borrowing Base Value), or (2), as applicable, within or not more than 5% above the midpoint of the range of the IVP External Unquoted Borrowing Base Value (and the Applicable External Borrowing Base Value of such Unquoted Investment is such IVP External Unquoted Borrowing Base Value) of such Unquoted Investment, in each case as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

except that:

(1)           with respect to an Unquoted Investment that the most recent Borrower External Unquoted Borrowing Base Value is the Applicable External Borrowing Base Value, if such Borrower External Unquoted Borrowing Base Value has a range where the highest and lowest values in such range exceed an amount equal to 6% of the midpoint of such range, then the “Value” of such Unquoted Investment shall instead be deemed to be the lowest of (i) the lowest value in the range of values set forth in such Borrower External Unquoted Borrowing Base Value as most recently determined pursuant to Section 5.12(b)(ii)(B)(y), (ii) the Internal Value determined pursuant to Section 5.12(b)(ii)(C), and (iii) the par or face value of such Unquoted Investment; and

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(2)           if an Unquoted Investment is acquired during a fiscal quarter and until such time as the Applicable External Borrowing Base Value is obtained with respect to such Unquoted Investment, the “Value” of such Unquoted Investment shall be deemed to be equal to the lowest of (x) the Internal Value of such Unquoted Investment as determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (y) the cost of such Unquoted Investment , and (z) the par or face value of such Unquoted Investment.

(F)           Actions Upon a Borrowing Base Deficiency. If, based upon such weekly internal review, the Borrower determines that a Borrowing Base Deficiency exists or that the Borrowing Base has declined by more than 15%~~,~~ from such value as of the end of the most recently ended calendar month (other than in connection with an asset sale or return of capital the proceeds of which are used to prepay the Loans), then the Borrower shall, promptly and in any event within two Business Days as provided in Section 5.01(e), deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make the payments and prepayments (and/or provide cover for Letters of Credit), but only to the extent required by Section 2.09(c).

(G)          Failure to Determine Values. If the Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing sub-clauses (A), (B), (C), (D) or (E), then the “Value” of such Eligible Portfolio Investment as at such date, and until a value is obtained, shall be deemed to be zero for purposes of the Borrowing Base; provided, however, that the Borrower shall determine which assets shall have a “Value” of zero for such purposes (and upon request of the Administrative Agent, the Borrower shall promptly inform the Administrative Agent which assets have a “Value” of zero for this purpose).

Provided that, in no event shall any Portfolio Investment be valued pursuant to the foregoing requirements less frequently then annually.

(iii)          Supplemental Testing of Values; Valuation Dispute Resolutions

(A)          Notwithstanding the foregoing, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right, solely for purposes of the Borrowing Base, to request any unquoted Portfolio Investment included in the Borrowing Base (other than IVP Tested Assets as of the most recent IVP Testing Date) to be independently tested by an Independent Valuation Provider for purposes of the Borrowing Base. Subject to Section 5.12(b)(iv)(C) below, there shall be no limit on the number of such appraisals requested by the Administrative Agent and the costs of any such valuation shall be at the expense of the Borrower. If (x) the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider and the difference between such values is (1) less than or equal to 5% of the value determined pursuant to Section 5.12(b)(ii), then the value determined pursuant to Section 5.12(b)(ii) shall become the “Value” of such Portfolio Investment, (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment shall become the average of the value determined pursuant to Section 5.12(b)(ii) and the value determined by the Independent Valuation Provider, and (3) greater than 20% of the value determined pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment shall become the average of the three valuations (with the average of the value of the Independent Valuation Provider and value determined pursuant to Section 5.12(b)(ii) to be used until the third value is obtained).

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(B)          For purposes of this Section 5.12(b)(iii), the Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider.

(iv)          Generally Applicable Valuation Provisions

(A)         The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(B)          All valuations shall be on a ~~settlement date basis~~Settlement-Date Basis. For the avoidance of doubt, the value of any Portfolio Investments determined in accordance with any provision of this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(C)          Subject to the last sentence of Section 9.03(a), the documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.12 shall be at the expense of the Borrower; provided that the Administrative Agent shall under no circumstances be required to incur or pay expenses under Section 5.12(b)(iii) (together with expenses incurred under Section 5.06(b)) in excess of the IVP Supplemental Cap.

(D)          In addition, the values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

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(E)           The Administrative Agent shall provide a copy of the final results of any valuation performed by the Independent Valuation Provider or ~~the~~an Approved Third-Party Appraiser to any Lender promptly upon such Lender’s request, except to the extent that such recipient has not executed and delivered a customary and reasonable non-reliance letter, confidentiality agreement or similar agreement requested or required by such Independent Valuation Provider or Approved Third-Party Appraiser, as applicable.

(F)           The foregoing valuation procedures shall only be required to be used for purposes of calculating the Borrowing Base and shall not be required to be utilized by the Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC820 or the Investment Company Act.

(G)           The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive to the business of the Borrower. The Administrative Agent shall notify the Borrower of its receipt of the final results of any such test promptly upon its receipt thereof and shall provide a copy of such results and the related report to the Borrower promptly upon the Borrower’s request.

(c)           Investment Company Diversification Requirements. The Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will at all times comply with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

SECTION 5.13.     Calculation of Borrowing Base. For purposes of this Agreement, the “Borrowing Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment by (y) the applicable Advance Rate; provided that:

(a)           the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 6% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this sub-clause shall be made without taking into account any Advance Rate), shall be 50% of the otherwise applicable Advance Rate;

(b)           the Advance Rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single Portfolio Company exceeding 12% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this sub-clause shall be made without taking into account any Advance Rate), shall be 0%;

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(c)           the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities or Performing Cash Pay First Lien Bank Loans shall be no less than 30%, and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion does not make up 30% of the Borrowing Base;

(d)           the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Cash, Cash Equivalents, Long-Term U.S. Government Securities, Performing Cash Pay First Lien Bank Loans, Performing Cash Pay Last Out Loans and Performing Cash Pay Second Lien Bank Loans shall be no less than 50%, and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion does not make up 50% of the Borrowing Base;

(e)           the portion of the Borrowing Base attributable to Eligible Portfolio Investments in any single Industry Classification Group shall not exceed 25% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Borrowing Base;

(f)            the portion of the Borrowing Base attributable to Non-Core Investments shall not exceed 20% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Borrowing Base; and

(g)           the portion of the Borrowing Base attributable to Foreign Eligible Portfolio Investments shall not exceed 15% of the Borrowing Base and the Borrowing Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Borrowing Base.

For all purposes of this Section 5.13, (i) ~~to the extent any condition, concentration limit or calculation in this Section 5.13 incorporates financial information associated with a Portfolio Company, such information shall satisfy the definition of Portfolio Company Data, (ii)~~ all Portfolio Companies of Eligible Portfolio Investments that are Affiliates of one another shall be treated as a single Portfolio Company (unless such Portfolio Companies are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor) and (~~iii~~ii) to the extent the Borrowing Base is required to be reduced to comply with this Section 5.13, the Borrower shall be permitted to choose the Eligible Portfolio Investments to be so removed to effect such reduction. In addition, as used herein, the following terms have the following meanings:

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“Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above, the following percentages with respect to such Eligible Portfolio Investment:

Eligible Portfolio Investment	Unquoted	Quoted
Cash and Cash Equivalents (including Short-Term U.S. Government Securities)	n/a	100%
Long-Term U.S. Government Securities	n/a	95%
Performing Cash Pay First Lien Bank Loans	70%	80%
Performing Cash Pay Last Out Loans	65%	75%
Performing Cash Pay Second Lien Bank Loans	60%	70%
Performing Cash Pay High Yield Securities and Performing Cash Pay Covenant-Lite Loans	50%	60%
Performing Cash Pay Mezzanine Investments	45%	55%
Performing DIP Loans	35%	45%
Performing Non-Cash Pay Bank Loans	35%	45%
Performing Non-Cash Pay High Yield Securities and Performing Non-Cash Pay Covenant-Lite Loans	30%	40%
Performing Non-Cash Pay Mezzanine Investments	30%	40%
Performing Capital Stock	20%	30%

For the avoidance of doubt, the categories above are intended to be indicative of the traditional investment types. All determinations of whether a particular Portfolio Investment belongs to one category or another shall be made by the Borrower on a consistent basis with the foregoing. For example, a secured bank loan solely at a holding company, the only assets of which are the shares of an operating company, may constitute Mezzanine Investments, but would not ordinarily constitute a First Lien Bank Loan.

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement, note purchase agreement or other similar ~~credit~~financing arrangement facility, whether or not syndicated.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Pay” means, with respect to any Portfolio Investment, that at the time of determination, (x) not less than 2/3rds (or, in the case of First Lien Bank Loans, Last Out Loans or Second Lien Bank Loans, not less than 3/4ths) of the interest payable in respect of such Portfolio Investment (including accretions and “pay-in-kind” interest) for the current monthly, quarterly or semi-annual period (as applicable) is payable in cash or (y) (i) if such Portfolio Investment is a floating rate obligation, cash interest in an amount greater than or equal to 4.5% above 3-month LIBOR is payable at least semi-annually or (ii) if such Portfolio Investment is a fixed rate obligation, cash interest in an amount greater than or equal to 8% per annum is payable at least semi-annually.

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“Covenant-Lite Loan” means a Bank Loan that does not require the borrower thereunder to comply with any financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) (regardless of whether compliance with one or more incurrence covenants is otherwise required by such Bank Loan).

“Debt Eligible Portfolio Investment” means an Eligible Portfolio Investment which is an Investment in Indebtedness.

“Defaulted Obligation” means any Investment in Indebtedness (i) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (ii) as to which a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days on another material debt obligation of the Portfolio Company under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness~~;~~ (without regard to any grace period applicable thereto, or waiver thereof); (iii) as to which the Portfolio Company under such Indebtedness or others have instituted proceedings to have such Portfolio Company adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Portfolio Company has filed for protection under Chapter 11 of the United States Bankruptcy Code (unless, in the case of clause (ii) or (iii), such debt is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (iv) as to which a default rate of interest has been and continues to be charged for more than 120 consecutive days, or foreclosure on collateral for such debt has been commenced and is being pursued by or on behalf of the holders thereof; or (v) as to which the Borrower has delivered written notice to the Portfolio Company declaring such Indebtedness in default or as to which the Borrower otherwise exercises significant remedies following a default.

“DIP Loan” means a Bank Loan, whether revolving or term, that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by a Portfolio Company, which is a debtor in possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, which satisfies the following criteria: (a) the DIP Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. Section 364; (b) the Debtor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of Title 11 of the Bankruptcy Code; (c) the Debtor’s obligations under such loan have not been (i) disallowed, in whole or in part, or (ii) subordinated, in whole or in part, to the claims or interests of any other Person under the provisions of 11 U.S.C. Section 510; (d) the DIP Loan is secured and the Liens granted by the applicable bankruptcy court or federal district court in relation to the Loan have not been subordinated or junior to, or pari passu with, in whole or in part, to the Liens of any other lender under the provisions of 11 U.S.C. Section 364(d) or otherwise; (e) the Debtor is not in default on its obligations under the loan; (f) neither the Debtor nor any party in interest has filed a Chapter 11 plan with the applicable federal bankruptcy or district court that, upon confirmation, would (i) disallow or subordinate the loan, in whole or in part, (ii) subordinate, in whole or in part, any Lien granted in connection with such loan, (iii) fail to provide for the repayment, in full and in cash, of the loan upon the effective date of such plan or (iv) otherwise impair, in any manner, the claim evidenced by the loan; (g) the DIP Loan is documented in a form that is commercially reasonable; and (h) the DIP Loan shall not provide for more than 50% (or a higher percentage with the consent of the Required Lenders) of the proceeds of such loan to be used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction. For the purposes of this definition, an order is a “final order” if the applicable period for filing a motion to reconsider or notice of appeal in respect of a permanent order authorizing the Debtor to obtain credit has lapsed and no such motion or notice has been filed with the applicable bankruptcy court or federal district court or the clerk thereof.

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“EBITDA” means the consolidated net income of the applicable Person (excluding extraordinary gains and extraordinary losses (to the extent excluded in the definition of “EBITDA” in the relevant agreement relating to the applicable Eligible Portfolio Investment)) for the relevant period plus the following to the extent deducted in calculating such consolidated net income: (i) consolidated interest charges for such period; (ii) the provision for Federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense for such period; and (iv) such other adjustments included in the definition of “EBITDA” (or similar defined term used for the purposes contemplated herein) in the relevant agreement relating to the applicable Eligible Portfolio Investment, provided that such adjustments are usual and customary and substantially comparable to market terms for substantially similar debt of other similarly situated borrowers at the time such relevant agreements are entered into as reasonably determined in good faith by the Borrower; provided that in each case EBITDA shall be calculated as of the most recently delivered financial statements of the applicable Person.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings; provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien; and further provided that any portion of such a Bank Loan which has a total debt to EBITDA ratio above 4.00x will be deemed to be a Second Lien Bank Loan. For the avoidance of doubt, in no event shall a First Lien Bank Loan include a Last Out Loan.

“High Yield Securities” means debt Securities, in each case (a) issued by public or private Portfolio Companies, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments (described under clause (i) of the definition thereof) or Bank Loans.

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“Last Out Loan” shall mean, with respect to any Bank Loan that is a term loan structured in a first out tranche and a last out tranche (with the first out tranche entitled to a lower interest rate but priority with respect to payments), that portion of such Bank Loan that is the last out tranche; provided that:

(a) such last out tranche is entitled (along with the first out tranche) to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings;

(b) the ratio of (x) the amount of the first out tranche to (y) EBITDA of the underlying obligor does not at any time exceed 2.25x;

(c) such last out tranche (i) gives the holders of such last out tranche full enforcement rights during the existence of an event of default (subject to customary exceptions, including standstill periods and if the holders of the first out tranche have previously exercised enforcement rights), (ii) shall have the same maturity date as the first out tranche, (iii) is entitled to the same representations, covenants and events of default as the holders of the first out tranche (subject to customary exceptions), and (iv) provides the holders of such last out tranche with customary protections (including, without limitation, consent rights with respect to (1) any increase of the principal balance of the first out tranche, (2) any increase of the margins (other than as a result of the imposition of default interest) applicable to the interest rates with respect to the first out tranche, (3) any reduction of the final maturity of the first out tranche, and (4) amending or waiving any provision in the underlying loan documents that is specific to the holders of such last out tranche); and

(d) such first out tranche is not subject to multiple drawings (unless, at the time of such drawing and after giving effect thereto, the ratio referenced in clause (b) above is not exceeded).

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three (3) months from the applicable date of determination.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)), in each case (a) issued by public or private Portfolio Companies, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same Portfolio Company and (ii) a debt obligation that is not a First Lien Bank Loan, Second Lien Bank Loan, Last Out Loan, High Yield Security or a Covenant-Lite Loan.

“Non-Core Investments” means, collectively, Portfolio Investments in Performing Non-Cash Pay Investments, Performing DIP Loans and Performing Capital Stock.

“Noteless Assigned Loan” means a Bank Loan with respect to which: (a) the underlying documentation does not require the underlying borrower to execute and deliver a promissory note to evidence the indebtedness created under such Bank Loan; (b) none of the Borrower, the Investment Advisor, or any of their respective Affiliates is an agent with respect to such Bank Loan; and (c) the applicable Obligor has affirmatively requested a promissory note from the underlying agent and borrower but has not been given a promissory note from the underlying borrower (but only for so long as the applicable Portfolio Company has not received such a promissory note).

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“Performing” means with respect to any Eligible Portfolio Investment, (i) such Eligible Portfolio Investment is not a Defaulted Obligation and (ii) other than with respect to DIP Loans, does not represent debt or Capital Stock of a Portfolio Company that has issued a Defaulted Obligation.

“Performing Capital Stock” means Capital Stock of an issuer all of whose outstanding debt is Performing.

“Performing Cash Pay Bank Loans” means First Lien Bank Loans, Last Out Loans or Second Lien Bank Loans, in each case that (a) are Cash Pay and (b) are Performing.

“Performing Cash Pay Covenant-Lite Loans” means Performing Covenant-Lite Loans that are Cash Pay.

“Performing Cash Pay First Lien Bank Loans” means Performing First Lien Bank Loans that are Cash Pay.

“Performing Cash Pay High Yield Securities” means Performing High Yield Securities that are Cash Pay.

“Performing Cash Pay Last Out Loans” means Performing Last Out Loans that are Cash Pay.

“Performing Cash Pay Mezzanine Investments” means Performing Mezzanine Investments that are Cash Pay.

“Performing Cash Pay Second Lien Bank Loans” means Performing Second Lien Bank Loans that are Cash Pay.

“Performing Covenant-Lite Loans” means Covenant-Lite Loans that are Performing.

“Performing DIP Loans” means DIP Loans that (a) are Cash Pay and (b) are not Defaulted Obligations.

“Performing First Lien Bank Loans” means First Lien Bank Loans that (a) are not DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Performing High Yield Securities” means High Yield Securities that are Performing.

“Performing Last Out Loans” means Last Out Loans that (a) are not DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Performing Mezzanine Investments” means Mezzanine Investments that are Performing.

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“Performing Non-Cash Pay Bank Loans” means Performing First Lien Bank Loans, Performing Last Out Loans, and Performing Second Lien Bank Loans, in each case that are not Cash Pay.

“Performing Non-Cash Pay Covenant-Lite Loans” means Performing Covenant-Lite Loans that are not Cash Pay.

“Performing Non-Cash Pay High Yield Securities” means Performing High Yield Securities that are not Cash Pay.

“Performing Non-Cash Pay Mezzanine Investments” means Performing Mezzanine Investments that are not Cash Pay.

“Performing Non-Cash Pay Investments” means Performing Non-Cash Pay Bank Loans, Performing Non-Cash Pay Covenant-Lite Loans, Performing Non-Cash Pay High Yield Securities and Performing Non-Cash Pay Mezzanine Investments.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans that (a) are not DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Permitted Prior Working Capital Lien” means, with respect to a Portfolio Company that is a borrower under a Bank Loan, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and inventory (and, to the extent applicable, all related property and proceeds thereof) of such Portfolio Company and any of its parents and/or subsidiaries that are guarantors of such working capital facility; provided that (i) such Bank Loan has a second priority lien on such accounts receivable and inventory (and, to the extent applicable, all related property and proceeds thereof), (ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 15% of the aggregate enterprise value of the Portfolio Company (as determined pursuant to the enterprise value as determined at closing of the transaction, and thereafter ~~in accordance with the valuation methodology for determining the~~an enterprise value ~~of~~for the applicable Portfolio Company ~~as established by~~ determined in a manner consistent with the valuation methodology applied in the valuation for such Portfolio Company as determined by the Borrower’s Board of Directors in a commercially reasonable manner, including the use of an Approved Third-Party Appraiser in the case of Unquoted Investments).

“Restructured Investment” means, as of any date of determination, (a) any Portfolio Investment that has been a Defaulted Obligation within the past six months, (b) any Portfolio Investment that has in the past six months been on cash non-accrual, or (c) any Portfolio Investment that has in the past six months been amended or subject to a deferral or waiver if both (i) the effect of such amendment, deferral or waiver is either, among other things, to (1) change the amount of previously required scheduled debt amortization (other than by reason of repayment thereof) or (2) extend the tenor of previously required scheduled debt amortization, in each case such that the remaining weighted average life of such Portfolio Investment is extended by more than 20% and (ii) the reason for such amendment, deferral or waiver is related to the deterioration of the credit profile of the underlying borrower such that, in the absence of such amendment, deferral or waiver, it is reasonably expected by the Borrower that such underlying borrower either (x) will not be able to make any such previously required scheduled debt amortization payment or (y) is anticipated to incur a breach of a material financial covenant. A DIP Loan shall not be deemed to be a Restructured Investment, so long as it does not meet the conditions of the definition of Restructured Investment.

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“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan and a Last Out Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three (3) months of the applicable date of determination.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of this Agreement in accordance with Section 5.12(b)(ii) or 5.12(b)(iii), as applicable.

ARTICLE VI

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.     Indebtedness. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness created hereunder or under any other Loan Document;

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(b)           (i) Unsecured Shorter-Term Indebtedness (including any refinancing or replacement thereof) and (ii) Secured Longer-Term Indebtedness (including any refinancing or replacement thereof), provided that, in the case of each of clauses (i) and (ii) above, (w) no Default exists at the time of the incurrence, refinancing or replacement thereof, (x) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, (y) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect, and (z) on the date of incurrence, refinancing or replacement thereof, the Borrower delivers to the Administrative Agent a Borrowing Base Certificate as at such date demonstrating compliance with (or a certification that the Borrower is in compliance with) subclause (y) after giving effect to such incurrence, refinancing or replacement.

(c)           Unsecured Longer-Term Indebtedness (including any refinancing or replacement thereof), so long as (x) no Default exists at the time of the incurrence, refinancing or replacement thereof and (y) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect;

(d)           Indebtedness of Financing Subsidiaries; provided that (i) on the date that such Indebtedness is incurred (for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place at the time such facility is entered into, and not upon each borrowing thereunder) the Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 after giving effect to the incurrence thereof and on the date of such incurrence Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (ii) in addition, in the case of revolving loan facilities or staged advance loan facilities, upon each borrowing thereunder, the Borrower is in pro forma compliance with the covenant set forth in Section 6.07(b).

(e)            (i) additional unsecured Indebtedness (other than Hedging Agreements ~~specifically provided for in the following clauses (ii) and (iii))~~) not for borrowed money, in an aggregate amount (when taken together with Indebtedness under Section 6.01(m)) not to exceed $15,000,000 at any time outstanding; (ii) interest rate and foreign currency Hedging Agreements entered into by Borrower or any Subsidiary (other than any Financing Subsidiary) in the ordinary course of the Borrower’s financial planning and not for speculative purposes, and which shall not hedge Indebtedness of any Financing Subsidiary, or (iii) interest rate and foreign currency Hedging Agreements entered into by any Financing Subsidiary;

(f)            repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(g)           obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(h)           Indebtedness of an Obligor to any other Obligor;

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(i)            obligations of the Borrower under a Permitted SBIC Guarantee and obligations (including Guarantees) in respect of Standard Securitization Undertakings;

(j)            indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860; provided that such Indebtedness (i) is non-recourse to the Borrower and its Subsidiaries and (ii) would not represent a claim against the Borrower or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Borrower or its Subsidiaries, in each case in excess of the amount sold or purportedly sold; ~~and~~

(k)           Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal, so long as such judgments or awards do not constitute an Event of Default under clause (k) of Article VII~~.~~;

(l)            beginning on the respective dates that the 2019 Notes and the 2020 Notes no longer constitute Unsecured Longer-Term Indebtedness, the 2019 Notes and the 2020 Notes; and

(m)          Indebtedness arising under Credit Default Swaps where an Obligor is a protection seller so long as (i) prior to and immediately after giving effect to the incurrence of any such Indebtedness, the Covered Debt Amount does not or would not exceed the Borrowing Base then in effect and (ii) the aggregate amount of such Indebtedness, together with the aggregate amount of Indebtedness under Section 6.01(e)(i), does not exceed $15,000,000.

For purposes of preparing the Borrowing Base Certificate described in clause (b)  above, (A) the fair market value of Quoted Investments shall be the most recent quotation available for such Eligible Portfolio Investment and (B) the fair market value of Unquoted Investments shall be the Value set forth in the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(d) or if an Unquoted Investment is acquired after the delivery of the Borrowing Base Certificate most recently delivered, then the Value of such Unquoted Investment shall be the lower of the cost of such Unquoted Investment and the Internal Value of such Unquoted Investment; provided, that the Borrower shall reduce the Value of any Eligible Portfolio Investment referred to in this sub-clause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Eligible Portfolio Investment.

SECTION 6.02.     Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset (including Equity Interests in any Financing Subsidiary or any other Subsidiary) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

(a)           any Lien on any property or asset of the Borrower existing on the Amendment No. 2 Effective Date and set forth in Schedule 3.11(b); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Amendment No. 2 Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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(b)           Liens created pursuant to the Security Documents;

(c)           Liens on assets owned by Financing Subsidiaries;

(d)           Liens securing Hedging Agreement Obligations and Secured Longer-Term Indebtedness incurred pursuant to Section 6.01(b) (including Liens in favor of the “Designated Indebtedness Holders” pursuant to the Guarantee and Security Agreement);

(e)           Permitted Liens;

(f)            [Reserved];

(g)           Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA;

(h)           Liens created by posting of cash collateral in connection with Hedging Agreements permitted under Section 6.04(c) or Credit Default Swaps where an Obligor is a protection seller permitted under Section 6.01(m) in an aggregate amount not to exceed $~~5,000,000~~15,000,000 at any time; provided that, for the avoidance of doubt, at no time shall such cash collateral constitute an Eligible Portfolio Investment; and

(i)             Liens on Special Equity Interests included in the Portfolio Investments but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests” in Section 1.01.

SECTION 6.03.     Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries or Immaterial Subsidiaries) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries or Immaterial Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including, without limitation, Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding (x) assets (including Cash and Cash Equivalents but excluding Portfolio Investments) sold or disposed of in the ordinary course of business of the Borrower and its Subsidiaries (other than the Financing Subsidiaries) (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries (other than the Financing Subsidiaries)) and (y) subject to the provisions of clauses (e), (f) and (g) below, Portfolio Investments.

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Notwithstanding the foregoing provisions of this Section:

(a)           any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

(b)           any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)           any Subsidiary of the Borrower may be liquidated or dissolved; provided that (i) in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower and (ii) the Borrower determines in good faith that such liquidation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(d)           the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(e)           the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than to a Financing Subsidiary) so long as prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base;

(f)            the Obligors may sell, transfer or otherwise dispose of Portfolio Investments, Cash and Cash Equivalents to a Financing Subsidiary (including in the form of advances) so long as (i) prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and no Default exists ~~and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect,~~, (ii) either (x) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (y) the Borrowing Base immediately after giving effect to such release is at least 115% of the Covered Debt Amount (after giving pro forma effect to any prepayments of the Covered Debt Amount in connection with such disposition);

(g)           an Obligor may transfer assets to a Financing Subsidiary for the sole purpose of facilitating the transfer of assets from one Financing Subsidiary (or a Subsidiary that was a Financing Subsidiary immediately prior to such disposition) to another Financing Subsidiary, directly or indirectly through such Obligor (such assets, the “Transferred Assets”), provided that (i) no Default exists or is continuing at such time, (ii) the Covered Debt Amount shall not exceed the Borrowing Base at such time and (iii) the Transferred Assets were transferred to such Obligor by the transferor Financing Subsidiary on the same Business Day that such assets are transferred by such Obligor to the transferee Financing Subsidiary;

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(h)           the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $5,000,000 in any fiscal year;

~~(i)            the Borrower and its Subsidiaries may deposit and use cash to purchase shares of common stock of the Borrower in connection with the Tender Offer; and~~

(i)            [intentionally omitted]; and

(j)            the Borrower may merge or consolidate with any other Person, so long as (i) the Borrower is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto, no Default shall have occurred and be continuing.

SECTION 6.04.     Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a)           operating deposit accounts with banks;

(b)           Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)           (i) Hedging Agreements entered into by Borrower or any Subsidiary (other than any Financing Subsidiary) in the ordinary course of the Borrower’s financial planning and not for speculative purposes, and which shall not hedge Indebtedness of any Financing Subsidiary, or (ii) Hedging Agreements entered into by any Financing Subsidiary in the ordinary course of such Financing Subsidiary’s financial planning and not for speculative purposes;

(d)           Portfolio Investments (excluding, for the avoidance of doubt, any derivatives) by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act (to the extent such applicable Person is subject to the Investment Company Act) and the Investment Policies;

(e)           (i) Equity Interests in Financing Subsidiaries in existence on the Amendment No. 2 Effective Date; and (ii) (x) Equity Interests in Financing Subsidiaries acquired after the Amendment No. 2 Effective Date and (y) capital contributions or advances after the Amendment No. 2 Effective Date to any Financing Subsidiary after the Amendment No. 2 Effective Date, in each case of clauses (x) and (y) to the extent not prohibited by Sections 6.03(f) or (g);

(f)            Investments by any Financing Subsidiary;

(g)           Investments in Cash and Cash Equivalents;

(h)           ~~[Reserved]~~Investments constituting Credit Default Swaps; and

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(i)            additional Investments up to but not exceeding $20,000,000 in the aggregate (for purposes of this clause (i), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment (calculated at the time such Investment is made), minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

SECTION 6.05.     Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than the Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)           the Borrower may declare and pay dividends with respect to the Equity Interests of the Borrower (including, for the avoidance of doubt, pursuant to any distribution reinvestment plan of the Borrower) payable solely in additional shares of the Borrower’s common stock;

(b)           (A) the Borrower may declare and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed 110% of the amounts that are required to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year its liability for federal income taxes imposed on (y) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), ~~or~~and (z) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto);

(B) the Borrower may make other Restricted Payments ~~(including repurchasing its shares of common stock in connection with the Tender Offer)~~ if at the time of any such Restricted Payment, (i) no Default shall have occurred and be continuing, (ii) the Covered Debt Amount does not exceed 85% of the Borrowing Base calculated on a pro forma basis after giving effect to any such Restricted Payment and (iii) the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as of such date demonstrating compliance with the foregoing after giving effect to such Restricted Payment.

(c)           the Subsidiaries of the Borrower may declare and pay Restricted Payments to the Borrower or any Subsidiary Guarantor; and

(d)           the Obligors may make Restricted Payments to repurchase Equity Interests of the Borrower from officers, directors and employees of Franklin Square Holdings, L.P., the Investment Advisor, the Borrower or any of its Subsidiaries or their respective authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of Franklin Square Holdings, L.P., the Investment Advisor, the Borrower or any of its Subsidiaries, in an aggregate amount not to exceed $~~1,000,000~~2,500,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $~~2,000,000~~5,000,000 in any calendar year.

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For the avoidance of doubt, (1) the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it and (2) the determination of the amounts referred to in paragraph (b) above shall be made separately for the taxable year of the Borrower (in the case of amounts calculated under clauses (b)(i) and (ii) above) and the calendar year of the Borrower (in the case of amounts calculated under clause (b)(iii) above) and the limitation on dividends or distributions imposed by such clause shall apply separately to the amounts so determined.

SECTION 6.06.     Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property, except for any prohibitions or restraints contained in (i) any Indebtedness permitted under Section 6.01(b) or (c), (ii) any Indebtedness permitted under Section 6.01 secured by a Lien permitted under clause (j) of the definition of “Permitted Liens”; provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien, (iii) any Indebtedness permitted under Section 6.01(f) or (g) secured by a Permitted Lien; provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien and (iv) any agreement, instrument or other arrangement pertaining to any sale or other disposition of any asset permitted by this Agreement so long as the applicable restrictions (i) only apply to such assets and (ii) do not restrict prior to the consummation of such sale or disposition the creation or existence of the Liens in favor of the Collateral Agent pursuant to the Security Documents or otherwise required by this Agreement, or the incurrence or payment of Indebtedness under this Agreement or the ability of the Borrower and its Subsidiaries to perform any other obligation under any of the Loan Documents.

SECTION 6.07.     Certain Financial Covenants.

(a)           Minimum Stockholder’s Equity. The Borrower will not permit Stockholders’ Equity as of the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 40% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) $~~1,980,744,000 (less any amounts paid by the Borrower to purchase its shares of common stock in connection with the Tender Offer)~~1,700,000,000 plus 50% of the aggregate net proceeds of all sales of Equity Interests by the Borrower and its Subsidiaries after the Amendment No. 2 Effective Date (other than (a) the proceeds of sales of Equity Interests by and among the Borrower and its Subsidiaries and (b) proceeds of any distribution reinvestment plan used to redeem or repurchase Equity Interests of the Borrower).

(b)           Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 2.00 to 1 at any time.

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(c)           Obligors’ Net Worth Test. At any time when the Borrowing Base is less than 1.50x of the aggregate Covered Debt Amount, the Borrower will not permit the sum of (a) Obligors’ Net Worth plus (b) 30% of SPV Equity Value at any time to be less than the sum of (i) Unsecured Longer-Term Indebtedness plus (ii) accrued but unpaid Advisory Fees at such time.

(d)           Liquidity Test. The Borrower will not permit the aggregate Value of the Eligible Portfolio Investments that can be converted to Cash in fewer than 20 Business Days without more than a 5% change in price to be less than 10% of the Covered Debt Amount for more than 30 Business Days during any period when the Adjusted Covered Debt Balance is greater than 90% of the Adjusted Borrowing Base.

SECTION 6.08.     Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) transactions between or among the Obligors and any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, (iv) Restricted Payments permitted by Section 6.05, dispositions permitted by Sections 6.03(f) and (g), and Investments permitted by Section 6.04(e), (v) the transactions provided in the Affiliate Agreements as the same may be amended in accordance with Section 6.11(b), (vi) existing transactions with Affiliates as set forth in Schedule 6.08, (vii) transactions with one or more Affiliates permitted by ~~an~~the exemptive relief order ~~issued on June 4, 2013~~(Release No. 30548) granted by the SEC to the Borrower ~~and certain of its Affiliates substantially consistent with the terms described in Order Under Sections 17(D), 57(A)(4) and 57(I) of~~(the “Original Order”), as may be amended from time to time, and any future exemptive relief order granting relief to the Borrower from the same provisions of, and rules promulgated under, the Investment Company Act of 1940 ~~and Rule 17D-1 Under the Act (the~~as the Original Order on substantially similar terms (each an “Exemptive Order”) or (~~vii~~viii) the payment of compensation and reimbursement of expenses of directors in a manner consistent with current practice of the Borrower and general market practice, and indemnification to directors in the ordinary course of business.

SECTION 6.09.     Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries (other than Immaterial Subsidiaries) to, engage to any material extent in any business other than in accordance with its Investment Policies.

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SECTION 6.10.     No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents and documents with respect to Indebtedness permitted under Section 6.01(b) and (e); (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to Designated Indebtedness Obligations or Designated Indebtedness Holders under (and, in each case, as defined in) the Guarantee and Security Agreement) prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

SECTION 6.11.     Modifications of Indebtedness and Affiliate Agreements. The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries) to, consent to any modification, supplement or waiver of:

(a)           any of the provisions of any agreement, instrument or other document evidencing or relating to any Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or Unsecured Shorter-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Indebtedness”, “Unsecured Longer-Term Indebtedness” or “Unsecured Shorter-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless, in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement); or

(b)           any of the Affiliate Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

The Administrative Agent hereby acknowledges and agrees that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d) and (e), including increases in the principal amount thereof, modifications to the advance rates and/or modifications to the interest rate, fees or other pricing terms; provided that no such amendment, restatement or modification shall, unless Borrower complies with the terms of Section 5.08(a)(i) hereof, cause a Financing Subsidiary to fail to be a “Financing Subsidiary” in accordance with the definition thereof.

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SECTION 6.12.     Payments of ~~Longer-Term~~Certain Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the 2019 Notes, the 2020 Notes, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than (i) the refinancing of the 2019 Notes, the 2020 Notes, Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness permitted under Section 6.01, or (ii) with the proceeds of any issuance of Equity Interests, in each case to the extent not required to be used to repay Loans), except for (a) regularly scheduled payments and interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest or expenses on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof, shall be permitted under this clause (a)) ~~or~~, (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.09(c)~~.~~ and (c) prepayments of the 2019 Notes and the 2020 Notes so long as, on the date of such prepayment, prior to and immediately following such prepayment, (1) no Default shall have occurred and be continuing, (2) the Covered Debt Amount does not exceed 85% of the Borrowing Base calculated on a pro forma basis, (3) the Borrower delivers to the Administrative Agent and each Lender a Borrowing Base Certificate as of such date demonstrating compliance with the foregoing and (4) the Borrower has a minimum credit rating of at least “BBB-” by S&P or an equivalent rating by Fitch.

SECTION 6.13.     Modification of Investment Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies as in effect on the Amendment No. 2 Effective Date.

SECTION 6.14.     SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

SECTION 6.15      Sanctions. ~~Directly~~The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan or the issuance of any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any ~~Designated Jurisdiction~~Sanctioned Country, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Issuing Bank or otherwise) of Sanctions.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           (i) the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.09(b), (c) or (d)) or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) fail to deposit any amount into the Letter of Credit Collateral Account as and when required by Section 2.08(a);

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(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

(d)           the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.01(e), Section 5.02(a), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a) or (b), Section 5.10, Section 5.12(c) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Section 5.01(f) or Sections 5.02(b), (c) or (d) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five or more days after the Borrower has knowledge of such failure;

(e)           the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f)            the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace period;

(g)           any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to, as a result of an event of default under such Material Indebtedness, cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a conversion or redemption event provided such conversion, repurchase or redemption is settled only with Permitted Equity Interests (other than interest and expenses, which may be paid in cash);

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(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $~~10,000,000~~25,000,000 shall be rendered against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) or any combination thereof and (i) the same shall remain undischarged for a period of 30 consecutive days following the entry of such judgment during which 30 day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal, or liability for such judgment amount shall not have been admitted by an insurer of reputable standing, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          a Change in Control shall occur;

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(n)           (i) GSO/Blackstone Debt Funds Management LLC (so long as it is a Subsidiary of GSO Capital Partners LP) or any other Subsidiary of GSO Capital Partners LP that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients shall cease to be the investment sub-advisor for the Borrower; or (ii) FB Income Advisor LLC (so long as it is an Affiliate of Franklin Square Holdings, L.P.) shall cease to be the investment advisor for the Borrower and in each case, no successor reasonably acceptable to the Required Lenders shall have been appointed within thirty (30) days after the resignation or removal of such Person;

(o)           any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;

(p)           the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments held by Obligors, not be, valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents) except as a result of a disposition of Portfolio Investments in a transaction or series of transactions permitted under this Agreement and except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement; provided that if such default is as a result of any action of the Administrative Agent or Collateral Agent or a failure of the Administrative Agent or Collateral Agent to take any action within its control, then there shall be no Default or Event of Default hereunder unless such default shall continue unremedied for a period of ten (10) consecutive Business Days after the Borrower receives written notice of such default thereof from the Administrative Agent unless the continuance thereof is a result of a failure of the Collateral Agent or Administrative Agent to take an action within their control;

(q)           except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert in writing; or

(r)            the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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In the event that the Loans shall be declared, or shall become, due and payable pursuant to the immediately preceding paragraph then, upon notice from the Administrative Agent or Lenders with LC Exposure representing more than 50% of the total LC Exposure demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Letter of Credit Collateral Account cash in an amount equal to the 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of this Article.

Notwithstanding anything to the contrary contained herein, on the CAM Exchange Date, to the extent not otherwise prohibited by law, (a) the Commitments shall automatically and without further act be terminated, (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Loan or Letter of Credit in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Loans or Letters of Credit, whether or not such Lender shall previously have participated therein, and (b) simultaneously with the deemed exchange of interests pursuant to clause (a) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount (as of the Business Day immediately prior to the CAM Exchange Date) and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04 and the Borrower hereby consents and agrees to the CAM Exchange. It is understood and agreed that the CAM Exchange, in itself, will not affect the aggregate amount of Designated Obligations owing by the Obligors. The Borrower and the Lenders agree from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrower to execute or deliver or of any Lender to accept such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

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As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment). Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.     Appointment of the Administrative Agent. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

SECTION 8.02.     Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03.     Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be responsible for or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Participant or prospective Participant is a Competitor or (y) have any liability with respect to or arising out of any participation of Loans, or disclosure of confidential information to, any Competitor.

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SECTION 8.04.     Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.     Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06.     Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

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SECTION 8.07.     Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08.     Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c), the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (1) release any Lien covering property that is the subject of either a disposition of property permitted hereunder (which such release shall be automatic and require no further action from any party) or a disposition to which the Required Lenders have consented and (2) release from the Guarantee and Security Agreement any “Subsidiary Guarantor” (and any property of such Subsidiary Guarantor) that is designated as a Structured Subsidiary in accordance with this Agreement or which is no longer required to be a “Subsidiary Guarantor”, so long as in the case of this clause (2): (A) immediately after giving effect to any such release (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Indebtedness) the Covered Debt Amount does not exceed the Borrowing Base and the Borrower delivers a certificate of a Financial Officer to such effect to the Administrative Agent, (B) either (I) the amount of any excess availability under the Borrowing Base immediately prior to such release is not diminished as a result of such release or (II) the Borrowing Base immediately after giving effect to such release is at least 115% of the Covered Debt Amount and (C) no Default has occurred and is continuing.

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ARTICLE IX

MISCELLANEOUS

SECTION 9.01.     Notices; Electronic Communications.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (to the extent permitted by Section 9.01(b)) e-mail, as follows:

(i)            if to the Borrower, to it at:

FS Investment Corporation
~~2929 Arch Street, Suite 675~~
201 Rouse Boulevard

Philadelphia, PA ~~19104~~19112

Attention: Gerald F. Stahlecker

Telecopy Number: (215) 222-4649

Direct Telephone: (215) 495-1169
Main Telephone: (215) 495-1150

E-mail:
~~jerry.stahlecker@franklinsquare~~credit.notices@fsinvestments.com with a copy to (which shall not
constitute notice):

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: Jay R. Alicandri, Esq.

Telecopy Number: 212-698-3599

Telephone Number: 212-698-3800

E-mail: jay.alicandri@dechert.com

(ii)           if to the Administrative Agent or the Issuing Bank, to it at:

ING Capital LLC

~~1325~~1133 Avenue of the Americas

New York, New York ~~10019~~10036
Attention: Mark LaGreca
Telecopy Number: 646-424-8234

Telephone Number: 646-424-3862

E-mail: mark.lagreca@~~americas.~~ ing.com

E-mail: DLNYCLoan AgencyTeam@ing.com

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with a copy to (which shall not
constitute notice):

ING Capital LLC

~~1325~~1133 Avenue of the Americas

New York, New York ~~10019~~10036
Attention: ~~Patrick Frisch~~Dominik Breuer
Telecopy Number: (646) 424-6919

Telephone Number: (646) 424-~~6912~~6269

E-mail: ~~Patrick.Frisch@americas.~~Dominik.Breuer@ing.com

with a copy to (which shall not
constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Terry E. Schimek, Esq.
Telecopy Number: (212) 757-3990
Telephone Number: (212) 373-3005
E-mail: tschimek@paulweiss.com

(iii)          if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2.05 if such Lender or the Issuing Bank has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Documents to be Delivered ~~under Sections 5.01 and 5.12(a)~~to Lenders. For so long as a Debtdomain™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Debtdomain™ or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Debtdomain™ or an equivalent website.

SECTION 9.02.     Waivers; Amendments.

(a)           No Deemed Waivers Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)           Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.17(b), no such agreement shall

(i)            increase the Commitment of any Lender without the written consent of such Lender,

(ii)           reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii)          postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or other amounts payable to a Lender hereunder, or reduce the amount or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

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(iv)         change Sections 2.07(b) or (d), 2.16(b), (c) or (d) (or other sections referred to therein to the extent relating to pro rata payments) in a manner that would alter the pro rata reduction of commitments, sharing of payments, or making of disbursements, required thereby without the written consent of each Lender directly affected thereby,

(v)          change any of the provisions of this Section, the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vi)         change any of the provisions of the definition of the term “Agreed Foreign Currency” or any other provision hereof specifying the Foreign Currencies in which each Multicurrency Lender must make Multicurrency Loans, or make any determination or grant any consent hereunder with respect to the definition of “Agreed Foreign Currencies” without the written consent of each Multicurrency Lender, or

(vii)         permit the assignment or transfer by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (y) the consent of Lenders holding not less than two-thirds of the total Revolving Credit Exposures and unused Commitments will be required for (A) any change adverse to the Lenders affecting the provisions of this Agreement relating to the Borrowing Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii), and (B) any release of any material portion of the Collateral or any Subsidiary Guarantor other than for fair value or as otherwise permitted hereunder or under the other Loan Documents (subject to Section 9.02(c)(ii)).

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver, amendment or modification as provided above; provided, however, for the avoidance of doubt, in no other circumstances shall the concurrence of the Required Lenders of a particular Class be required for any waiver, amendment or modification of any provision of this Agreement or any other Loan Document.

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(c)           Amendments to Security Documents.  No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by the ~~Guaranty~~Guarantee and Security Agreement, and the Liens granted under the ~~Guaranty~~Guarantee and Security Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder, but excluding ~~(x)~~ any increase pursuant to any Commitment Increase under Section 2.07(f) to an amount such that immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder is not greater than the amount set forth in Section 2.07(f)(i)(B) as in effect from time to time) except to the extent otherwise expressly contemplated by the ~~Guaranty~~Guarantee and Security Agreement or except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders; provided that, subject to Section 2.17(b), (i) without the written consent of the holders of not less than two-thirds of the total Revolving Credit Exposures and unused Commitments, no waiver, amendment or modification to the ~~Guaranty~~Guarantee and Security Agreement shall (A) release any Obligor representing more than 10% of the Stockholder’s Equity of the Borrower from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Stockholder’s Equity of the Borrower under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to the collateral security provided thereby; except that no such consent described in clause (i) or (ii) above shall be required~~,~~ (and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement~~,~~) to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders or the required number or percentage of Lenders have consented (and such Lien shall be released automatically to the extent provided in Section 10.03(e) of the Guarantee and Security Agreement), or otherwise in accordance with Section 9.15.

(d)           Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the total Revolving Credit Exposures and unused Commitments”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

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SECTION 9.03.     Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Borrower shall pay (i) all reasonable documented and out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable, documented and out-of-pocket fees, charges and disbursements of up to one counsel for the Administrative Agent and the Collateral Agent collectively (other than the allocated costs of internal counsel) and, if necessary, the reasonable, documented and out-of-pocket fees, costs and expenses of one local counsel per jurisdiction, in connection with the syndication of the credit facilities provided for herein, the preparation and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including, subject to the last sentence of this clause (a), all costs and expenses of the Independent Valuation Provider, (ii) all reasonable documented and out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable documented and out-of-pocket costs and expenses incurred by the Administrative Agent, Collateral Agent, Issuing Bank or any Lender, including the reasonable ~~and~~, documented and out-of-pocket fees, charges and disbursements of any one firm of outside counsel for the Administrative Agent~~,~~ and the Collateral Agent ~~or any Lender,~~ collectively as well as one firm of outside counsel for the Lenders collectively, and additional counsel in each local jurisdiction and should any conflict of interest arise, in each case in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iv) and all reasonable documented and out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Sections 5.06(b) and 5.12(b)(iii) in excess of the greater of (x) $200,000 and (y) .05% of the total Commitments, in each case in the aggregate incurred for all such fees, costs and expenses in any 12-month period (the “IVP Supplemental Cap”).

(b)           Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable ~~and~~, documented and out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (including, without limitation, any arrangement entered into with an Independent Valuation Provider), (ii) any Loan or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee, (2) result from a claim brought against such Indemnitee for breach of such Indemnitee’s material obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent or an Issuing Bank, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

(c)           Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section (and without limiting its obligation to do so) or to the extent that the fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(b)(iii) exceed the IVP Supplemental Cap for any 12-month period (provided that prior to incurring expenses in excess of the IVP Supplemental Cap, the Administrative Agent shall have afforded the Lenders an opportunity to consult with the Administrative Agent regarding such expenses), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d)           Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)           Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

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(f)            No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower or any of its Subsidiaries, their stockholders and/or their affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower or any of its Subsidiaries, its stockholders or its affiliates, on the other. The Borrower and each of its Subsidiaries each acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and its Subsidiaries, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any of its Subsidiaries, any of their stockholders or affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any of its Subsidiaries, their stockholders or their affiliates on other matters) or any other obligation to the Borrower or any of its Subsidiaries except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any of its Subsidiaries, their management, stockholders, creditors or any other Person. The Borrower and each of its Subsidiaries each acknowledge and agree that it has consulted its legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower and each of its Subsidiaries each agree that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any of its Subsidiaries, in connection with such transaction or the process leading thereto.

SECTION 9.04.     Successors and Assigns.

(a)           Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.

(i)            Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)          the Borrower; provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; and

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(B)          the Administrative Agent and (in the case of Multicurrency Commitments or Multicurrency Loans) the Issuing Bank.

(ii)           Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and LC Exposure of a Class, the amount of the Commitment or Loans and LC Exposure of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)          each partial assignment of any Class of Commitments or Loans and LC Exposure shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Class of Commitments and Loans and LC Exposure;

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.18(b)); and

(D)          the assignee, if it shall not already be a Lender of the applicable Class, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)          Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

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(c)           Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as ~~an~~a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and “stated interest” for tax purposes of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Registers shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)           Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.13 (or any other increased costs protection provision), 2.14 or 2.15. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.

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Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (1) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)            Participations. Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans and LC Disbursements owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations ~~and~~, (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents~~.~~ and (iv) except when an Event of Default has occurred and is continuing, no Lender may sell a participation to any Competitor. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(d) as though it were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as ~~an~~a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(g)           Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(f) as though it were a Lender.

(h)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)            No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Commitment or Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in any Commitment or Loan or LC Exposure held by it hereunder to a natural person or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

(j)            Multicurrency Lenders. Any assignment by a Multicurrency Lender, so long as no Event of Default has occurred and is continuing, must be to a Person that is able to fund and receive payments on account of each outstanding Agreed Foreign Currency at such time without the need to obtain any authorization referred to in clause (c) of the definition of “Agreed Foreign Currency”.

SECTION 9.05.     Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 9.03, this 9.05, 9.08, 9.11 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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SECTION 9.06.     Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application

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SECTION 9.09.     Governing Law; Jurisdiction; Etc.

(a)            Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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SECTION 9.11.     Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”) and payment in New York City or the country of the Specified Currency (the “Specified Place”) is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. Subject to Section 2.16(a), the payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency in the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

SECTION 9.12.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13.     Treatment of Certain Information; Confidentiality.

(a)           Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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(b)           Confidentiality. Each of the Administrative Agent (including in its capacity as the Collateral Agent), the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; provided~~, further~~ that, ~~if~~so long as no Event of Default ~~under clause (a), (b), (h), (i) or (j) of Article VII~~has occurred or is continuing, such Person is not a ~~direct competitor of the Borrower, as specified by the Borrower on a list delivered to the Administrative Agent on or prior to the Effective Date, as such list may be updated from time to time with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed (so long as at the time of such update no Event of Default shall have occurred and be continuing), which list (or any update thereto) shall be promptly disclosed to the Lenders~~Competitor or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (i) in connection with the Lenders’ right to grant security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h).

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower ~~or~~, any of its Subsidiaries ~~or~~, any of their respective businesses or any Portfolio Investment (including its Value), other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information shall be deemed confidential at the time of delivery unless clearly ~~indentified~~identified therein as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.14.     USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

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SECTION 9.15.     Termination. Promptly upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents reasonably necessary or appropriate to evidence the termination of this Agreement, the Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

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Exhibit B

[On File]

Exhibit C

GUARANTEE, PLEDGE AND SECURITY AGREEMENT

dated as of

April 3, 2014

and

as amended by Amendment No. 1 to Guarantee, Pledge and Security Agreement
dated as of March 16, 2017

among

FS INVESTMENT CORPORATION,

as Borrower

The SUBSIDIARY GUARANTORS Party Hereto

ING CAPITAL LLC,
as Revolving Administrative Agent

Each FINANCING AGENT and
DESIGNATED INDEBTEDNESS HOLDER Party Hereto

and

ING CAPITAL LLC,
as Collateral Agent

TABLE OF CONTENTS

		Page

Section 1.	Definitions, Etc.	2
1.01	Certain Uniform Commercial Code Terms	2
1.02	Additional Definitions	2
1.03	Terms Generally	21

Section 2.	Representations and Warranties	21
2.01	Organization	21
2.02	Authorization; Enforceability	~~21~~22
2.03	Governmental Approvals; No Conflicts	22
2.04	Title	22
2.05	Names, Etc.	23
2.06	Changes in Circumstances	~~22~~23
2.07	Pledged Equity Interests	23
2.08	Promissory Notes	24
2.09	Deposit Accounts and Securities Accounts	24
2.10	Commercial Tort Claims	~~23~~24
2.11	Intellectual Property and Licenses	24

Section 3.	Guarantee	~~25~~26
3.01	The Guarantee	~~25~~26
3.02	Obligations Unconditional	~~25~~26
3.03	Reinstatement	~~26~~27
3.04	Subrogation	27
3.05	Remedies	28
3.06	Continuing Guarantee	~~27~~28
3.07	Instrument for the Payment of Money	~~27~~28
3.08	Rights of Contribution	~~27~~28
3.09	General Limitation on Guarantee Obligations	~~28~~29
3.10	Indemnity by Borrower	29
3.11	Keepwell	29

Section 4.	Collateral	30

Section 5.	Certain Agreements Among Secured Parties	~~30~~31
5.01	Priorities; Additional Collateral	~~30~~31
5.02	Turnover of Collateral	32
5.03	Cooperation of Secured Parties	~~31~~32
5.04	Limitation upon Certain Independent Actions by Secured Parties	~~31~~32
5.05	No Challenges	33
5.06	Rights of Secured Parties as to Secured Obligations	32

i

Section 6.	Designation of Designated Indebtedness; Recordkeeping, Etc.	~~32~~33
6.01	Designation of Other Indebtedness	~~32~~33
6.02	Recordkeeping	34
6.03	Further Assurances	~~33~~34

Section 7.	Covenants of the Obligors	~~33~~34
7.01	Delivery and Other Perfection	35
7.02	Name; Jurisdiction of Organization, Etc.	~~35~~36
7.03	Other Liens, Financing Statements or Control	36
7.04	Transfer of Collateral	37
7.05	Additional Subsidiary Guarantors	37
7.06	Control Agreements	~~36~~37
7.07	Revolving Credit Facility	37
7.08	Pledged Equity Interests	38
7.09	Voting Rights, Dividends, Etc. in Respect of Pledged Interests	39
7.10	Commercial Tort Claims	40
7.11	Intellectual Property	41

Section 8.	Acceleration Notice; Remedies; Distribution of Collateral	42
8.01	Notice of Acceleration	42
8.02	Preservation of Rights	42
8.03	Events of Default, Etc.	42
8.04	Deficiency	~~43~~44
8.05	Private Sale	~~43~~44
8.06	Application of Proceeds	45
8.07	Attorney-in-Fact	46
8.08	Grant of Intellectual Property License	46
8.09	Authority	~~45~~46
8.10	Exercise of Control	46

Section 9.	The Collateral Agent	47
9.01	Appointment; Powers and Immunities	47
9.02	Information Regarding Secured Parties	47
9.03	Reliance by Collateral Agent	48
9.04	Rights as a Secured Party	~~47~~48
9.05	Indemnification	49
9.06	Non-Reliance on Collateral Agent and Other Secured Parties	49
9.07	Failure to Act	49
9.08	Resignation of Collateral Agent	50
9.09	Agents and Attorneys-in-Fact	~~49~~50

Section 10.	Miscellaneous	~~49~~50
10.01	Notices	~~49~~50
10.02	No Waiver	51
10.03	Amendments to Security Documents, Etc.	51
10.04	Expenses; Indemnity; Damage Waiver	53
10.05	Successors and Assigns	54

ii

10.06	Counterparts; Integration; Effectiveness; Electronic Execution	54
10.07	Severability	~~53~~54
10.08	Governing Law; Submission to Jurisdiction	55
10.09	Waiver of Jury Trial	~~54~~55
10.10	Headings	56
10.11	Termination	56
10.12	Confidentiality	~~55~~56

ANNEX 2.05	-	Obligor Information
ANNEX 2.07	-	Pledged Equity Interests
ANNEX 2.08	-	Pledged Debt
ANNEX 2.09	-	Accounts
ANNEX 2.10	-	Commercial Tort Claims
ANNEX 2.11	-	Copyrights, Patents and Trademarks

EXHIBIT A	–	Form of Notice of Designation for Designated Indebtedness
EXHIBIT B	–	Form of Guarantee Assumption Agreement
EXHIBIT C	–	Form of Intellectual Property Security Agreement
EXHIBIT D	–	Form of Pledge Supplement
EXHIBIT E	–	Form of Joinder Agreement for Designated Indebtedness

iii

GUARANTEE, PLEDGE AND SECURITY AGREEMENT, dated as of April 3, 2014 (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), among FS Investment Corporation, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”), IC American Energy Investments, Inc., a corporation duly organized and validly existing under the laws of the state of Delaware, FSIC Investments, Inc., a corporation duly organized and validly existing under the laws of the state of Delaware, IC Altus Investments, LLC, a limited liability company duly organized and validly existing under the laws of the state of Delaware, IC Arches Investments, LLC, a limited liability company duly organized and validly existing under the laws of the state of Delaware, Race Street Funding LLC, a Delaware limited liability company, IC Northern Investments LLC, a Delaware limited liability company, and each other entity that becomes a “SUBSIDIARY GUARANTOR” after the ~~date hereof~~Amendment No. 2 Effective Date pursuant to Section 7.05 hereof (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), ING CAPITAL LLC, as administrative agent for the parties defined as “Lenders” under the Revolving Credit Facility referred to below (in such capacity, together with its successors in such capacity, the “Revolving Administrative Agent”), each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party hereto after the ~~date hereof~~Amendment No. 2 Effective Date pursuant to Section 6.01 hereof and ING CAPITAL LLC, as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower, certain lenders and the Revolving Administrative Agent are entering into the Revolving Credit Facility, pursuant to which such lenders have agreed to extend credit (by means of revolving loans and letters of credit) to the Borrower from time to time;

WHEREAS, the Borrower may from time to time after the ~~date hereof~~Amendment No. 2 Effective Date wish to incur additional indebtedness permitted by the Revolving Credit Facility that the Borrower designates as “Designated Indebtedness” under this Agreement, which indebtedness is to be entitled to the benefits of this Agreement;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Revolving Credit Facility and the holders of any “Designated Indebtedness” to extend other credit to the Borrower, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined), and (b) for the Borrower and the Subsidiary Guarantors to provide collateral security for the Secured Obligations (as hereinafter defined);

WHEREAS, the Revolving Administrative Agent (on behalf of itself and the Revolving Lenders), any Financing Agent (on behalf of itself and the holders of the “Designated Indebtedness” for which it serves as agent or trustee) and each Designated Indebtedness Holder that becomes a party hereto pursuant to Section 6.01 are or will be entering into this Agreement for the purpose of setting forth their respective rights to the Collateral (as hereinafter defined); and

WHEREAS, the Obligors and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral pursuant to the terms and conditions set forth herein;

NOW THEREFORE, the parties hereto agree as follows:

Section 1.          Definitions, Etc.

1.01          Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Equipment”, “Investment Property”, “Letter-of-Credit Right”, “Money”, “Proceeds”, “Promissory Note”, “Supporting Obligations” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Indorsement”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02          Additional Definitions. In addition, as used herein:

“Acceleration” means the Credit Agreement Obligations or any other Secured Obligations of any Secured Party having been declared (or become) due and payable in full in accordance with the applicable Debt Documents following the occurrence of an “event of default” (as defined in the applicable Debt Documents) or an analogous event by the Borrower and the receipt of any notice and/or expiration of any applicable grace period with respect thereto.

“Acceleration Notice” has the meaning specified in Section 8.01.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

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“Bank Loan” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Belgium” means the Kingdom of Belgium

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Borrowing Base” has the meaning given to such term in the Revolving Credit Facility.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, solely with respect to any change in GAAP after the Effective Date with respect to the accounting for leases as either operating leases or capital leases, any lease that is not (or would not be) a capital lease under GAAP as in effect on Effective Date shall not be treated as a capital lease, and any lease that would be treated as a capital lease under GAAP as in effect on the Effective Date shall continue to be treated as a capital lease, hereunder and under the other Loan Documents, notwithstanding such change in GAAP after the Effective Date, and all determinations of Capital Lease Obligations shall be made consistently therewith (i.e., ignoring any such changes in GAAP after the Effective Date).

“CFC” means an entity that is a “controlled foreign corporation” of any Obligor within the meaning of Section 957 of the Code.

“Class” means, separately, each of the following: (a) the Revolving Lenders as a group; and (b) the Designated Indebtedness Holders holding a Series of Designated Indebtedness as a group.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

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“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in Section 4.

“Commercial Tort Claims” means all “commercial tort claims” (as defined in Article 9 of the NYUCC) held by any Obligor, including, without limitation, all commercial tort claims listed on Annex 2.10 hereto.

“Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and/or to participate in letters of credit, as such commitment may be (a) reduced or increased from time to time pursuant to the Revolving Credit Facility and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to the Revolving Credit Facility.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Copyrights” shall mean all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

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“Credit Agreement Obligations” means, collectively, all obligations of the Borrower and the Subsidiary Guarantors to the Revolving Lenders and the Revolving Administrative Agent under the Revolving Credit Facility and the other Loan Documents, including in each case in respect of the principal of and interest on the loans made or letters of credit issued thereunder, and all reimbursement obligations, fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Revolving Administrative Agent or the Revolving Lenders or any of them under or in respect of the Revolving Credit Facility and the other Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that Credit Agreement Obligations shall not include any Excluded Swap Obligation.

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance reasonably acceptable to the Collateral Agent.

“Debt Documents” means, collectively, the Revolving Credit Facility, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Agreement Obligations and the Security Documents.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise) means, with respect to any Portfolio Investment of any Obligor or other Collateral, that such Portfolio Investment or other Collateral is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner reasonably satisfactory to the Collateral Agent:

(a)          subject to clause (l) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Certificated Security is either (i) in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank, or (ii) in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed in blank and, in the case of this clause (ii), the Custodian has either (A) agreed in documentation reasonably acceptable to the Collateral Agent (it being understood that the Custodian Agreement dated as of the Effective Date is reasonably acceptable to the Collateral Agent) to hold such Certificated Security as bailee on behalf of the Collateral Agent or (B) credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

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(b)          subject to clause (l) below, in the case of each Instrument, that such Instrument is either (i) in the possession of the Collateral Agent and indorsed to the Collateral Agent or in blank or (ii) in the possession of the Custodian and the Custodian has either (x) agreed in documentation reasonably acceptable to the Collateral Agent (it being understood that the Custodian Agreement dated as of the Effective Date is reasonably acceptable to the Collateral Agent) to hold such Instrument as agent or bailee of the Collateral Agent or (y) credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Instrument constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(c)          subject to clause (l) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is either (i) registered on the books of the issuer thereof to the Collateral Agent (or its nominee), or (ii) registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(d)          subject to clause (l) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is either (i) credited to a Securities Account of the Collateral Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation, or of an agent or custodian on its behalf), or (ii) credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Clearing Corporation Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

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(e)          in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations; provided, that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to NYUCC Control over such Security under the NYUCC;

(f)          in the case of each U.S. Government Security, that such U.S. Government Security is either (i) credited to a securities account of the Collateral Agent at a Federal Reserve Bank, or (ii) credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(g)          in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is either (i) in the possession of the Collateral Agent in the United States or (ii) in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as agent or bailee on behalf of the Collateral Agent, and in each case any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;

(h)          subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the relevant Obligor as debtor and the Collateral Agent as secured party and filed (x) in the jurisdiction of organization of such Obligor, in the case of an Obligor that is a “registered organization” (as defined in the NYUCC) or (y) in such other filing office as may be required for perfection by filing under the Uniform Commercial Code as in effect in any applicable jurisdiction, in the case of any other Obligor; provided that in the case of a participation in a debt obligation where such debt obligation is evidenced by an Instrument, any of the following: (i) the criteria in clause (b) above have been satisfied with respect to such Instrument, (ii) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as agent or bailee on behalf of the Collateral Agent) or (iii) such Instrument is in the possession of the applicable participating institution outside of the United States and the relevant Obligor has taken or caused such participating institution (and, if applicable, the obligor that issued such Instrument) ~~has taken~~to take such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights substantially equivalent to NYUCC Control over such Instrument under the NYUCC;

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(i)          subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor not organized in the United States, that such Obligor shall have taken such action as shall be necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority (subject to Liens permitted pursuant to the Debt Documents) security interest in such General Intangible under the NYUCC;

(j)          in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Agent has NYUCC Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(k)          in the case of any money (regardless of currency), that such money has been credited to a Deposit Account or Securities Account over which the Collateral Agent has NYUCC Control as described in clause (j) above;

(l)          in the case of any Certificated Security, Uncertificated Security or Instrument or Special Equity Interest either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security, Instrument or Special Equity Interest;

(m)          in the case of each Portfolio Investment of any Obligor consisting of a Bank Loan, in addition to all other actions required to be taken hereunder, that all actions shall have been taken as required by Section 5.08(c)(iv), (v) and (vi), as applicable, of the Revolving Credit Facility;

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(n)          subject to clause (l) above, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Collateral Agent upon the discharge of such Lien and has acknowledged that it holds such certificates for the Collateral Agent subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower the Collateral Agent shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books of the issuer thereof and acknowledged that it holds such Uncertificated Security for the Collateral Agent subject to such Lien; and

(o)          in the case of each Portfolio Investment of any Obligor or other Collateral not of a type covered by the foregoing clauses (a) through (n), that such Portfolio Investment or other Collateral (to the extent required to be “Delivered” pursuant to Section 7.01(a)) has been transferred to the Collateral Agent in accordance with applicable law and regulation.

Notwithstanding the foregoing, any Instrument or Promissory Note in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing may satisfy the requirements of the definition “Deliver”, “Delivered” and “Delivery” if it otherwise satisfies all the requirements hereof notwithstanding the fact that it is not in the physical possession of the Collateral Agent or the Custodian (x) if such Portfolio Investment is owned by such Obligor on the date of this Agreement, if such Instrument or Promissory Note is in the possession of the Collateral Agent or the Custodian as required above within 30 Business Days from the date hereof, and (y) (1) if such Portfolio Investment is acquired by the Obligor after the date hereof, if such Instrument or Promissory Note is in the possession of the Collateral Agent or the Custodian as required above within 10 Business Days of the acquisition of the Portfolio Investment relating to such Instrument or Promissory Note, or 10 Business Days of the issuance of such Instrument or Promissory Note, and (2) as a result of the syndication, sale, transfer, assignment or exchange of a portion of a Portfolio Investment relating to such Instrument or Promissory Note, if the Borrower, within 20 Business Days, receives new or additional Instruments or Promissory Notes in connection with such syndication, sale, transfer, assignment or exchange and such new or additional Instruments or Promissory Notes are in the possession of the Collateral Agent or the Custodian as required above.

“Depositary” means The Depositary Trust Company, its nominees and their respective successors.

“Designated Indebtedness” means any Indebtedness that has been designated by the Borrower at the time of the incurrence thereof as “Designated Indebtedness” for purposes of this Agreement in accordance with the requirements of Section 6.01.

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“Designated Indebtedness Documents” means, in respect of any Designated Indebtedness, all documents or instruments pursuant to which such Designated Indebtedness shall be incurred or otherwise governing the terms or conditions thereof.

“Designated Indebtedness Holders” means, in respect of any Designated Indebtedness, the Persons from time to time holding such Designated Indebtedness.

“Designated Indebtedness Obligations” means, collectively, in respect of any Designated Indebtedness, all obligations of the Borrower to any Designated Indebtedness Holder or Financing Agent under the Designated Indebtedness Documents relating to such Designated Indebtedness, including in each case in respect of the principal of and interest on loans made, letters of credit issued and any the notes or other instruments issued thereunder, all reimbursement obligations, fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Designated Indebtedness Holder or any Financing Agent or any of them under or in respect of such Designated Indebtedness Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that Designated Indebtedness Obligations shall not include any Excluded Swap Obligation.

“Effective Date” means April 3, 2014.

“Eligible Liens” means those Liens on the Collateral included in the Borrowing Base permitted by each Debt Document (for the avoidance of doubt in the event of any conflict or difference among the Debt Documents, the most restrictive provisions that are in effect (after taking into account any modification, supplement, amendment or waiver to such provisions) shall apply against the Obligors hereunder).

“Enforcement Action” means an action under applicable law to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Security Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the NYUCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third parties to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, promoting, and selling Collateral, (c) to receive a transfer of Collateral in satisfaction of the Secured Obligations, (d) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); provided that “Enforcement Action” will not be deemed to include (x) actions in preparation for any of the foregoing and (y) actions to preserve rights of the Grantors, Collateral Agent and/or the Secured Parties in and to the Collateral.

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“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“Excluded Assets” means, individually and collectively, (i) any Excluded Equity Interest, (ii) any ~~payroll accounts so long as such payroll account is coded as such,~~ withholding tax accounts, pension fund accounts, 401(k) accounts, and other deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage, health and benefit payments, (iii) any fiduciary accounts or any account for which any Obligor is the servicer for another Person, including any accounts in the name of any Obligor in its capacity as servicer for a Financing Subsidiary or any “Agency Account” pursuant to the Revolving Credit Facility, (iv) ~~any~~for the avoidance of doubt, any “escrow” or analogous account in which an Obligor has an interest, (v) to the extent constituting a Permitted Lien, any account which exclusively holds cash collateral posted as margin to secure any Hedging Agreement, (vi) any intent-to-use application for United States trademark registration~~, (v) any Margin Stock acquired in connection with the Tender Offer~~ and (~~vi~~vii) any Equity Interest in a Portfolio Investment that is issued as an “equity kicker” to holders of subordinated debt and such Equity Interest is pledged to secure senior debt of such Portfolio Investment to the extent prohibited thereby.

“Excluded Equity Interest” means any (i) Equity Interest of a CFC or a Transparent Subsidiary, other than (x) non-voting Equity Interests in a CFC or Transparent Subsidiary, as applicable, that are directly held by an Obligor, and (y) 65% of the voting Equity Interests in a CFC or Transparent Subsidiary, as applicable, that are directly held by an Obligor, and (ii) Equity Interest issued by any Financing Subsidiary; provided, that if any such CFC, Transparent Subsidiary or Financing Subsidiary shall at any time cease to be a CFC, Transparent Subsidiary or Financing Subsidiary, as applicable, pursuant to the Revolving Credit Facility or otherwise, the Equity Interests issued by such Person shall no longer constitute Excluded Equity Interests and shall become part of the Collateral hereunder.

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“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Guarantor becomes effective with respect to such specific Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

“Event of Default” means any Event of Default under and as defined in the Revolving Credit Facility, and any event or condition that enables or permits (after giving effect to any applicable grace or cure periods) the holder or holders of any Designated Indebtedness Obligations or Hedging Agreement Obligations or any trustee or agent on its or their behalf to cause any Designated Indebtedness Obligations or Hedging Agreement Obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Agent” means, in respect of any Designated Indebtedness, any trustee, representative or agent for the holders of such Designated Indebtedness.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B, between the Collateral Agent and an entity that, pursuant to Section 7.05, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Agent shall reasonably request, consistent with the requirements of Section 7.05, or to which the Collateral Agent shall otherwise consent).

“Guaranteed Obligations” means, collectively, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Agreement Obligations” means, collectively, all obligations of any Obligor to any Revolving Lender under any Hedging Agreement that is an interest rate or foreign currency exchange protection agreement or other interest rate or foreign currency exchange hedging agreement and has been designated by the Borrower by notice to the Collateral Agent as being secured by this Agreement, including in each case all margin payments, termination payments, fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Revolving Lender (or any Affiliate thereof) under such Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding; provided, that Hedging Agreement Obligations shall not include any Excluded Swap Obligation.

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For purposes hereof, it is understood that any such obligations of any Obligor to a Person arising under a Hedging Agreement entered into at the time such Person (or an Affiliate thereof) is a “Revolving Lender” party to the Revolving Credit Facility shall nevertheless continue to constitute Hedging Agreement Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans and other interests in the Revolving Credit Facility and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a “Revolving Lender” party to the Revolving Credit Facility, provided that neither such Person nor any such Affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Hedging Agreement Obligations hereunder) unless, at or prior to the time it ceased to be a Revolving Lender hereunder, it shall have notified the Collateral Agent in writing of the existence of such agreement. Subject to and without limiting the preceding sentence, any Affiliate of a Revolving Lender that is a party to a Hedging Agreement shall be included in the term “Revolving Lender” for purposes of this Agreement solely for purposes of the rights and obligations arising hereunder in respect of such Hedging Agreement and the Hedging Agreement Obligations thereunder.

The designation of any Hedging Agreement as being secured by this Agreement in accordance with the first paragraph under this definition of “Hedging Agreement Obligations” shall not create in favor of any Revolving Lender or any Affiliate thereof that is a party thereto (i) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or (ii) any rights to consent to any amendment, waiver or other matter under this Agreement or any other Loan Document. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, as applicable, no provider or holder of any Hedging Agreement Obligations (other than in its capacity as Revolving Administrative Agent, Collateral Agent or Revolving Lender to the extent applicable) has any individual right to enforce this Agreement or bring any remedies with respect to any Lien on Collateral granted pursuant to the Loan Documents. By accepting the benefits of this Agreement, such party shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by this Agreement as a Secured Party, subject to the limitations set forth in the preceding sentence.

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“Indebtedness” of any Person means, without duplication, (a) (i) all obligations of such Person for borrowed money or (ii) with respect to deposits, loans or advances of any kind that are required to be accounted for under GAAP as a liability on the financial statements of an Obligor (other than deposits received in connection with a Portfolio Investment in the ordinary course of the Obligor’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances or, solely for the purposes specified in the definition of “Indebtedness” in the Revolving Credit Facility or the Designated Indebtedness Document (whichever contains the most restrictive provision then in effect), and (j) the net amount such person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at that time. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment.

“Indorsed” means, with respect to any Certificated Security, that such Certificated Security has been assigned or transferred to the applicable transferee pursuant to an effective Indorsement.

“ING” means ING Capital LLC.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

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“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value, so long as in the case of any Portfolio Investment, the Value used in determining the Borrowing Base is not greater than the purchase or call price), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers thereof on customary and market based terms pursuant to the underlying documentation relating to such Investment shall not be deemed to be a “Lien” and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer).

“Loan Document” has the meaning given to such term in the Revolving Credit Facility.

“Loans” means the revolving loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Facility.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Notice of Designation” has the meaning specified in Section 6.01.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“NYUCC Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC.

“Obligors” has the meaning given to such term in the preamble of this Agreement.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Annex 2.11 hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, and (vi) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

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“Permitted Liens” means any Liens (other than the Liens created or provided under this Agreement or the other Security Documents) not prohibited by the provisions of the Credit Agreement and any Designated Indebtedness Document, including with respect to a Special Equity Interest any Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in the Revolving Credit Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge Supplement” means a supplement to this Agreement substantially in the form of Exhibit D.

“Pledged Debt” means all indebtedness owed to any Obligor (other than Portfolio Investments (unless issued by a Subsidiary)), the instruments (if any) evidencing such indebtedness (including, without limitation, the instruments described on Annex 2.08 hereto) and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Equity Interests” means all Equity Interests (other than Excluded Equity Interests) owned by any Obligor issued by any Subsidiary of such Obligor (including, without limitation, the Equity Interests described on Annex 2.07 hereto) and the certificates, if any, representing such Equity Interests and any interest of such Obligor in the entries on the books of the issuer of such Equity Interests or on the books of any Securities Intermediary pertaining to such Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Pledged Interests” means all Pledged Debt and Pledged Equity Interests.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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“Regulation T, U and X” means, respectively, Regulation T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Designated Indebtedness Holders” means, with respect to each issuance of Designated Indebtedness (if any, or so long as, such Designated Indebtedness is outstanding (other than unasserted contingent obligations)) by the Borrower (each such issuance, a “Series”), the meaning given to the term “Required Holders” or “Required Lenders” in the Debt Documents with respect to such Designated Indebtedness.

“Required Revolving Lenders” has the meaning given to the term “Required Lenders” in the Revolving Credit Facility (so long as the obligations under the Revolving Credit Facility are outstanding (other than unasserted contingent obligations)).

“Required Secured Parties” means Secured Parties holding more than 50% of the aggregate amount of the sum of the Credit Agreement Obligations and the Designated Indebtedness Obligations. For purposes of determining the amount of the Credit Agreement Obligations and the Designated Indebtedness Obligations, the amount of such obligations shall be the outstanding principal amount of such obligations plus, if no event of default has occurred under any of the Debt Documents (or if an event of default has occurred under any of the Debt Documents but such event of default has been waived by the permitted parties under the applicable Debt Documents), the amount of the unfunded commitments on account of such obligations.

“Revolving Administrative Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Revolving Credit Facility” means (i) the Senior Secured Revolving Credit Agreement, dated as of April 3, 2014, among the Borrower, the lenders party thereto and ING Capital LLC, as administrative agent (the “Existing Revolving Credit Agreement”) and (ii) any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement of the Existing Revolving Credit Agreement (or to any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement).

“Revolving Lender” means any “Lender” (as defined in the Revolving Credit Facility) that is from time to time party to the Revolving Credit Facility.

“Revolving Loans” means the revolving loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Facility.

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“SBIC Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an “SBIC Subsidiary” under the applicable Debt Documents and pursuant to the procedures specified in such Debt Documents (with notice to the Collateral Agent).

“Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations pursuant to Section 3.01 and the Designated Indebtedness Documents (if any) and (c) in the case of all Obligors, all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder or under any other Security Document; provided that Secured Obligations shall not include any Excluded Swap Obligation.

“Secured Party” means, collectively, the Revolving Lenders (including those holding Hedging Agreement Obligations), the Revolving Administrative Agent, each Designated Indebtedness Holder, each Financing Agent and each Person that is not a Revolving Lender and is owed a Hedging Agreement Obligation of the type described in, and subject to the conditions set forth in, the second paragraph of the definition of “Hedging Agreement Obligations” and the Collateral Agent.

“Security Documents” means, collectively, this Agreement, the Custodian Agreement and all other assignments, pledge agreements, security agreements, control agreements, custodial agreements and other instruments executed and delivered at any time by any of the Obligors pursuant hereto or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Series” has the meaning set forth in the definition of Required Designated Indebtedness Holders.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure ~~Indebtedness~~indebtedness owing by such issuer to such creditors, (b) such ~~Indebtedness~~indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower designated by the Borrower as ~~an~~a “Structured Subsidiary” under the applicable Debt Documents and pursuant to the procedures specified in such Debt Documents (with notice to the Collateral Agent).

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“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantors” has the meaning given to such term in the preamble of this Agreement.

~~“Tender Offer” means the all-cash tender offer by the Borrower for its shares of common stock that is proposed to be commenced in connection with the initial listing of the Borrower’s shares of common stock on the New York Stock Exchange LLC (or other national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended), which shall be for an amount not to exceed $250,000,000.~~

“Termination Date” means (a) with respect to the Revolving Lenders, the date on which the conditions set forth in the definition of “Termination Date” in the Revolving Credit Facility are satisfied and (b) with respect to any Designated Indebtedness Holders, the date on which the principal and accrued interest on each Designated Indebtedness and all fees and other amounts payable thereunder shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent unasserted obligation).

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

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“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Transparent Subsidiary” means an entity classified as a partnership or as a disregarded entity for U.S. federal income tax purposes directly or indirectly owned by an Obligor that has no material assets other than Equity Interests (held directly or indirectly through other Transparent Subsidiaries) in one or more CFCs.

“United States” means the United States of America.

“U.S. Government Security” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

1.03       Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on ~~such amendments, supplements, or modifications~~assignment set forth herein or in the applicable Debt Document), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Section 2.       Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

2.01       Organization. Such Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.02       Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03       Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto or the other Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto or the other Security Documents, will not result in the creation or imposition of any Lien on any asset of any Obligor.

2.04       Title. Such Obligor is the sole beneficial owner of the Collateral in which a security interest is granted by such Obligor hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein or the other Security Documents, which security interest constitutes a valid first and prior perfected Lien (subject to Eligible Liens) on the Collateral included in the Borrowing Base and (subject to Permitted Liens) on all other Collateral (except that any such security interest in a Special Equity Interest may be subject to a Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in Section 1.02) and (b) other Liens not prohibited by the provisions of any Debt Document.

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2.05       Names, Etc.    As of the ~~date hereof~~Second Amendment Effective Date, the full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and place of business (or, if more than one, chief executive office) of each Obligor as of the date hereof are correctly set forth in Annex 2.05 (and of each additional Obligor as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 2.05 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Obligor pursuant to Section 7.05).

2.06       Changes in Circumstances.    No Obligor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as defined in Section 9-307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Obligor, in each case except as notified in writing to the Collateral Agent prior to the date hereof (or, in the case of any Subsidiary Guarantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.07       Pledged Equity Interests.    (i) Annex 2.07 sets forth a complete and correct list of all Pledged Equity Interests owned by any Obligor ~~on the date hereof~~ as of the Second Amendment Effective Date (or owned by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) and on the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on Annex 2.07; (ii) on the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder the Obligors listed on Annex 2.07 are the record and beneficial owners of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and (iii) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority (subject to Eligible Liens on the Collateral included in the Borrowing Base and subject to Permitted Liens on all other Collateral) status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

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2.08       Promissory Notes.    Annex 2.08 sets forth a complete and correct list of all Promissory Notes (other than any previously Delivered to the Custodian or held in a Securities Account referred to in Annex 2.09) held by any Obligor on the ~~date hereof~~Second Amendment Effective Date (or held by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) that are either included in the Borrowing Base or have an aggregate unpaid principal amount in excess of $75,000.

2.09       Deposit Accounts and Securities Accounts.    Annex 2.09 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the ~~date hereof~~Second Amendment Effective Date (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), except for any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments.

2.10       Commercial Tort Claims.    Annex 2.10 sets forth a complete and correct list of all Commercial Tort Claims of the Obligors on the ~~date hereof~~Second Amendment Effective Date (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.11       Intellectual Property and Licenses.

(a)       Annex 2.11 sets forth a true and complete list on the ~~date hereof~~Second Amendment Effective Date (or on the date a Subsidiary Guarantor becomes a party hereto pursuant to a Guarantee Assumption Agreement) of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Obligor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Obligor;

(b)       on the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder each Obligor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Annex 2.11, and to each Obligor’s knowledge, owns or has as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Annex 2.11;

(c)       to each Obligor’s knowledge, on the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder all Intellectual Property owned by the Obligors is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder each Obligor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

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(d)       to each Obligor’s knowledge, on the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder all Intellectual Property set forth in Annex 2.11 is valid and enforceable; no holding, decision, or judgment has been rendered against any Obligor in any action or proceeding before any court or administrative authority challenging the validity of, any Obligor’s right to register, or any Obligor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to each Obligor’s knowledge, threatened;

(e)       on the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder all registrations and applications for Copyrights, Patents and Trademarks owned by the Obligors are standing in the name of an Obligor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by the Obligors has been licensed by any Obligor to any Affiliate or third party, except as disclosed in Annex 2.11;

(f)        as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder each Obligor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case if material to the business of such Obligor;

(g)       as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder each Obligor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned by or licensed to such Obligor and has taken all action reasonably necessary to ensure that all licensees of such Trademarks use such adequate standards of quality;

(h)       to each Obligor’s knowledge, as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder the conduct of each Obligor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party, and no claim has been made, in writing, that the use of any Intellectual Property owned or used by any Obligor (or any of its respective licensees) violates the asserted rights of any third party;

(i)        to each Obligor’s knowledge, as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Obligor, or any of its respective licensees;

(j)        as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Obligor or to which any Obligor is bound that adversely affect any Obligor’s rights to own or use any Intellectual Property; and

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(k)       as of the ~~date hereof or thereof~~Second Amendment Effective Date or the date of such joinder, no Obligor has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released, and there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

Section 3.     Guarantee.

3.01       The Guarantee.    The Subsidiary Guarantors hereby jointly and severally guarantee to the Collateral Agent for the benefit of each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.02       Obligations Unconditional.    The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the satisfaction in full of the Guaranteed Obligations), it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)       at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

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(b)       any of the acts mentioned in any of the provisions of this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)       the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)       any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (except as expressly required by this Agreement or any other Debt Document), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

3.03       Reinstatement.    The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations and such holder of a Guaranteed Obligation has returned to the Borrower or its designee any such rescinded payment, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and other charges of one firm of outside counsel (but excluding the allocated costs of internal counsel)) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04       Subrogation.    The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than unasserted, contingent obligations), and the expiration and termination of all letters of credit or commitments to extend credit under all Debt Documents, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

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3.05       Remedies.    The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Debt Document therefor including, in the case of the Revolving Credit Facility, the provisions specifying the existence of an event of default (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Revolving Credit Facility, such provisions) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

3.06       Continuing Guarantee.    The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

3.07       Instrument for the Payment of Money.    Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall (to the extent permitted under applicable law) have the right to bring motion action under New York CPLR Section 3213.

3.08       Rights of Contribution.    The Obligors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

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For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder) of the Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

3.09       General Limitation on Guarantee Obligations.    In any action or proceeding involving any state corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.10       Indemnity by Borrower.    In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the fair market value of the assets so sold.

3.11       Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under the guarantee contained in this Section 3 in respect of Swap Obligations (provided, however that each Qualified ECP Guarantor shall only be liable under this Section 3.11 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 3.11, or otherwise under the guarantee contained in this Section 3, as it relates to such other Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of all the Secured Obligations (other than in respect of indemnities and contingent Obligations not then due and payable). Each Qualified ECP Guarantor intends that this Section 3.11 constitute, and this Section 3.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Section 4.     Collateral.    As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under all of the following property and assets, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4, other than the property excluded pursuant to the proviso to this Section 4, being collectively referred to herein as “Collateral”):

(a)       all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles (including all Intellectual Property), all Instruments (including all Promissory Notes), all Portfolio Investments, all Pledged Debt, all Pledged Equity Interests, all Investment Property not covered by the foregoing (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), all letters of credit and Letter-of-Credit Rights, all Money and all Goods (including Inventory and Equipment), and all Commercial Tort Claims;

(b)       to the extent related to any Collateral, all Supporting Obligations;

(c)       to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor); and

(d)       all Proceeds of any of the foregoing Collateral.

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PROVIDED, HOWEVER, that (1) in no event shall the security interest granted under this Section 4 attach to (and there shall be excluded from the definition of “Collateral”) (A) any contract, property rights, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein ~~or~~, (ii) a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such terms would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), or (iii) any assets with respect to which applicable law prohibits the creation or perfection of such security interest therein (other than to the extent that any such prohibition is rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), or (B) any Excluded Assets, and notwithstanding anything to the contrary provided in this Agreement, the term “Collateral” shall not include, and the Obligors shall not be deemed to have granted a security interest in, any Excluded Assets and (2) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4 (and exclude from the definition of “Collateral”), any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent).

Section 5.     Certain Agreements Among Secured Parties.

5.01       Priorities; Additional Collateral.

(a)       Pari Passu Status of Obligations. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that their respective interests in the Security Documents and the Collateral shall rank pari passu and that the Secured Obligations shall be equally and ratably secured by the Security Documents subject to the terms hereof and the priority of payment established in Section 8.06.

(b)       Sharing of Guaranties and Liens. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that (i) such Secured Party will not accept from any Subsidiary of the Borrower any guarantee of any of the Guaranteed Obligations unless such guarantor simultaneously guarantees the payment of all of the Guaranteed Obligations owed to all Secured Parties and (ii) such Secured Party will not hold, take, accept or obtain any Lien upon any assets of any Obligor or any Subsidiary of the Borrower to secure the payment and performance of the Secured Obligations except and to the extent that such Lien is in favor of the Collateral Agent pursuant to this Agreement or another Security Document to which the Collateral Agent is a party for the benefit of all of the Secured Parties as provided herein.

Anything in this Section, or any other provision of this Agreement, to the contrary notwithstanding, this Agreement shall be inapplicable to any debtor-in-possession financing that may be provided by any Secured Party to the Borrower or any of its Subsidiaries in any Federal or state bankruptcy or insolvency proceeding, and no consent or approval of any other Secured Party shall be required as a condition to the provision by any Secured Party of any such financing, and no other Secured Party shall be entitled to share in any Lien upon any Collateral granted to any Secured Party to secure repayment of such debtor-in-possession financing; provided, that no Secured Party shall be barred from objecting to any such financing on the basis of adequate protection or any other grounds.

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5.02       Turnover of Collateral.    If a Secured Party acquires custody, control or possession of any Collateral or the Proceeds therefrom, other than pursuant to the terms of this Agreement or on account of any payment that is not expressly prohibited hereby, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral or Proceeds to be Delivered in accordance with the provisions of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and Proceeds in trust for the benefit of the Collateral Agent.

5.03       Cooperation of Secured Parties.    Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Liens upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

5.04       Limitation upon Certain Independent Actions by Secured Parties.    No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity, for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Required Secured Parties have delivered written instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within 30 days thereafter. In such case but not otherwise, the Required Secured Parties may appoint one Person to act on behalf of the Secured Parties solely to take any of the Specified Actions (the “Appointed Party”), and, upon the acceptance of its appointment as Appointed Party, the Appointed Party shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents (in accordance with the directions of the Required Secured Parties). The Obligors acknowledge and agree that should the Appointed Party act in accordance with this provision, such Appointed Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant hereto or pursuant to any Security Documents.

5.05       No Challenges.    In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability, or priority of the Collateral Agent’s Liens hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating any such Lien or support any Person who takes any such action. Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against any Obligor (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.

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5.06       Rights of Secured Parties as to Secured Obligations.    Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in any instrument evidencing or agreement governing such Secured Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay their respective Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party given in accordance with the Debt Documents to which such Secured Party is a party or its Secured Obligations are bound; provided that, notwithstanding the foregoing, each Secured Party agrees that it will not attempt to exercise remedies with respect to any Collateral except as provided in this Agreement.

Section 6.     Designation of Designated Indebtedness; Recordkeeping, Etc.

6.01       Designation of Other Indebtedness.    The Borrower may at any time designate as “Designated Indebtedness” hereunder any Indebtedness intended by the Borrower to be secured that satisfies at the time of incurrence the terms and conditions of the definition of “Secured Longer-Term Indebtedness” in the Revolving Credit Facility and the other provisions of the Revolving Credit Facility (as long as the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), such designation to be effected by delivery to the Collateral Agent of a notice substantially in the form of Exhibit A or in such other form approved by the Collateral Agent (a “Notice of Designation”), which notice shall identify such Indebtedness, provide that such Indebtedness be designated as “Designated Indebtedness” hereunder and be accompanied by a certificate of a Financial Officer delivered to the Revolving Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and the Collateral Agent:

(a)       certifying that such Indebtedness satisfies the conditions of this Section, and that after giving effect to such designation and the incurrence of such Designated Indebtedness, no Default or Event of Default shall have occurred and be continuing;

(b)       attaching (and certifying as true and complete) copies of the material Designated Indebtedness Documents for such Designated Indebtedness (including all schedules and exhibits, and all amendments or supplements, thereto); and

(c)       identifying the Financing Agent, if any, for such Designated Indebtedness (or, if there is no Financing Agent for such Designated Indebtedness, identifying each holder of such Designated Indebtedness).

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No such designation shall be effective unless and until the Borrower and such Financing Agent (or, if there is no Financing Agent, each holder of such Designated Indebtedness) shall have executed and delivered to the Collateral Agent (x) a joinder substantially in the form attached hereto as Exhibit E or (y) an agreement in form and substance reasonably satisfactory to the Collateral Agent, appropriately completed and duly executed and delivered by each party thereto, pursuant to which such Financing Agent (or, if there is no Financing Agent, such holder) shall have become a party hereto and assumed the obligations of a Financing Agent (or holder) hereunder, as applicable.

6.02       Recordkeeping. The Collateral Agent will maintain books and records necessary to enable it to determine at any time all transactions under this Agreement which have occurred on or prior to such time. Each Obligor agrees that such books and records maintained in good faith by the Collateral Agent shall be conclusive as to the matters contained therein absent manifest error. Each Obligor shall have the right to inspect such books and records at any time upon reasonable prior notice.

6.03       Further Assurances. The Collateral Agent, each Financing Agent and each holder of Designated Indebtedness party hereto agrees (at the expense of the Borrower) promptly (i) to take such actions and cause or permit the Custodian to take such actions, (ii) to execute and deliver such agreements, instruments and documents and (iii) to negotiate in good faith any amendments or waivers of Debt Documents, in each case as shall be necessary or reasonably requested by the Borrower to permit the Borrower to effectuate the incurrence and designation hereunder of Secured Longer-Term Indebtedness as “Designated Indebtedness”.

Section 7.         Covenants of the Obligors. In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

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7.01       Delivery and Other Perfection.

(a)       With respect to any Portfolio Investment or other Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Portfolio Investment or Collateral to have been “Delivered”, such Obligor shall take such actions as shall be necessary to effect Delivery thereof within ten (10) days after the acquisition thereof by an Obligor with respect to any such Portfolio Investment or Collateral acquired after the Effective Date. Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then: (a) in the case of any Investment in Indebtedness which requires delivery of a promissory note as described in Schedule 1.01(d)(21) of the Credit Agreement, if such destroyed or lost document is an original promissory note registered in name of an Obligor, such original promissory note shall constitute an “Undelivered Note” and the Borrower shall have up to 20 Business Days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) from the date when the Borrower has knowledge of such loss or destruction to deliver to the Custodian a replacement promissory note; and (b) in the case of any other Indebtedness, if such destroyed instrument or document is an original or copy of a transfer document or instrument, the Borrower shall have up to 20 Business Days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) from the date when the Borrower has knowledge of such loss or destruction to deliver to the Custodian a replacement instrument or document. As to all other Collateral, such Obligor shall cause the same to be Delivered within ~~three~~5 Business Days of the acquisition thereof, provided that Delivery shall not be required with respect to (1) accounts of the type described in clauses (A) – (~~E~~F) of Section 7.06 to the extent set forth therein, and (2) immaterial assets so long as (x) such assets are not included in the Borrowing Base, (y) the Collateral Agent has a perfected first priority lien (subject to Eligible Liens) on such assets and no other Person exercises NYUCC Control over such assets and such assets have not been otherwise “Delivered” to any other Person, and (z) the aggregate value of such assets described in this Section 7.01(a)(2) does not at any time exceed $75,000; and provided further that the proviso to clause (h) of the definition of “Delivery” does not apply to any participation in a loan held by an Obligor pursuant only to a customary participation agreement (it being understood that under no circumstances will participations in a loan be included as an Eligible Portfolio Investment, as defined in the Revolving Credit Facility, whether or not such clause (h) has been complied with). In addition, and without limiting the generality of the foregoing (but subject to the limitations therein), each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(i)          keep full and accurate books and records relating to the Collateral in all material respects; and

(ii)         permit representatives of the Collateral Agent, upon reasonable prior notice, all at such reasonable times during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require; provided that each such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Obligor’s place of business and the Collateral Agent shall not conduct more than ~~two (2)~~one such ~~inspections~~inspection and ~~visits~~visit in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent inspections during such calendar year; provided that, between the inspections under Section 5.06(a) of the Revolving Credit Facility and the inspections under this Section 7.01(a)(ii), there shall be not more than ~~two inspections~~one inspection and ~~visits~~visit to the offices of FB Income Advisor, LLC in any calendar year, and ~~two inspections~~one inspection and ~~visits~~visit to the office of the Custodian in any calendar year, in each case unless an Event of Default has occurred and is continuing at the time of any subsequent inspections during such calendar year.

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(b)       Unless released from the Collateral pursuant to Section 10.03(e) or (f), once any Portfolio Investment has been Delivered, the Obligors shall not take or permit any action that would result in such Portfolio Investment no longer being Delivered hereunder and shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to continue the Delivered status of any Collateral. Without limiting the generality of the foregoing, the Obligors shall not terminate any arrangement with the Custodian unless and until a successor Custodian reasonably satisfactory to the Collateral Agent has been appointed and has executed all documentation necessary to continue the Delivered status of the Collateral, which documentation shall be in form and substance reasonably satisfactory to the Collateral Agent.

7.02       Name; Jurisdiction of Organization, Etc. Each Obligor agrees that (a) without providing at least thirty (30) days prior written notice to the Collateral Agent (or such shorter period as may be approved by the Collateral Agent in its sole discretion), such Obligor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Obligor does not have an organizational identification number and later obtains one, such Obligor will forthwith notify the Collateral Agent of such organizational identification number, and (c) such Obligor will not change its type of organization, jurisdiction of organization or other legal structure unless such change is specifically permitted hereby or by the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) and such Obligor provides the Collateral Agent with at least thirty (30) days prior written notice of such permitted change (or such shorter period approved by the Collateral Agent).

7.03       Other Liens, Financing Statements or Control. Except as otherwise permitted under the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), and the applicable provisions of each other Debt Document, the Obligors shall not (a) create or suffer to exist any Lien upon or with respect to any Collateral, (b) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Parties, or (c) cause or permit any Person other than the Collateral Agent to have NYUCC Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

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7.04       Transfer of Collateral. Except as otherwise permitted under the Revolving Credit Facility and the other Debt Documents, the Obligors shall not sell, transfer, assign or otherwise dispose of any Collateral.

7.05       Additional Subsidiary Guarantors. As contemplated by the Revolving Credit Facility, new Subsidiaries of the Borrower formed or acquired by the Borrower after the date hereof (other than a Financing Subsidiary, a CFC or a Transparent Subsidiary), existing Subsidiaries of the Borrower that after the date hereof cease to constitute Financing Subsidiaries, CFCs or Transparent Subsidiaries under the Revolving Credit Facility, and any other Person that otherwise becomes a Subsidiary (other than a Financing Subsidiary, a CFC or a Transparent Subsidiary) within the meaning of the definition thereof, are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit B hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” for all purposes of this Agreement, and Annexes 2.05, 2.07, 2.08, 2.09, 2.10 and 2.11 hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement and shall be permitted to update the Annexes with respect to such Subsidiary.

7.06       Control Agreements. No Obligor shall open or maintain any account with any bank, securities intermediary or commodities intermediary (other than (A) any such accounts that are maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment~~,~~ and (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000, provided that in the case of each of the foregoing clauses (A) through (E), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code) and such account shall not have been otherwise “Delivered” to any other Person) unless such Obligor has notified the Collateral Agent of such account and the Collateral Agent has NYUCC Control over such account pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent.

7.07       Revolving Credit Facility. Each Subsidiary Guarantor agrees to perform, comply with and be bound by the covenants of each of the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) (which provisions are incorporated herein by reference), applicable to such Subsidiary Guarantor as if each Subsidiary Guarantor were a signatory to the Revolving Credit Facility.

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7.08       Pledged Equity Interests.

(a)       In the event any Obligor acquires rights in any Pledged Equity Interest after the ~~date hereof~~Amendment No. 2 Effective Date or any Excluded Equity Interest held by any Obligor becomes a Pledged Equity Interest after the ~~date hereof~~Amendment No. 2 Effective Date because it ceases to constitute an Excluded Equity Interest, such Obligor shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, reflecting such new Pledged Equity Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interests immediately upon any Obligor’s acquisition of rights therein and shall not be affected by the failure of any Obligor to deliver a supplement to Annex 2.07 as required hereby; and

(b)       Without the prior written consent of the Collateral Agent, no Obligor shall vote to enable or take any other action to: (a) amend or (other than in connection with a liquidation permitted under Section 6.03 of the Revolving Credit Facility and under each other Debt Document) terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Obligor with respect to any Pledged Equity Interest in a manner inconsistent with the terms of this Agreement or any Debt Document or that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Equity Interest, (b) other than as permitted under the Revolving Credit Facility and each other Debt Document, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, or (c) cause any issuer of any Pledged Equity Interests which are interests in a partnership or limited liability company and which are not securities (for purposes of the NYUCC) on the date hereof to elect or otherwise take any action to cause such Pledged Equity Interests to be treated as securities for purposes of the NYUCC; except if such Obligor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable in the Collateral Agent’s reasonable discretion to establish the Collateral Agent’s NYUCC Control thereof; and

(c)       Each Obligor consents to the grant by each other Obligor of a security interest in all Pledged Equity Interests to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following the occurrence and during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

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7.09       Voting Rights, Dividends, Etc. in Respect of Pledged Interests.

(a)         So long as no Event of Default shall have occurred and be continuing:

(i)          each Obligor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement or any Debt Document; provided, however, that none of the Obligors will exercise or refrain from exercising any such right, as the case may be, if such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral in a manner inconsistent with the terms of this Agreement or any Debt Document or the creation, perfection and priority of the Collateral Agent’s Lien or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Interest;

(ii)         each of the Obligors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent not prohibited by the Debt Documents; provided, however, that (except with respect to any Pledged Debt that is also a Portfolio Investment) any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Debt Documents, shall ~~be, and shall forthwith be delivered to the Collateral Agent to hold as, Pledged Interests and shall, if received by any of the Obligors, be received in trust for the benefit~~ constitute Collateral and remain subject to the Lien of the Collateral Agent, ~~shall be segregated from the other property or funds of the Obligors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations,~~ provided that the Obligors shall be permitted to take any action with respect to the cash described in (B) and (C) not prohibited by the other Debt Documents; and

(iii)        the Collateral Agent will execute and deliver (or cause to be executed and delivered) to any Obligor all such proxies and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7.09(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7.09(a)(ii) hereof.

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(b)         Upon the occurrence and during the continuance of an Event of Default:

(i)          all rights of each Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7.09(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7.09(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii)         the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt or other Portfolio Investments to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Obligor in respect of the Pledged Debt or other Portfolio Investments, and each of the Obligors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii)        without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests or any Portfolio Investments as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests or any Portfolio Investments upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer thereof, or upon the exercise by any such issuer of any right, privilege or option pertaining to any Pledged Interests or any Portfolio Investments, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests or any Portfolio Investments with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv)        all dividends, distributions, interest and other payments that are received by any of the Obligors contrary to the provisions of Section 7.09(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Obligors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

7.10       Commercial Tort Claims. Each Obligor agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, identifying such new Commercial Tort Claims.

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7.11       Intellectual Property. Each Obligor hereby covenants and agrees as follows:

(a)         it shall not do any act or omit to do any act whereby any of the Intellectual Property which such Obligor determines in its reasonable business judgment is material to the business of such Obligor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b)         it shall not, with respect to any Trademarks which such Obligor determines in its reasonable business judgment are material to the business of such Obligor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any such Trademark at a level which such Obligor determines in its reasonable business judgment to be appropriate to maintain the value of such Trademarks, and each Obligor shall take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality;

(c)         it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that in its reasonable business judgment is material to the business of any Obligor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court, other than in the ordinary course of prosecuting and/or maintaining the applications or registrations of such Intellectual Property;

(d)         it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Obligor that such Obligor determines in its reasonable business judgment is material to its business which is now or shall become included in the Intellectual Property Collateral;

(e)         in the event that it has knowledge that any Intellectual Property owned by or exclusively licensed to any Obligor is infringed, misappropriated, or diluted by a third party, such Obligor shall, except as it determines otherwise in its reasonable business judgment, promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

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(f)          it shall promptly (but in no event more than thirty (30) days after any Obligor obtains knowledge thereof) report to the Collateral Agent (i) the filing by or on behalf of such Obligor of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing and (ii) the registration of any Intellectual Property owned by such Obligor by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto;

(g)         it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property Collateral, whether now owned or hereafter acquired by or on behalf of such Obligor, including, without limitation, intellectual property security agreements in the form of Exhibit C hereto;

(h)         it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Obligor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(i)          it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; and

(j)          it shall continue to collect, at its own expense, all amounts due or to become due to such Obligor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Obligor may take (and, while an Event of Default exists at the Collateral Agent’s reasonable direction, shall take) such action as such Obligor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, while an Event of Default exists the Collateral Agent shall have the right at any time, to notify, or require any Obligor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

Section 8.         Acceleration Notice; Remedies; Distribution of Collateral.

8.01       Notice of Acceleration. Upon receipt by the Collateral Agent of a written notice from any Secured Party which (i) expressly refers to this Agreement, (ii) describes an event or condition which has occurred and is continuing and (iii) expressly states that such event or condition constitutes an Acceleration as defined herein, the Collateral Agent shall promptly notify each other party hereto of the receipt and contents thereof (any such notice is referred to herein as a “Acceleration Notice”).

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8.02       Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

8.03       Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a)         each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent’s request;

(b)         the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)         the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d)         the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e)         the Collateral Agent may, upon reasonable prior notice (provided that at least ten Business Days’ prior written notice shall be deemed to be reasonable) to the Obligors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems appropriate, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

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The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 8.06.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Agent in a commercially reasonable manner, the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Obligors, or the issuer thereof, to register it for public sale.

8.04       Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.03 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

8.05       Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.03 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

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8.06       Application of Proceeds. Except as otherwise herein expressly provided in this Section 8.06, after the occurrence and during the continuance of an Event of Default pursuant to exercise of any remedies under Section 8 of this Agreement, the proceeds of any collection, sale or other realization by the Collateral Agent of all or any part of the Collateral of any Obligor (including any other cash of any Obligor at the time held by the Collateral Agent under this Agreement in respect of Collateral or in respect of the guaranty obligations of the Subsidiary Guarantors under this Agreement) shall be applied by the Collateral Agent as follows:

First, to the payment of reasonable and documented costs and expenses of such collection, sale or other realization, including reasonable and documented out-of-pocket costs and expenses of the Collateral Agent and the reasonable and documented fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment of any fees and other amounts then owing by such Obligor to the Collateral Agent in its capacity as such;

Third, to the payment of the Secured Obligations (including the provision of cash collateral for any outstanding letters of credit) of such Obligor then due and payable, in each case to each Secured Party ratably in accordance with the amount of Secured Obligations then due and payable to such Secured Party (it being understood that, for the purposes hereof, the outstanding principal amount of the Loans under the Revolving Credit Facility shall be deemed then due and payable whether or not any Acceleration of such loans has occurred); and

Fourth, after application as provided in clauses “First, “Second” and “Third” above, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

For the avoidance of doubt, payments made pursuant to Sections 2.09(b), (c), (d) and (e) of the Revolving Credit Facility (or any analogous provisions in any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement thereof) shall not be subject to this Section 8.06 or to Section 5.02 unless the Collateral Agent, after the occurrence and continuation of an Event of Default, has directed the actions giving rise to such payments. In making the allocations required by this Section, the Collateral Agent may rely upon its records and information supplied to it pursuant to Section 9.02, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct. The Collateral Agent may, in its sole discretion, at the time of any application under this Section, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive NYUCC Control of the Collateral Agent, to the extent that it in good faith believes that the information provided to it pursuant to Section 9.02 is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party. All distributions made by the Collateral Agent pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

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8.07       Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 8 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

8.08       Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Obligor hereby grants to the Collateral Agent, if and only to the extent of such Obligor’s rights to grant the same, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral (other than any Excluded Assets) now owned or hereafter acquired by such Obligor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

8.09       Authority. Notwithstanding anything to the contrary contained herein, in no event shall the Collateral Agent take, or be permitted to take, any Enforcement Action with respect to the Collateral without at least three Business Days prior notice to the Secured Parties, and will refrain from taking such Enforcement Action if so directed by the Required Secured Parties during such three Business Day period, provided that the Collateral Agent may take such Enforcement Action during such three Business Day period if so directed by the Required Secured Parties.

8.10       Exercise of Control. With respect to any Deposit Account or Securities Account over which the Collateral Agent has Control, the Collateral Agent shall not deliver any direction for the disposition of funds or other property, entitlement order or notice of exclusive control (any such action, a “Control Action”) unless an Event of Default has occurred (it being understood that, once the Collateral Agent has commenced taking any Control Action, such action or actions shall continue until the Collateral Agent is directed otherwise by the requisite number of lenders).

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Section 9.          The Collateral Agent.

9.01      Appointment; Powers and Immunities. Each Revolving Lender, the Revolving Administrative Agent, each Financing Agent and, by acceptance of the benefits of this Agreement and the other Security Documents, each Designated Indebtedness Holder hereby irrevocably appoints and authorizes ING to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 9.06 and the first sentence of Section 9.07 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents):

(a)          shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Revolving Lender or Designated Indebtedness Holder;

(b)          shall not be responsible to the Revolving Lenders, the Revolving Administrative Agent, the Financing Agents or the Designated Indebtedness Holders for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder;

(c)          shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 9.07, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

(d)          shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

9.02      Information Regarding Secured Parties. The Borrower will at such times and from time to time as shall be reasonably requested by the Collateral Agent, supply a list in form and detail reasonably satisfactory to the Collateral Agent setting forth the amount of the Secured Obligations held by each Secured Party (excluding, so long as ING is both the Collateral Agent and the Revolving Administrative Agent, the Credit Agreement Obligations) as at a date specified in such request. The Collateral Agent shall provide any such list to any Secured Party upon request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate or in dispute between such Secured Party and the Borrower.

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9.03      Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or electronic mail) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by (i) the Required Secured Parties or (ii) where expressly permitted for in Section 10.03, the Required Revolving Lenders and the Required Designated Indebtedness Holders, as applicable, and such instructions of (i) the Required Secured Parties or (ii) where expressly permitted for in Section 10.03, the Required Revolving Lenders and the Required Designated Indebtedness Holders, as applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

9.04      Rights as a Secured Party. With respect to its obligation to extend credit under the Revolving Credit Facility, ING (and any successor acting as Collateral Agent) in its capacity as a Revolving Lender under the Revolving Credit Facility, shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. ING (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and ING and its Affiliates may accept fees and other consideration from any of the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

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9.05     Indemnification. Each Revolving Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 10.04, but without limiting the obligations of the Obligors under Section 10.04) ratably in accordance with the aggregate Secured Obligations held by the Revolving Lenders and the Designated Indebtedness Holders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Debt Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Obligors are obligated to pay under Section 10.04, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Revolving Lender or Designated Indebtedness Holder shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final, nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified.

9.06      Non-Reliance on Collateral Agent and Other Secured Parties. The Revolving Administrative Agent and each Financing Agent (and each Revolving Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Borrower in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Debt Document to which it is a party. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligor or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Collateral Agent or any of its Affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

9.07      Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 9.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

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9.08      Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Obligors. Upon any such resignation, the Required Secured Parties shall have the right, with the consent of the Borrower not to be unreasonably withheld provided that no such consent shall be required if an Event of Default has occurred and is continuing to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of written notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a financial institution that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor, and such payment to be made as and when invoiced by the successor Collateral Agent.

9.09       Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Section 10.          Miscellaneous.

10.01    Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied, (to the extent provided in the Revolving Credit Facility) e-mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages to this Agreement or, in the case of any Financing Agent or Designated Indebtedness Holder that shall become a party hereto after the ~~date hereof~~Amendment No. 2 Effective Date, at such “Address for Notices” as shall be specified pursuant to or in connection with the joinder agreement executed and delivered by such Financing Agent or Designated Indebtedness Holder pursuant to Section 6.01 (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Revolving Lender or Designated Indebtedness Holder that is not a party hereto shall be given to the Revolving Administrative Agent or Financing Agent for such Designated Indebtedness Holder.

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10.02    No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

10.03    Amendments to Security Documents, Etc. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent, with the consent of the Required Revolving Lenders and the Required Designated Indebtedness Holders; provided, that, subject to the provisions related to “Defaulting Lenders” (or equivalent term) in the Revolving Credit Facility:

(a)          no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party;

(b)          without the prior written consent of (x) each of the Revolving Lenders and (y) the Required Designated Indebtedness Holders, the Collateral Agent shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof (and if any amounts have become due and payable in respect of any Hedging Agreement Obligations, and such amounts shall have remained unpaid for 30 or more days, then the prior written consent (voting as a single group) of the holders of a majority in interest of the Hedging Agreement Obligations will also be required to release all or substantially all of such collateral or guarantee obligations);

(c)          without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number of percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

(d)          without the consent of the Collateral Agent, no modification, supplement or waiver shall modify the terms of Section 9;

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(e)          the Collateral Agent is authorized to release (and shall, promptly following request by the Borrower, release) any Collateral that is either the subject of a disposition not prohibited under either the Revolving Credit Facility or the Designated Indebtedness Documents (including a disposition to a Financing Subsidiary), or to which the Required Revolving Lenders and the Required Designated Indebtedness Holders shall have consented and will, at the Obligors’ expense, execute and deliver to any Obligor such documents (including, without limitation, any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form)) as such Obligor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; notwithstanding the foregoing or anything to the contrary in any other Debt Document, Portfolio Investments constituting Collateral shall be automatically released from the lien of this Agreement and the other Security Documents, without any action of the Collateral Agent or any other Secured Party, in connection with any disposition, sale or contribution of Portfolio Investments that (i) occurs in the ordinary course of the Borrower’s business and (ii) is not prohibited under any of the Debt Documents; and

(f)           the Collateral Agent is authorized to release (and shall, promptly following request by the Borrower, release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary is (x) the subject of a disposition not prohibited under the Debt Documents, (y) ceases to be a Subsidiary as a result of a transaction not prohibited under the Debt Documents, or (z) to which each of the Required Revolving Lenders and the Required Designated Indebtedness Holders shall have consented, and, upon such release, the Collateral Agent is authorized to release (and shall, promptly following request by the Borrower, release) any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents and will, at the Obligors’ expense, execute and deliver to any Obligor such documents (including, without limitation, any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form)) as such Obligor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Obligor. In connection with any release of Collateral from the Lien of this Agreement and the other Security Documents, the Collateral Agent will promptly (i) execute and deliver assignments, bills of sale, termination statements and other releases and instruments (in recordable form if appropriate) provided for signature by the Borrower or the applicable Obligor, (ii) deliver any portion of the Collateral in its possession, and (iii) otherwise take such actions, and cause or permit the Custodian to take such actions, in each case as the Borrower may reasonably request in order to effect the release and transfer of such Collateral. Notwithstanding the foregoing to the contrary, if the Termination Date shall have occurred with respect to any Class, then the consent rights of such Class (and the related Required Revolving Lenders or Required Designated Indebtedness Holders) under this Section 10.03 shall terminate.

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10.04    Expenses; Indemnity; Damage Waiver.

(a)        Costs and Expenses. The Obligors hereby jointly and severally agree to reimburse the Collateral Agent and each of the other Secured Parties and their respective Affiliates for all reasonable ~~and~~ documented and out-of-pocket costs and expenses incurred by them (including the reasonable ~~and~~, documented and out-of-pocket fees, charges and disbursements of up to one legal counsel for the Collateral Agent as well as one legal counsel for the Secured Parties collectively, and additional counsel in each local jurisdiction and should any conflict of interest arise (and excluding the allocated costs of internal counsel)) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

(b)        Indemnification by the Obligors. The Obligors shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including reasonable ~~and~~ documented and out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses that (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee, (2) result from a claim brought against such Indemnitee for breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates).

Neither the Borrower nor any Obligor shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, or in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

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10.05    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors and the Secured Parties (provided that none of the Obligors shall assign or transfer its rights or obligations hereunder without the prior written consent of each of the Collateral Agent, the Revolving Administrative Agent or the agent, trustee or representative for the Designated Indebtedness Holder, if any (or if there is no such agent, trustee or representative, the Required Designated Indebtedness Holders)).

10.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail (including .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)        Electronic Execution of Assignments. The words “execution,” “signed,” “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07    Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

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10.08    Governing Law; Submission to Jurisdiction.

(a)        Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)        Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)        Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.09    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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10.10    Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.11    Termination. When all Secured Obligations of any Class have been paid in full (other than unasserted contingent obligations), and all Commitments of the holders thereof to extend credit that would be Secured Obligations have expired or been terminated and any letters of credit outstanding under the Revolving Credit Facility or any other Designated Indebtedness have (i) expired, (ii) terminated, (iii) been cash collateralized or (iv) otherwise backstopped in a manner reasonably acceptable to the Revolving Administrative Agent or any applicable Financing Agent, as applicable, or any issuing bank, as applicable, in each case in accordance with the terms of the applicable Debt Documents, and all outstanding letter of credit disbursements under any such Debt Documents then outstanding have been reimbursed, the Collateral Agent shall, on behalf of the holders of such Secured Obligations, deliver to the Obligors such termination statements and releases and other documents necessary and appropriate to evidence the termination of all agreements, obligations and liens related to such Secured Obligations, as the Obligors may reasonably request all at the sole cost and expense of the Obligors; provided, however, that the Collateral Agent shall not have any obligation to do so under the circumstances set forth in the parenthetical provision in Section 10.03(b) except to the extent provided therein.

10.12    Confidentiality. The Collateral Agent acknowledges and agrees that Section 9.13 of the Revolving Credit Facility will bind the Collateral Agent to the same extent as it binds the Revolving Administrative Agent.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee, Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

FS INVESTMENT CORPORATION

By:

Name: Gerald F. Stahlecker
Title: President

Address for Notices

FS Investment Corporation
~~2929 Arch Street, Suite 675~~
201 Rouse Boulevard
Philadelphia, PA ~~19104~~19112
Attention: Gerald F. Stahlecker
Telecopy Number: (215) 222-4649
Direct Telephone: (215) 495-1169
Main Telephone: (215) 495-1150
E-mail:
~~jerry.stahlecker@franklinsquare~~credit.notices@fsinvestments.com with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri, Esq.
Telecopier: (212) 698-3599
Telephone: (212) 698-3800
E-mail: jay.alicandri@dechert.com

[Signature Page to the Guarantee, Pledge and Security Agreement]

IC AMERICAN ENERGY INVESTMENTS, INC.

By:

Name: Gerald F. Stahlecker
Title: President

Address for Notices

c/o FS Investment Corporation

~~2929 Arch Street, Suite 675~~

201 Rouse Boulevard

Philadelphia, PA ~~19104~~19112

Attention: Gerald F. Stahlecker

Telecopy Number: (215) 222-4649

Direct Telephone: (215) 495-1169

Main Telephone: (215) 495-1150

E-mail: ~~jerry.stahlecker@franklinsquare~~credit.notices@fsinvestments.com with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri, Esq.
Telecopier: (212) 698-3599

Telephone: (212) 698-3800

E-mail: jay.alicandri@dechert.com

[Signature Page to the Guarantee, Pledge and Security Agreement]

FSIC INVESTMENTS, INC.

By:

Name: Gerald F. Stahlecker
Title: President

Address for Notices

c/o FS Investment Corporation
~~2929 Arch Street, Suite 675~~
201 Rouse Boulevard
Philadelphia, PA ~~19104~~19112
Attention: Gerald F. Stahlecker
Telecopy Number: (215) 222-4649
Direct Telephone: (215) 495-1169
Main Telephone: (215) 495-1150
E-mail:
~~jerry.stahlecker@franklinsquare~~credit.notices@fsinvestments.com with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri, Esq.
Telecopier: (212) 698-3599
Telephone: (212) 698-3800
E-mail: jay.alicandri@dechert.com

[Signature Page to the Guarantee, Pledge and Security Agreement]

ING CAPITAL LLC, as Revolving Administrative Agent and Collateral Agent

By

Name:
Title:

By

Name:
Title:

Address for Notices

ING Capital LLC
~~1325~~1133 Avenue of the Americas
New York, New York ~~10019~~10036 Attention: Mark LaGreca Telecopy Number: 646-424-8234
Telephone Number: 646-424-3862
E-mail: mark.lagreca@~~americas.~~ing.com
E-mail: DLNYCLoanAgencyTeam@ing.com

with a copy to (which shall not constitute notice):

ING Capital LLC
~~1325~~1133 Avenue of the Americas
New York, New York ~~10019~~10036 Attention: ~~Patrick Frisch~~Dominik Breuer
Telecopy Number: (646) 424-6919
Telephone Number: (646) 424-~~6912~~6269
E-mail: ~~Patrick.Frisch@americas.~~Dominik.Breuer@ing.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Terry E. Schimek, Esq.
Telecopy Number: (212) 757-3990
Telephone Number: (212) 373-3005
E-mail: tschimek@paulweiss.com